  As filed with the Securities and Exchange Commission on March 10, 2000
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                         BERKSHIRE HILLS BANCORP, INC.

                                BERKSHIRE BANK
                                  401(k) Plan
            (Exact name of registrant as specified in its charter)

    DELAWARE                       6036                    Being applied for
(State or Other               (Primary Standard             (IRS Employer
Jurisdiction of                  Industrial               Identification No.)
Incorporation or           Classification Code Number)
 Organization)

                                24 North Street
                        Pittsfield, Massachusetts 01201
                                (413) 443-5601
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           James A. Cunningham, Jr.
                     President and Chief Executive Officer
                                Berkshire Bank
                                24 North Street
                        Pittsfield, Massachusetts 01201
                                (413) 443-5601
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         Douglas P. Faucette, Esquire
                       Lawrence M. F. Spaccasi, Esquire
                        Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

===============================================================================================================
                                                  Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------
     Title of each Class of           Amount to       Proposed Maximum      Proposed Maximum       Amount of
   Securities to be Registered      be Registered      Offering Price      Aggregate Offering     Registration
                                                          Per Unit             Price (2)              Fee
---------------------------------------------------------------------------------------------------------------
          Common Stock                10,326,609
         $.01 par value                Shares(1)          $10.00               $103,266,090        $27,263
---------------------------------------------------------------------------------------------------------------
         Participation                   (3)             _______               $  5,929,249          (4)
           Interests
===============================================================================================================

(1) Includes shares of Common Stock to be issued to Berkshire Hills Foundation, Inc., a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Berkshire Hills Bancorp, Inc. to be purchased by Berkshire Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 INTERESTS IN

                                 BERKSHIRE BANK
                                  401(k) Plan

                                      and
                         Offering of 592,924 Shares of

                         Berkshire Hills Bancorp, Inc.
                         Common Stock ($.01 Par Value)
                            ________________________

     This prospectus supplement relates to the offer and sale to participants in the Berkshire Bank 401(k) Plan of participation interests and shares of common stock of Berkshire Hills.

     The Board of Directors of Berkshire Bank has adopted a plan to convert Berkshire Bancorp, the mutual holding company for Berkshire Bank, to a stock holding company. As part of the conversion, Berkshire Hills has been established to acquire all of the stock of Berkshire Bank and simultaneously offer Berkshire Hills common stock to the public under certain purchase priorities in the plan of conversion. After the conversion, Berkshire Bancorp will cease to exist.

     In connection with the offering of Berkshire Hills common stock, 401(k) Plan participants are now permitted to direct the trustee of the 401(k) Plan to use their current account balances to subscribe for and purchase shares of
Berkshire Hills common stock through the Berkshire Hills Stock Fund.   Based
upon the value of the 401(k) Plan assets at December 31, 1999, the trustee of the 401(k) Plan could purchase up to 592,924 shares of Berkshire Hills common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in Berkshire Hills common stock.

     The prospectus dated _______________________________, 2000, of Berkshire
Hills, which we have attached to this prospectus supplement, includes detailed information regarding the conversion, the common stock and the financial condition, results of operations and business of Berkshire Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to "Risk Factors" beginning on page __ of the prospectus.

     The date of this Prospectus Supplement is ____________________, 2000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     This prospectus supplement may be used only in connection with offers and sales by Berkshire Hills of interests or shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

     Berkshire Bank has not authorized any person to give any information or to make any representations other than those contained in the prospectus or this prospectus supplement, and, if given or made, no one may rely on such information or representations as having been authorized by Berkshire Bank or the 401(k) Plan. This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances create any implication that there has been no change in the affairs of Berkshire Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS


THE OFFERING....................................................   1
  Securities Offered............................................   1
  Election to Purchase the Common Stock in the Conversion.......   1
  Value of Participation Interests..............................   1
  Method of Directing Transfer..................................   1
  Time for Directing Transfer...................................   2
  Irrevocability of Transfer Direction..........................   2
  Direction to Purchase the Common Stock After the Conversion...   2
  Purchase Price of the Common Stock............................   2
  Nature of a Participant's Interest in the Common Stock........   2
  Voting and Tender Rights of the Common Stock..................   3

DESCRIPTION OF THE PLAN.........................................   3
  Introduction..................................................   3
  Eligibility and Participation.................................   4
  Contributions Under the Plan..................................   4
  Limitations on Contributions..................................   4
  Investment of Contributions...................................   5
  Benefits Under the Plan.......................................   7
  Withdrawals and Distributions from the Plan...................   7
  Administration of the Plan....................................   8
  Reports to Plan Participants..................................   8
  Plan Administrator............................................   8
  Amendment and Termination.....................................   8
  Merger, Consolidation or Transfer.............................   9
  Federal Income Tax Consequences...............................   9
  ERISA and Other Qualification.................................  10
  Restrictions on Resale........................................  10
  SEC Reporting and Short-Swing Profit Liability................  10

LEGAL OPINION...................................................  11

                                  THE OFFERING


Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 592,924 shares of common stock for the Berkshire Hills Stock Fund. Berkshire Hills, the proposed holding company for Berkshire Bank, is the issuer of the common stock. Only employees of Berkshire Bank may participate in the 401(k) Plan. The interests offered under this prospectus supplement are conditioned on the consummation of the conversion. Your investment in the Berkshire Hills Stock Fund in connection with the conversion is subject to priorities set forth in the plan of conversion of Berkshire Bank.

     This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the conversion and the financial condition, results of operations and business of Berkshire Bank. The address of the principal executive office of Berkshire Bank is 24 North Street, Pittsfield, MA 01201. The telephone number of Berkshire Bank is (413) 443-5601.

Election to Purchase the Common Stock in the Conversion

     In connection with the conversion, Berkshire Bank has amended the 401(k) Plan to permit you to direct the trustee to transfer all or part of the funds which represent your beneficial interest in the assets of the 401(k) Plan to the Berkshire Hills Stock Fund. The trustee of the 401(k) Plan will subscribe for common stock offered for sale in connection with the conversion in accordance with each participant's direction. In the event the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the conversion offering, the trustee will reallocate the amount not invested in common stock on a proportionate basis to the other investment options you have selected.

     All plan participants are eligible to direct a transfer of funds to the Berkshire Hills Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Berkshire Bancorp.
Participants who had a savings account of $50.00 or more on September 30, 1998, at Berkshire Bank have first priority. No 401(k) Plan participants may purchase in the subscription offering more than $250,000 of the common stock.

Value of Participation Interests

     As of December 31, 1999, the market value of the assets of the 401(k) Plan totaled $5,929,249. The plan administrator informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of December 31, 1999. The value of plan assets represents the past contributions to the 401(k) Plan by or on behalf of the participants of the 401(k) Plan, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

     If you want to use your 401(k) Plan funds to purchase common stock in the Berkshire Hills initial public offering, you must make a transfer of funds into the Berkshire Hills Stock Fund from the other investment funds in which your funds are invested. You must do this by completing the attached form and submitting it to Human Resources. The trustee will submit an order form on your behalf to purchase the maximum number of shares in the initial public offering that can be purchased with the funds you transferred to the Berkshire Hills Stock Fund. If you do not wish to make such an election at this time, you do not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Berkshire Hills Stock Fund in connection with the conversion is ten (10) days prior to ____________________, the Expiration Date of the offering. You should return the Contribution and Investment Form attached to this prospectus supplement to the Human Resources Department of Berkshire Bank by __:__ p.m. on
__________.

Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to your account in the 401(k) Plan to the Berkshire Hills Stock Fund in connection with the conversion cannot be changed. Pending completion of the initial public offering, the funds you transfer to the Berkshire Hills Stock Fund will be held in an interest-bearing account at Berkshire Bank on the same terms as other subscribers in the initial public offering, as described in the attached prospectus.

Direction to Purchase the Common Stock After the Conversion

     After the conversion, you may direct the trustee of the 401(k) Plan to transfer a certain percentage (in multiples of not less than 1%) of the net value of your interests in the trust fund to the Berkshire Hills Stock Fund or to the other investment funds available under the 401(k) Plan. Alternatively, you may direct the trustee of the 401(k) Plan to transfer a certain percentage of your interest in the Berkshire Hills Stock Fund to the trust fund and invested in accordance with the terms of the 401(k) Plan. You may direct the trustee to invest future contributions made to the 401(k) Plan on your behalf in the Berkshire Hills Stock Fund or any of the other funds available under the 401(k) Plan. Following your initial election, you may change the allocation of your interest in the Berkshire Hills Stock Fund on the first day of any calendar quarter by submitting an appropriate form to the plan administrator. You may obtain a form from the Human Resources Department of Berkshire Bank. Special restrictions may apply to transfers directed by those participants who are officers, directors and principal shareholders of Berkshire Bank who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

Purchase Price of the Common Stock

     The trustee will use the funds transferred to the Berkshire Hills Stock Fund to purchase shares of common stock in the conversion. The trustee will pay the same price for shares of common stock as all other persons who purchase shares of the common stock in the conversion.

Nature of a Participant's Interest in the Berkshire Hills Stock Fund

     With the other investment funds in the 401(k) Plan, the funds purchase their underlying investment every pay period. Each investment fund's unit value is updated every day based on the total value of its underlying investments and the number of units held in the fund. Distributions, withdrawals, loans and investment transfers occur without having to wait until the end of the calendar quarter. Loan and transfer requests are made through the Voice Response System ("VRS"). However, the Berkshire Hills Stock Fund differs from the other investment options in the 401(k) Plan in the following ways:

   . Any of your elective deferrals that you direct into the Berkshire Hills
     Stock Fund are invested in the fund every pay period (as your deferrals are withheld from each paycheck). However, your money is invested in a money market fund and earns interest until the end of the calendar quarter, at which time the cash is used to buy Berkshire Hills common stock.

   . The Berkshire Hills Stock Fund's unit values are determined only at the end of a calendar quarter, based on the market value of all Berkshire Hills common stock the fund holds. The units you hold do not represent an equivalent number of Berkshire Hills common stock, but instead reflect your portion of the fund's holdings.

   . The value of your investment in the Berkshire Hills Stock Fund that you can obtain from the VRS will be its value based on the Berkshire Hills Stock Fund unit value at the close of the prior calendar quarter plus your deferrals, which are being held in money market fund until the end of the calendar quarter.

   . If you invest in the Berkshire Hills Stock Fund, all distributions and investment transfers you make involving that fund are done only at the end of the applicable calendar quarter using the appropriate administrative form, which must reach Human Resources at least two weeks before the end of the calendar quarter. Transfers into or out of the Berkshire Hills Stock Fund cannot be initiated in the VRS.

   . Withdrawals can only be drawn from your Berkshire Hills Stock Fund at the end of a calendar quarter, unlike the other funds, which can be drawn against on any day. Therefore, withdrawals will be drawn first from the other funds, not your interest in the Berkshire Hills Stock Fund. Only if there is not enough money in your other funds to meet your withdrawal amount will the remainder be drawn from your interest in the Berkshire Hills Stock Fund at the end of the calendar quarter. In that event, the entire amount of your withdrawal will not be made until after the end of the calendar quarter.

   . When you request from the VRS the amount available for loan, the amount will not include your interest in the Berkshire Hills Stock Fund. If you wish to borrow from your interest in the Berkshire Hills Stock Fund, you must first transfer an amount out of the Berkshire Hills Stock Fund, equal to twice the amount you wish to borrow, into one of the other investment funds. Then you can follow the usual procedures to request a loan from that investment fund.

Voting and Tender Rights of the Common Stock

     The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Berkshire Hills Stock Fund. However, in the event that a significant corporate transaction is proposed to the shareholders of Berkshire Hills, such as a tender offer, the trustees of the 401(k) Plan may pass-through to you the voting or tender rights of shares in the Berkshire Hills Stock Fund that represent your interest in the fund. The number of shares of the common stock held in the Berkshire Hills Stock Fund that the trustee votes in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by participants in the affirmative and negative, respectively. For matters not involving a tender offer, the plan administrator will direct the vote of allocated shares and participants will not have an opportunity to direct the voting of shares.

                            DESCRIPTION OF THE PLAN

Introduction

     Effective February 1, 2000, Berkshire Bank adopted the Berkshire Bank 401(k) Plan in the SBERA Common and Collective Trust. Berkshire Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act, most commonly referred to as "ERISA." Berkshire Bank may amend the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Berkshire Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan subject to ERISA, federal law provides you with various rights and protections as a plan participant. Although the 401(k) Plan is subject to many of the provisions of ERISA, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

     APPLICABLE FEDERAL TAX LAW REQUIRES THE 401(K) PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN PRIOR TO YOUR TERMINATION OF EMPLOYMENT WITH BERKSHIRE BANK. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS MADE FROM THE 401(k) PLAN PRIOR TO YOUR ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH BERKSHIRE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following portions of this prospectus
     ------------------------------
supplement summarize certain provisions of the 401(k) Plan. Berkshire Bank qualifies these summaries in their entirety by the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document by sending a request to: Plan Administrator, Thomas Forese, Jr., Savings Banks Employees Retirement Association, 69 Cummings Park, Woburn, Massachusetts 01801. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the plan.

Eligibility and Participation

     Any employee of Berkshire Bank may participate in the 401(k) Plan as of the first day of the month following completion of a "year of service" and attainment of age twenty-one. For purposes of the 401(k) Plan, you generally complete a "year of service" when you complete 1,000 hours of service with Berkshire Bank within a twelve-consecutive-month period measured from your date of hire.

     As of October 31, 1999, approximately 239 out of 254 then eligible employees had elected to participate in the 401(k) Plan.

Contributions Under the Plan

     401(k) Plan Participant Contributions.  The 401(k) Plan permits each
     -------------------------------------
participant to make pre-tax salary deferrals to the 401(k) Plan in amounts ranging from 1% to 15% of compensation. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the month, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification.

     Berkshire Bank Contributions.  Berkshire Bank has discretion under the
     ----------------------------
401(k) Plan to make matching contributions. Berkshire Bank currently makes matching contributions to the 401(k) Plan equal to 100% of the first 3% of each participant's deferred compensation for the plan year. Amounts deferred in excess of 3% of a participant's compensation are not subject to matching contributions.

Limitations on Contributions

     Limitation on Employee Salary Deferral.  Although the 401(k) Plan permits
     --------------------------------------
you to defer up to 15% of your compensation, by law, your total pre-tax deferrals under the 401(k) Plan, together with similar plans, may not exceed $10,500 for 2000. The IRS will periodically increase this annual limitation. Contributions in excess of this limitation ("excess deferrals") will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral (together with any income allocable thereto) is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits.  Under the requirements of
     --------------------------------------------
the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to participants under the 401(k) Plan and other defined contribution plans during any plan year may not exceed the lesser of 25% of the participant's compensation for the plan year, or $30,000, for 2000. The 401(k) Plan will also limit annual additions to the extent necessary to prevent the limitations set forth in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by Berkshire Bank from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees. Special
     -----------------------------------------------------------------
provisions of the Code limit the amount of salary deferrals and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

     In general, a Highly Compensated Employee includes any employee who (1) was a five percent owner of the employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $85,000 and, if the employer so elects, was in the top 20% of employees by compensation for the year. The dollar amounts in the foregoing sentence are for 2000. Such amounts are adjusted annually to reflect increases in the cost of living.

     In order to prevent the disqualification of the 401(k) Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any plan year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following plan year. Berkshire Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the plan year to which such excess contributions relate.

     Top-Heavy Plan Requirements.  If for any plan year the 401(k) Plan is a
     ---------------------------
Top-Heavy Plan (as defined below), then (i) Berkshire Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the 401(k) Plan and projected annual benefits under any defined benefit plan maintained by Berkshire Bank.

     In general, the 401(k) Plan will be regarded as a "Top-Heavy Plan" for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the plan year or any of the four preceding plan years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in Berkshire Bank, (3) a 5% owner of Berkshire Bank, (i.e., owns directly or indirectly more than 5% of the stock of Berkshire Bank, or stock possessing more than 5% of the total combined voting power of all stock of Berkshire Bank) or
(4) a 1% owner of Berkshire Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 2000.

Investment of Contributions

     All amounts credited to participants' accounts under the 401(k) Plan are held in trust. A trustee appointed by the Board of Directors of Berkshire Bank administers the trust.

     Immediately prior to [insert date of Prospectus here], the 401(k) Plan offered the following investment choices:

     Money Market Account: The money market account seeks to maximize current income while preserving capital and liquidity. The money market account intends to maintain a consistent net cash value of $1.00 per share. The objective of the money market account is to consistently out-perform the Donoghue Money Fund Average. The Savings Bank Employees Retirement Association manages the money market account.

     Asset Allocation Account: The asset allocation account seeks to offer a competitive long-term total return and below-average volatility through a balanced and diversified investment approach. The asset allocation account invests in a carefully selected portfolio of mutual funds that emphasize either equity, fixed income, or money market securities, both foreign and domestic. Putnam Investments manages the asset allocation account.

     Equity Account: The equity account seeks long-term growth of capital and income by investing in common stocks of domestic and foreign companies. Five investment advisors selected by the Board of Trustees of the Savings Bank Employees Retirement Association manage the equity account.

     Bond Account: The bond account seeks to produce a positive real rate of return after inflation with a high degree of stability and limited volatility. The entire portfolio of the bond account consists of United States Treasury obligations, Government National Mortgage Association mortgage-backed certificates, other United States Agency obligations and cash equivalents. The bond account seeks to exceed the returns of the Lehman Brothers Mortgage Backed securities Index. Putnam Investment Management manages the bond account.

     Enhanced Index Account: The enhanced index account is a domestic common stock portfolio. The enhanced index account seeks to consistently provide excess returns over the Standard & Poor's 500 Index. The enhanced index account controls risk by maintaining portfolio characteristics and industry weights similar to those of the S&P 500 Index. Fidelity Management Trust Company manages the enhanced index account.

     Index 500 Account: The Index 500 account attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Price Index. The portfolio holds all of the 500 underlying securities in proportion to their weighting in the index. The Index 500 account expects to provide investors with long-term growth of capital and income. The Vanguard Group manages the Index 500 account.

     International Equity Account: The international equity account seeks to obtain long-term growth through a diversified portfolio of marketable equity securities of foreign companies. The international equity account looks to outperform the Morgan Stanley Capital International EAFE (Europe, Australia, Far
East) Index in U.S. dollars over a market cycle. Putnam International Equity Management manages the international equity account.

     Small Cap Equity Account: The small cap equity account seeks capital appreciation. The small cap equity account is designed for investors willing to assume above-average risk in exchange for above-average capital potential. The account invests primarily in common stocks of small to medium-sized companies that the account's investment advisor believes have potential for capital appreciation significantly greater than the market average. Putnam Investment Management manages the small cap equity account.

     In connection with the Conversion, the 401(k) Plan now provides the Berkshire Hills Stock Fund as an additional choice to these investment alternatives. The Berkshire Hills Stock Fund will invest primarily in the common stock of Berkshire Hills. Participants in the 401(k) Plan may direct the trustee to invest all or a portion of their 401(k) Plan account balance in the Berkshire Hills Stock Fund.

     On the first day of any calendar quarter you may elect (in increments of 1%), to have both past and future contributions and additions to your accounts invested in the Berkshire Hills Stock Fund. Your election becomes effective as of the last day of the calendar quarter for which you make the election, provided you file written notice with the plan administrator at least 15 days before it is to become effective.

     A.   Previous Funds.
          --------------

     Prior to the Conversion and implementation of the Berkshire Hills Stock Fund, contributions under the 401(k) Plan were invested in the funds specified below. The annual percentage return on these funds for the prior three years was:

                                     1999    1998    1997
                                  -----------------------

a.  Money Market Account             5.05%   5.40%   5.45%
b.  Asset Allocation Account        31.73   13.68   14.57
c.  Equity Account                  37.16   13.98   21.99
d.  Bond Account                     1.19    7.41    8.79
e.  Enhanced Index Account          19.47   28.87   29.03
f.  Index 500 Account               21.28   28.79   33.28
g.  International Equity Account    59.79   12.91   12.61
h.Small Cap Equity Account          85.11    7.11   17.20


     B.   Berkshire Hills Stock Fund.
          --------------------------

     The Berkshire Hills Stock Fund will consist of investments primarily in the common stock of Berkshire Hills made on and after the effective date of the Conversion. After the conversion, the trustee of the 401(k) Plan will, to the extent practicable, use all amounts held by it in the Berkshire Hills Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of Berkshire Hills. Berkshire Bank expects that the trustee will make all purchases of common stock at prevailing market prices.

     As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock of Berkshire Bank. Accordingly, there is no record of the historical performance of the Berkshire Hills Stock Fund. Performance of the Berkshire Hills Stock Fund depends on a number of factors, including the financial condition and profitability of Berkshire Hills and Berkshire Bank and market conditions for the common stock generally.

     Investments in the Berkshire Hills Stock Fund may involve certain special risks in investments in the common stock of Berkshire Hills. For a discussion of these risk factors, see "Risk Factors" in the prospectus.

Benefits Under the Plan

     Vesting.  At all times, you have a fully vested, nonforfeitable interest in
     -------
your accounts under the 401(k) Plan.

Withdrawals and Distributions From the 401(k) Plan

     Withdrawals Prior to Termination of Employment.  You may receive in-service
     ----------------------------------------------
distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions and loans. You can apply for a loan from the 401(k) Plan by contacting the Human Resources Department of Berkshire Bank. You cannot have more than one loan outstanding at a time. You can apply for a minimum loan of $1,000 (in multiples of $500) and a maximum loan of the lesser of $50,000 or 50% of your total vested account balance. You may also be eligible for hardship withdrawals. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution pro rata from the investment funds in which you have invested your account balances. You may not receive more than one hardship withdrawal in any calendar year. Hardship withdrawals may not be paid back to the 401(k) Plan.

     Distribution Upon Retirement or Disability.  Participants shall receive
     ------------------------------------------
benefits as soon as administratively feasible following the close of a valuation period during which the distribution is requested. Distributions are payable to participants in installments.

     Distribution Upon Death.  If you die prior to your benefits being paid from
     -----------------------
the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan.

     Distribution Upon Termination for Any Other Reason.  If you terminate
     --------------------------------------------------
employment for any reason other than retirement, disability or death and your account balance exceeds $5,000, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances does not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following your termination of employment.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustees.  The board of directors of Berkshire Bank has appointed Savings
     --------
Bank Employees Retirement Association as trustee of the Berkshire Hills Stock Fund. The trustee with respect to the 401(k) Plan is the named fiduciary of the 401(k) Plan for purposes of ERISA.

     The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing (i) the balance in your account as of the end of that period, (ii) the amount of contributions allocated to your account for that period, and (iii) the adjustments to your account to reflect earnings or losses (if any).

Plan Administrator

     Currently, the plan administrator of the 401(k) Plan is Thomas Forese, Jr., SBERA, 69 Cummings Park, Woburn, Massachusetts 01801, (781) 938-3500. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

     Berkshire Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, Berkshire Bank may terminate the 401(k) Plan at any time. If Berkshire Bank terminates the 401(k) Plan in whole or in part, then regardless of other provisions in the plan, all participants affected by such termination shall become fully vested in their accounts. Berkshire Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Berkshire Bank may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

     As a "qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred thereby permitting the tax-deferred accumulation of income and gains on investments.

     Berkshire Bank will administer the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Berkshire Bank receives an adverse determination letter regarding its tax-exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another qualified retirement plan, and Berkshire Bank may be denied certain deductions taken with respect to the 401(k) Plan.

     Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by Berkshire Bank. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to this plan and any other profit sharing plans maintained by Berkshire Bank which is included in the distribution.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account generally in accordance with the terms of the other plan or account.

     We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

ERISA and Other Qualification

     As noted above, the 401(k) Plan is subject to certain provisions of ERISA and is intended to be a qualified retirement plan under the Internal Revenue Code.

Restrictions on Resale

     Any person receiving a distribution of shares of common stock under the 401(k) Plan who is an "affiliate" of Berkshire Hills under Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability of a registration statement, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of Berkshire Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of common stock acquired under the 401(k) Plan, or other sales of common stock.

     Persons who are not deemed to be "affiliates" of Berkshire Bank at the time
                     ---
of resale will be free to resell any shares of common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Berkshire Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Berkshire Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Berkshire Bank at the time of a proposed resale will be permitted to make public resales of the common stock only pursuant to a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when Berkshire Hills is current in filing the reports required of it under the 1934 Act.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Berkshire Hills. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Berkshire Bank' fiscal year. Participation in the Berkshire Hills Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than ten percent of common stock of Berkshire Hills must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by Berkshire Hills of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

     The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the "short-swing" profit recovery provisions of Section 16(b).The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the 401(k) Plan for six months following such distribution.


                                 LEGAL OPINION

     The validity of the issuance of the common stock will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP, who acted as special counsel for Berkshire Bank in connection with the conversion.

                                 Berkshire Bank
                                  401(k) Plan
                        Contribution and Investment Form
                        --------------------------------

Name of Plan participant:  ________________________________

Social Security Number:    ________________________________

     1.   Instructions.  In connection with the proposed Conversion,
          ------------
participants in the Berkshire Bank 401(k) Plan may direct their current account balances into a new fund: the Employer Stock Fund. The percentage of a Participant's account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of Berkshire Hills Bancorp, Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 10 days prior to the expiration date of the Offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact the Human Resource Department. If you do not complete and return this form to the Plan Administrator by ____________, 2000, the funds credited to your accounts under the 401(k) Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction has been provided.

2. Investment Directions. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentage (in multiples of not less than 1%) of my accounts in the Employer Stock Fund:

     a.    Money Market Account          _______%
     b.    Equity Account                _______%
     c.    Bond Account                  _______%
     d.    Asset Allocation Account      _______%
     e.    Index 500 Account             _______%
     f.    Enhanced Index Account        _______%
     g.    Small Cap Equity Account      _______%
     h.    International Equity Account  _______%

3. Purchaser Information. The ability of participants in the 401(k) Plan to purchase common stock in the Conversion and to direct their current account balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder or Supplemental Eligible Account Holder. Please indicate your status.

          a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Berkshire Bank, September 30, 1998.

          b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Berkshire Bank as of September 30, 1999, but are not an Eligible Account Holder.

          c. [ ] Trustees, Corporators, directors, officers and employees of Berkshire Bank and Berkshire Hills Bancorp, Inc. who do not otherwise qualify as an Eligible Account Holder or Supplemental Eligible Account Holder.

4. Acknowledgment of Participant. I understand that this Contribution and Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

-------------------------------------    -------------------------------------
Signature of Participant                 Date


------------------------------------------------------------------------------
Acknowledgment of Receipt by Administrator. This Contribution and Investment Form was received by the Plan Administrator and will become effective on the date noted below.

----------------------------  ----------------
By:______________             Date

     THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING


[LOGO]                                             BERKSHIRE HILLS BANCORP, INC.
                                   (Proposed Holding Company for Berkshire Bank)
                                                                 24 North Street
                                                 Pittsfield, Massachusetts 01201
                                                                  (413) 443-5601
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Berkshire Bancorp, the mutual holding company for Berkshire Bank, is converting to a stock holding company. After the conversion, Berkshire Hills will own all of Berkshire Bank's stock. Berkshire Hills has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. Berkshire Hills will hold all funds of subscribers in an interest-bearing savings account at Berkshire Bank until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

     Sandler O'Neill & Partners, L.P. will use its best efforts to assist Berkshire Hills in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither Sandler O'Neill nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. Sandler O'Neill intends to make a market in the common stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           PRICE PER SHARE:  $10.00
              MINIMUM SUBSCRIPTION REQUIREMENT: 25 shares or $250
   EXPECTED TRADING MARKET AND SYMBOL: American Stock Exchange "___________"

     This offering will expire no later than 12:00 noon, Eastern time, on ____________, 2000, unless extended.

     .    Number of Shares
          Minimum/Maximum

     .    Estimated Underwriting Commissions and Other Expenses
          Minimum/Maximum

     .    Estimated Net Offering Proceeds to Berkshire Hills
          Minimum/Maximum

     . Estimated Net Offering Proceeds per Share to Berkshire Hills Minimum/Maximum

Please refer to "Risk Factors" beginning on page __ of the attached Prospectus dated ________ __, 2000.

These securities are not deposits or accounts and are not insured or guaranteed by Berkshire Hills, Berkshire Bank, the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other federal or state government agency. The common stock is subject to investment risk, including the possible loss of money invested.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representations to the contrary is a criminal offense.


                        Sandler O'Neill & Partners, L.P.

        The date of this Prospectus Supplement is _______________, 2000

                       THE SYNDICATED COMMUNITY OFFERING


     Berkshire Hills is offering for sale between ___________ and __________ shares of common stock at price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of Berkshire Bancorp to a stock holding company and the issuance of Berkshire Bank's outstanding capital stock to Berkshire Hills. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and direct community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and direct community offerings.

     Funds sent with purchase orders will earn interest at the Berkshire Bank's passbook rate from the date Berkshire Bank receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 2000, and the Massachusetts Banking Commissioner allows more time to complete the conversion, Berkshire Bank will contact everyone who subscribed for shares to see if they still want to purchase stock. Subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Berkshire Bank, that authorization would terminate. The conversion must be completed by October 22, 2001.

     The minimum number of shares which may be purchased is 25 shares. Except for the Berkshire Bank employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $250,000 of common stock (25,000 shares) in the syndicated community offering. However, the maximum amount of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is 1.0% of the shares of common stock sold in the conversion. Berkshire Hills reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

     Berkshire Hills, Berkshire Bancorp and Berkshire Bank have engaged Sandler O'Neill & Partners, L.P. as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. Sandler O'Neill expects to use the services of other registered broker-dealers and that fees to Sandler O'Neill and other selected broker-dealers will not exceed 6% of the aggregate purchase price of the shares sold in the syndicated community offering.

     Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "Risk Factors--Berkshire Hills cannot assure or guarantee an active trading market for the common stock." in the attached prospectus.

PROSPECTUS
                                    [LOGO]

                         BERKSHIRE HILLS BANCORP, INC.
                 (Proposed Holding Company for Berkshire Bank)
                       8,314,500 Shares of Common Stock

Berkshire Bancorp, the mutual holding company for Berkshire Bank, is converting to a stock holding company. After the conversion, Berkshire Hills Bancorp, Inc. will own all of Berkshire Bank's common stock.

                            Price Per Share:  $10.00
              Minimum Subscription Requirement:  25 shares or $250
   Expected Trading Market and Symbol:  American Stock Exchange "__________"

                                                       Minimum      Maximum
                                                     -----------  -----------
Number of shares:                                      6,145,500    8,314,500
Gross offering proceeds:                             $61,455,000  $83,145,000
Estimated underwriting commissions
 and other offering expenses:                        $ 2,361,000  $ 2,658,000
Estimated net proceeds:                              $59,094,000  $80,487,000
Estimated net proceeds per share:                    $      9.62  $      9.68

If the appraiser increases the estimated value, Berkshire Hills may increase the maximum number of shares by up to 15%, to 9,561,675 shares.

Sandler O'Neill & Partners, L.P. will use its best efforts to assist Berkshire Hills in selling at least the minimum number of shares but does not guarantee that this number will be sold. Sandler O'Neill is not obligated to purchase any shares of common stock in the offering. Sandler O'Neill intends to make a market in the common stock.

The offering to depositors, officers, directors, trustees and employees of Berkshire Bank and Berkshire Bancorp will end at 12:00 Noon, Eastern Time, on ________, 2000, unless extended. An offering to the general public may also be held and may end as early as 12:00 Noon, Eastern Time, on _________ __, 2000.
If the conversion is not completed by _________ __, 2000, and the Massachusetts Banking Commissioner allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions may not go beyond October 22, 2001. Berkshire Hills will hold all funds of subscribers in an interest-bearing savings account until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

These securities are not deposits or accounts and are not insured or guaranteed by Berkshire Bank, Berkshire Hills, the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other federal or state government agency. The common stock is subject to investment risk, including the possible loss of money invested.

For a discussion of the material risks that you should consider, see "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

For assistance, please contact the conversion center at (___) ___-____.

                        SANDLER O'NEILL & PARTNERS, L.P.

                 The date of this prospectus is ________, 2000.

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Summary.....................................................................................
Risk Factors................................................................................
Selected Consolidated Financial Information.................................................
Use of Proceeds.............................................................................
Dividend Policy.............................................................................
Market for Common Stock.....................................................................
Capitalization..............................................................................
Historical and Pro Forma Regulatory Capital Compliance......................................
Pro Forma Data..............................................................................
Comparison of Independent Valuation and Pro Forma Financial Information With and
  Without the Foundation....................................................................
Berkshire Bancorp and Subsidiary Consolidated Statements of Income..........................
Management's Discussion and Analysis of Financial Condition.................................
 and Results of Operations..................................................................
Business of Berkshire Bancorp...............................................................
Business of Berkshire Hills.................................................................
Business of Berkshire Bank..................................................................
Management of Berkshire Hills...............................................................
Management of Berkshire Bank................................................................
Regulation and Supervision..................................................................
Federal and State Taxation of Income........................................................
Shares to Be Purchased by Management with Subscription Rights...............................
The Conversion..............................................................................
Restrictions on Acquisition of Berkshire Hills and Berkshire Bank...........................
Description of Berkshire Hills Stock........................................................
Description of Berkshire Bank Stock.........................................................
Transfer Agent and Registrar................................................................
Registration Requirements...................................................................
Legal and Tax Opinions......................................................................
Experts.....................................................................................
Where You Can Find More Information.........................................................
Index to Consolidated Financial Statements--Berkshire Bancorp and Subsidiary................

                                    SUMMARY



You should read the entire prospectus carefully before you decide to invest. For assistance, please contact the conversion center at (___) ___-____.

                                 THE COMPANIES

Berkshire Bancorp (page __)                Berkshire Bancorp was formed in 1996 as the mutual
24 North Street                            holding company for Berkshire County Savings Bank.
Pittsfield, Massachusetts 01201            In the mutual holding company reorganization,
(413) 443-5601                             Berkshire County Savings Bank converted from
                                           mutual to stock form and issued all of its
                                           outstanding stock to Berkshire Bancorp.  Berkshire
                                           Bancorp is governed by a Board of Trustees.  All
                                           voting control of Berkshire Bancorp lies in its
                                           governing body of corporators.  To date, Berkshire
                                           Bancorp's business activities have been limited to
                                           directing, planning and coordinating Berkshire
                                           Bank's business activities.  After the conversion,
                                           Berkshire Bancorp will no longer exist.




Berkshire Hills Bancorp, Inc. (page __)    Berkshire Bank recently formed Berkshire Hills to
24 North Street                            be its new stock holding company.  To date,
Pittsfield, Massachusetts 01201            Berkshire Hills has only conducted organizational
(413) 443-5601                             activities.  After the conversion, it will own all
                                           of Berkshire Bank's capital stock and will direct,
                                           plan and coordinate Berkshire Bank's business
                                           activities.  After the conversion, Berkshire Hills
                                           might become an operating company or acquire or
                                           organize other operating subsidiaries, including
                                           other financial institutions or financial services
                                           companies.  Berkshire Hills intends to retain 50%
                                           of the net conversion proceeds.




Berkshire Bank (page __)                   Berkshire Bank is a Massachusetts-chartered stock
24 North Street                            savings bank that operates as a community bank
Pittsfield, Massachusetts 01201            dedicated to serving the financial service needs
(413) 443-5601                             of consumers and small businesses within its
                                           primary market area.  Berkshire Bank is the
                                           product of the 1997 merger of Berkshire County
                                           Savings Bank and Great Barrington Savings Bank.
                                           Currently, Berkshire Bank operates out of its main
                                           office in Pittsfield, Massachusetts and its 12
                                           full-service banking offices in Berkshire County,
                                           Massachusetts, which Berkshire Bank considers its
                                           primary market area for making loans and
                                           attracting deposits.  Berkshire Bank also makes
                                           loans outside its primary market area, primarily
                                           in eastern New York, northern Connecticut,
                                           southern Vermont and western Massachusetts.

                                           Historically, Berkshire Bank's principal business
                                           has been attracting deposits from the general
                                           public and using those funds to make one- to
                                           four-family real estate, multi-family real estate,
                                           commercial real estate, commercial and consumer
                                           loans, which accounted for 36.4%, 2.2%, 6.9%,
                                           21.7% and 31.0%, respectively, of Berkshire Bank's
                                           total loan portfolio at December 31, 1999.

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
                                           Berkshire Bank also invests in U.S. government and agency securities, mortgage- and asset-backed securities, including real estate mortgage investment conduits and collateralized mortgage obligations, corporate bonds and marketable equity securities.
                                           At December 31, 1999, Berkshire Bank had total assets of $841.7 million, deposits of
                                           $680.8 million and total capital of $88.4 million.

                                           Berkshire Bank also offers trust services and savings bank life insurance. See "Business of Berkshire Bank--Trust Services." Going forward, Berkshire Bank intends to expand the offering of insurance products to its customers through the establishment of an insurance agency.

                                           For a discussion of Berkshire Bank's business strategy and recent results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of
                                           Operations." For a discussion of Berkshire Bank's business activities, see "Business of
                                           Berkshire Bank."


                                                          THE CONVERSION

What is the Conversion (page __)           The conversion is a change in Berkshire Bancorp's legal form of organization. Currently,
                                           Berkshire Bancorp owns all of the outstanding capital stock of Berkshire Bank. Berkshire
                                           Bancorp is a mutual holding company and has no stock or stockholders. Instead, Berkshire
                                           Bancorp operates for the mutual benefit of Berkshire Bank's depositors. Berkshire
                                           Bancorp's corporators elect directors and vote on other important matters. After the conversion, Berkshire Bancorp and its governing body of corporators will cease to exist and Berkshire Bank will continue as a stock savings bank but will be owned and controlled by the new holder of all its stock, Berkshire Hills. Voting rights in Berkshire Bank will belong to Berkshire Hills. Voting rights in Berkshire Hills will belong to its stockholders.

                                           Berkshire Bancorp is conducting the conversion under the terms of its plan of conversion.
                                           The corporators of Berkshire Bancorp approved the plan of conversion at a special meeting of corporators called for that purpose on _________, 2000. The Massachusetts Banking
                                           Commissioner approved the plan of conversion on ____________, 2000. In addition, the
                                           Federal Deposit Insurance Corporation and the Federal Reserve Board have reviewed the application for conversion. Berkshire Hills expects to receive approval from the Office of Thrift Supervision to acquire all of the stock of Berkshire Bank. Before the offering can close and the conversion can be completed, Berkshire Bank and Berkshire Hills must obtain all required regulatory approvals, including that of the Office of Thrift
                                           Supervision, and satisfy all of the conditions of those approvals that must be completed before the completion of the conversion. See "The Conversion--General."

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
Reasons for the Conversion (page __)       By converting Berkshire Bancorp to the stock form of organization, Berkshire Bank will be structured in the form used by commercial banks, most business entities and a large number of savings institutions. The conversion will be important to Berkshire Bank's future growth and performance because it will:

                                                 . enhance its ability to diversify into other financial
                                                   services related activities;

                                                 . enhance its ability to expand through the acquisition of other financial institutions or their assets;

                                                  . enhance its ability to attract and retain qualified management through stock-
                                                    based compensation plans;

                                                  . provide a larger capital base from which to operate and expand its ability to serve the public; and

                                                  . enhance its ability to access the capital markets.

                                           With the exception of the potential establishment of an insurance agency, currently neither Berkshire Hills nor Berkshire Bank has any specific contracts, understandings, or arrangements for the acquisition of other financial service companies or their assets.

Berkshire Hills Foundation (page _______)  To continue its long-standing commitment to its local communities, Berkshire Bank intends to establish a charitable foundation, Berkshire Hills Foundation, as part of the conversion. The foundation will be funded with Berkshire Hills common stock equal to 8%
                                           of the shares sold in the conversion. This would range from 491,640 shares, assuming
                                           6,145,500 shares are sold in the conversion, to 578,400 shares, assuming 7,230,000 shares are sold in the conversion, or 665,160 shares if the number of shares sold in the conversion is increased to 8,314,500 shares. Based on the purchase price of $10.00 per share, the foundation would be funded with between $4.9 million and $6.7 million of common stock, or $7.6 million, if the number of shares sold in the conversion is increased to 9,561,675 shares. Berkshire Hills Foundation will make grants and donations to non-profit and community groups within the communities in which Berkshire Bank maintains a banking office. If Berkshire Hills Foundation was not established as part of the conversion, then the amount of common stock sold would be greater than if the conversion was completed with the foundation. For a further discussion of the financial impact of the foundation, including its dilutive effect on those who purchase shares in the conversion, see "Risk Factors--The contribution to Berkshire Hills Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution,"


                                           "Pro Forma Data" and "Comparison of Independent Valuation and Pro Forma Financial
                                           Information With and Without the Foundation."

                                           Berkshire Hills Foundation will complement the activities of Greater Berkshire
                                           Foundation, Inc., a private foundation established by Berkshire Bank in 1997, which was funded with marketable equity securities with a fair market value of $2.5 million.
                                           Greater Berkshire Foundation, Inc., which had assets of $2.1 million at December 31,
                                           1999, provides grants within the communities that Berkshire Bank serves, to public charities that are operated for charitable, scientific, literary or educational purposes.
                                           Berkshire Bank does not expect to make any further contributions to Greater Berkshire
                                           Foundation, Inc. after the conversion.

Benefits of the Conversion to Management   Berkshire Hills and Berkshire Bank intend to adopt certain benefit plans and employment
(page __)                                  and change in control agreements.

                                           The following table summarizes the total number and dollar value of the shares of common stock which the employee stock ownership plan, to be formed by Berkshire Hills as part of the Conversion, expects to acquire and the total value of all stock awards that are expected to be available under the stock-based incentive plan, assuming 8,979,660 shares are issued in the conversion. The table assumes the value of the shares is $10.00 per share, the purchase price in the offering. The table does not include a value for stock options because the price paid for the option shares would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of common stock increases above the price at which the options are granted.

                                                                                                                    Percentage
                                                                                                                    of Shares
                                                                                     Number         Estimated         Issued
                                                                                       of             Value           in the
                                                                                     Shares         of Shares       Conversion
                                                                                  -----------    --------------    ------------
                                           Employee stock ownership plan.....        718,372       $ 7,183,720          8.0%
                                           Stock awards......................        359,186         3,591,860          4.0
                                           Stock options.....................        897,966                --         10.0
                                                                                   ---------       -----------         ----
                                               Total.........................      1,975,524       $10,775,580         22.0%
                                                                                   =========       ===========         ====

                                           The following table summarizes the estimated value of the benefits payable under the employment agreements, change in control agreements, supplemental executive retirement plan and the employee severance compensation plan assuming a change in control of
                                           Berkshire Hills and Berkshire Bank had occurred as of December 31, 1999 based on 1999 compensation data. The estimated value of the benefit payable under the employee severance compensation plan assumes that all employees are terminated.


                                                                                                               Estimated
                                                                                                                 Value
                                                                                                              of Benefit
                                                                                                         -------------------

                                          Employment agreements.....................................             $ 3,000,000
                                          Change in control agreements..............................               2,100,000
                                          Supplemental executive retirement plan....................                 450,000
                                          Employee severance compensation plan......................              12,000,000

                                           The following is a description of these benefit plans, employment agreements and change in control agreements:

                                           . Employee Stock Ownership Plan. This plan intends to acquire an amount of shares equal to 8% of the shares issued in the conversion. This would range from 530,971 shares, assuming 6,637,140 shares are issued in the conversion, to 718,372 shares, assuming
                                             8,979,660 shares are issued in the conversion, or 826,128 shares if the number of shares issued in the conversion is increased to 10,326,609 shares. Berkshire Bank will allocate these shares to employees over a period of years in proportion to their compensation.

                                           . Stock-Based Incentive Plan. Under this plan, which will be adopted after the conversion and will be submitted to stockholders for their approval, Berkshire Hills may award stock options to key employees and directors of Berkshire Hills and its affiliates. No decisions have been made as to who will be awarded options or the amounts that will be awarded. The number of options available under this plan will equal 10% of the number of shares issued in the conversion. This would range from 663,714 shares, assuming
                                             6,637,140 shares are issued in the conversion, to 897,966 shares, assuming 8,979,660 shares are issued in the conversion, or 1,032,660 shares if the number of shares issued in the conversion is increased to 10,326,609 shares.

                                             In addition to awarding options, this plan may also award shares of stock to key employees and directors at no cost to the recipient. No decisions have been made as to who will be awarded shares of stock or the amounts that will be awarded. The number of shares available for stock awards will equal an additional 4% of the number of shares issued in the conversion. This would range from 265,485 shares, assuming 6,637,140 shares are issued in the conversion, to 359,186 shares, assuming 8,979,660 shares are issued in the conversion, or 413,064 shares if the number of shares issued in the conversion is increased to 10,326,609 shares.

                                           . Employment Agreements. Berkshire Hills and Berkshire Bank intend to enter into employment agreements with five officers of Berkshire Bank. These agreements will provide for severance benefits if the executive is terminated following a change in control of Berkshire Hills or Berkshire Bank.

                                           . Change in Control Agreements. Berkshire Bank intends to enter into change in control agreements with six officers of Berkshire Bank who will not be covered by an employment agreement. These agreements will provide for the payment of severance compensation in the event of a change in control of Berkshire Bank or Berkshire Hills.

                                           . Supplemental Executive Retirement Plan. This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan, pension plan or 401(k) plan are reduced because of federal tax law limitations. The plan will also provide benefits to eligible employees at the time of a change in control of
                                             Berkshire Hills or Berkshire Bank but before the complete allocation of shares under the employee stock ownership plan.

                                           . Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control of Berkshire Hills or Berkshire
                                             Bank.

                                           For a discussion of risks associated with these plans and agreements, see "Risk Factors--
                                           Implementation of additional benefit plans will increase future compensation expense and lower Berkshire Bank's profits," "Risk Factors--Issuance of shares for benefit program may lower your ownership interest" and "Risk Factors--Employment and change in control agreements, the employee stock ownership plan, supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve." For a further discussion of these plans and agreements, see "Management of Berkshire Bank--Executive
                                           Compensation."

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

                                                           THE OFFERING

Subscription Offering (page __)            Berkshire Bancorp has granted subscription rights in the following order of priority to:

Note: Subscription rights are not               1.  Persons with $50 or more on deposit at Berkshire Bank as of September 30, 1998.
transferable, and persons with
subscription rights may not subscribe           2.  Persons with $50 or more on deposit at Berkshire Bank as of September 30, 1999,
for shares for the benefit of any other             other than the officers, directors, trustees or corporators of Berkshire Bank or
person.  If you violate this prohibition,           Berkshire Bancorp and their associates.
you may lose your rights to purchase
shares and may face criminal prosecution        3.  Berkshire Bank employee stock ownership plan.
and/or other sanctions.
                                                4.  Directors, trustees, officers and employees of Berkshire Bank and Berkshire
                                                    Bancorp who do not have a higher priority right.

                                           To ensure that Berkshire Hills properly identifies your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form.
                                           Failure to do so may result in reduction or rejection of your order.

                                           The subscription offering will end at 12:00 Noon, Eastern time, on _________ __, 2000, unless extended. If the offering is oversubscribed, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

Direct Community Offering (page __)        Berkshire Hills may offer shares not sold in the subscription offering to the general public in a direct community offering. Residents of Berkshire County, Massachusetts, will have first preference to purchase shares in a direct community offering. If shares are available, Berkshire Hills expects to offer them to the general public immediately after the end of the subscription offering, but may begin a direct community offering at any time during the subscription offering.

                                           Berkshire Hills and Berkshire Bank may reject orders received in the direct community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

Syndicated Community Offering (page __)    Berkshire Hills may also offer shares not sold in the subscription offering in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill. Berkshire Hills will have the right to reject orders, in whole or in part, at their sole discretion in the syndicated community offering. The syndicated community offering may begin at any time during or after the subscription offering.
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                                       7

Time Period for Completing the Conversion  If the conversion is not completed by _________ __, 2000, and the Massachusetts Banking
                                           Commissioner allows more time to complete the conversion, everyone who subscribed for shares will be contacted to see if they still want to purchase stock. This is known as a
                                           "resolicitation offering." A material change in the independent appraisal of Berkshire
                                           Hills and Berkshire Bank would be the most likely, but not necessarily the only, reason for a delay in completing the conversion. The conversion must be completed by
                                           October 22, 2001.

                                           In the resolicitation offering, if you previously subscribed for stock, you will receive a supplement to this prospectus which will instruct you how to confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order. If you paid for stock by check or money order, your subscription funds would be returned to you, together with accrued interest. If you authorized payment by withdrawal of funds on deposit at Berkshire Bank, that authorization would terminate.

                                           If you affirmatively confirm your subscription order during the resolicitation offering, your subscription funds will be held until the end of the resolicitation offering. You would be unable to cancel your resolicitation order without the approval of Berkshire
                                           Hills and Berkshire Bank until the conversion is completed or terminated.

Purchase Price                             The purchase price is $10.00 per share. The Boards of Directors of Berkshire Hills and
                                           Berkshire Bank consulted with Sandler O'Neill in determining it. You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold (page __)      Berkshire Hills will sell between 6,145,500 and 8,314,500 shares of its common stock in this offering. With regulatory approval, Berkshire Hills may increase the number of shares to be sold to 9,561,675 shares without giving you further notice.

Estimated Market Value of                  The amount of common stock that Berkshire Hills will offer in the conversion is based on
Berkshire Hills Common Stock               an independent appraisal of the estimated market value of the common stock of Berkshire
                                           Hills to be sold in the conversion as if the conversion had occurred as of the date of the appraisal. FinPro, Inc., an independent appraiser, has estimated that, in its opinion, as of March 8, 2000, the estimated market value ranged between $61.5 million and
                                           $83.1 million, with a midpoint of $72.3 million. The appraisal was based in part on
                                           Berkshire Bank's financial condition and results of operations and the effect on
                                           Berkshire Bank of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated before the conversion is completed.

                                       8
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
Comparable Thrift Stock Pricing Ratios     In preparing its independent appraisal, FinPro focused primarily on the price/core earnings for the past 12 months and price/book valuation methodologies, both of which are discussed in the appraisal report. See "Where You Can Find More Information" for how you
                                           may obtain a copy of the appraisal report. The following table, which is derived from data contained in the independent appraisal report, compares Berkshire Bank's pro forma core price/core earnings for the past 12 months and price/book ratios at the minimum and maximum of the offering range to the medians for all publicly traded thrift institutions, all publicly traded Massachusetts thrift institutions and a comparable group of 12 publicly traded thrift institutions identified in the appraisal report, based on the closing prices as of March 2, 2000. Thrift institutions in the mutual holding company structure that have publicly issued stock are excluded from each comparison group.


                                                                                             Price/Core          Price/
                                                                                              Earnings            Book
                                                                                               Ratio             Ratio
                                                                                           --------------    -------------
                                           Berkshire Bank:
                                              Minimum..................................          8.77x           46.99%
                                              Maximum..................................         11.11            55.96
                                           Median for all publicly traded thrifts......         11.15            87.84
                                           Median for all publicly traded
                                              Massachusetts thrifts....................          9.48            99.38
                                           Median for the comparable group.............          9.70           122.34

                                           The independent appraisal does not necessarily indicate market value. Do not assume or expect that the valuation as shown in the above table means that the common stock will trade above the $10.00 purchase price after the conversion. Berkshire Hills cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the $10.00 purchase price.

Purchase Limitations (page __)             The minimum purchase is 25 shares.

                                           The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or similarly titled deposit accounts is $250,000 of common stock, which equals 25,000 shares.

                                           The maximum purchase by any person, related persons or persons acting together in the direct community offering is $250,000 of common stock, which equals 25,000 shares.

                                           The maximum purchase in the subscription offering, direct community offering and syndicated community offering combined by any person, related persons or persons acting together is 1% of the common stock offered for sale in the offering. This maximum purchase limit ranges from $614,550, if 6,145,500 shares are offered for sale in the offering, to $831,450, if 8,314,500 shares are offered for sale in the offering or
                                           $956,168 if the number of shares offered for sale in the offering is increased to
                                           9,561,675 shares.

How to Purchase Common Stock (page __)     If you want to subscribe for shares in the direct subscription offering or place a purchase order for shares in the community offering, you must complete an original stock
Note:  Once Berkshire Hills receives your  order form and send it together with full payment to Berkshire Hills in the postage-paid
order, you cannot cancel or change it      envelope provided. You must sign the certification that is part of the stock order form.
without Berkshire Hills' consent.  If      Berkshire Hills must receive your stock order form before the end of the subscription
Berkshire Hills sells fewer than           offering or the end of the direct community offering, as appropriate.
6,145,500 shares or more than 9,561,675
shares, all subscribers will be notified   You may pay for shares in the subscription offering or the direct community offering in
and given the opportunity to change or     any of the following ways:
cancel their orders. If you do not
respond to such notice, Berkshire          . By cash, if delivered in person to a full-service banking office of Berkshire Bank.
Hills will return your funds promptly
with interest.                             . By check or money order made payable to Berkshire Hills Bancorp, Inc.

                                           . By withdrawal from an account at Berkshire Bank. To use funds in an Individual
                                             Retirement Account at Berkshire Bank, you must transfer your account to an unaffiliated institution or broker-dealer. Please contact the conversion center as soon as possible for assistance.

                                           You will be paid interest on your subscription funds at the rate Berkshire Bank pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with Berkshire
                                           Bank will earn interest at the applicable account rate until the conversion is completed.
                                           There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

                                           No prospectus will be mailed later than five days before the end of the offering or hand-
                                           delivered less than 48 hours before the end of the offering.

Use of Proceeds (page __)                  Berkshire Hills will use 50% of the net offering proceeds to buy all of the common stock of Berkshire Bank and will retain the remaining net proceeds for general business purposes. These purposes may include investment in securities, paying cash dividends or repurchasing shares of its common stock, although Berkshire Hills has no specific plans to pay dividends or repurchase its common stock at this time. Berkshire Bank will use the funds it receives for general business purposes, including originating loans and purchasing securities.
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

                                           Berkshire Hills will also capitalize a subsidiary it intends to establish with an amount equal to 8% of the total dollar value of the stock to be issued in the conversion. That subsidiary will then lend those funds to the employee stock ownership plan to fund its purchase of common stock in the conversion. Berkshire Hills and Berkshire Bank may also use the proceeds of the offering to expand and diversify their businesses although, with the exception of the potential establishment of an insurance agency, they do not have any specific contracts, understandings or arrangements to acquire other financial service companies or their assets.

Purchases by Directors and                 Berkshire Bank's and Berkshire Bancorp's directors, trustees and executive officers
Executive Officers (page __)               intend to subscribe for 208,500 shares, which equals 2.51% of the 8,314,500 shares that would be sold at the maximum of the offering range. If fewer shares are sold in the conversion, then directors and executive officers will own a greater percentage of
                                           Berkshire Hills. Directors and executive officers will pay the $10.00 per share price as will everyone else who purchases shares in the conversion. For a further discussion of the impact of management's ownership interests in Berkshire Hills, see "Risk Factors--
                                           Expected voting control by management and employees may make takeover attempts more difficult to achieve" and "Restrictions on Acquisition of Berkshire Hills and Berkshire
                                           Bank. "

Market for Common Stock (page __)          Berkshire Hills intends to have its common stock listed on the American Stock Exchange under the trading symbol "________." After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Berkshire Hills cannot assure you that there will be an active trading market for the common stock.

Dividend Policy (page __)                  Berkshire Hills intends to adopt a policy of paying regular cash dividends, but has not yet decided on the exact amount or range of amounts, or the frequency of payments. For a further discussion of Berkshire Bank's and Berkshire Hills' dividend policies, see
                                           "Dividend Policy."


                                  RISK FACTORS

  Before investing in Berkshire Hills common stock please carefully consider the matters discussed below.

Berkshire Bank's lower than average return on equity may decrease the market price of the common stock

  Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the year ended December 31, 1999, Berkshire Bank's return on equity was 6.51%. As a result of the additional capital that will be raised in this offering, Berkshire Bank's return on equity will decrease substantially. Assuming the conversion was completed as of December 31, 1999, Berkshire Bank's return on equity would have been 4.97% if 6,145,500 shares had been sold in the conversion, 4.69% if 8,314,500 shares had been in the conversion, and 4.56% if 9,561,675 shares had been sold in the conversion. Berkshire Bank and Berkshire Hills will not be able to immediately deploy the increased capital from the offering into higher-yielding loans. Berkshire Bank's and Berkshire Hills' ability to invest in loans will depend on market interest rates, demand in their market area and their ability to compete successfully for loans. Unless and until the capital can be deployed in higher-yielding assets, Berkshire Bank and Berkshire Hills expect that their return on equity will continue to be below average. In addition, compensation expense will increase as a result of the new benefit plans. Over time, Berkshire Hills and Berkshire Bank intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and Berkshire Hills and Berkshire Bank cannot assure you that they can reach this goal. Consequently, you should not expect a return on equity that is average or better than average in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

Berkshire Bank's increased emphasis on commercial and consumer lending may hurt both asset quality and profits

  At December 31, 1999, commercial business, commercial real estate and consumer loans aggregated 59.6% of Berkshire Bank's total loan portfolio. Berkshire Bank's portfolio will continue to emphasize these types of lending. Berkshire Bank's commercial loans are generally secured by business assets other than real estate, such as equipment, inventory and accounts receivable. Consumer loans are secured by rapidly depreciating assets such as automobiles, or to a lesser extent, are unsecured. The substantial majority of Berkshire Bank's commercial business, commercial real estate and consumer loans generally offer higher rates of return but also possess a greater risk of loss than loans secured by residential real estate. For 1999, 1998 and 1997, charge-offs for commercial business, commercial real estate and consumer loans totalled $2.2 million (or 95.0% of total charge-offs), $798,000 (or 98.3% of total charge-offs) and $2.1 million (or 93.6% of total charge-offs), respectively. Berkshire Bank cannot assure that its level of charge-offs of commercial business loans, commercial real estate and consumer loans, as well as other types of loans, will not be higher in future periods which would reduce net interest income, or that it will not have to charge-off material amounts of commercial business, commercial real estate or consumer loans or other types of loans in future periods, which could lead to a material increase in the provision for loan losses in future periods which would also reduce net income. See "Business of Berkshire Bank--Lending Activities--Nonperforming Assets, Delinquencies and Impaired Loans," "Business of Berkshire Bank--Lending Activities--Real Estate Lending--Commercial and Multi-Family Real Estate Loans," "Business of Berkshire Bank--Lending Activities--Commercial Lending" and "Business of Berkshire Bank--Lending Activities--Consumer Lending" for additional information.

A decline in the stock market may hurt Berkshire Bank's profits and negatively impact its net worth

  The profitability of Berkshire Hills and Berkshire Bank and their net worth is tied, in part, to the market value of the securities it holds. All of Berkshire Bank's debt and mortgage-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. They also carry prepayment risk insofar as they may be called or repaid before maturity in times of low market interest rates, so that

Berkshire Bank may have to invest the funds at a lower rate. The marketable equity securities portfolio also carries market risk as such investments are not insured or guaranteed and are subject to market fluctuations. As marketable equity securities are carried at their fair value, any decline in their value due to unfavorable market conditions or other factors will negatively impact Berkshire Bank's equity. Additionally, sales of securities at prices below their purchase price due to unfavorable market conditions may also negatively impact Berkshire Bank's net income. At December 31, 1999, Berkshire Bank's net unrealized gain on securities available for sale, net of income taxes, totaled $17.7 million, or 20.0%, of total net worth.

Competition has hurt Berkshire Bank's net interest income

  Berkshire Bank faces intense competition both in making high yield and quality loans and in attracting deposits. This competition has forced Berkshire Bank to offer higher deposit rates in its market area. This competition from other providers of financial services for loans and deposits has contributed to a recent narrowing of its average interest rate spread, from 3.65% for the year ended December 31, 1997 to 3.50% for the year ended December 31, 1999, which has hurt net interest income. Berkshire Bank expects that the competition for loans and deposits will continue to be intense and is likely to increase in the future. For more information about Berkshire Bank's market area and the competition it faces, see "Business of Berkshire Bank--Market Area" and "Business of Berkshire Bank--Competition."

Banking reform legislation restricts the activities in which Berkshire Hills may engage compared to existing unitary holding companies

  Legislation intended to modernize the financial services industry has been enacted which provides for greater affiliations by commercial bank holding companies with financial companies such as securities and insurance companies. Under the legislation, newly formed savings and loan holding companies will not have the broad powers formerly available to unitary savings and loan holding companies. Berkshire Hills will be a savings and loan holding company after the conversion. Certain unitary savings and loan holding companies would be grandfathered under the proposed legislation; however, Berkshire Hills will not qualify for the grandfathering. Consequently, Berkshire Hills will be restricted in terms of activities in which it may engage to a greater extent than previously existing unitary savings and loan holding companies.

Establishment of Berkshire Hills Foundation will hurt Berkshire Hills' profits for the year 2000

  Berkshire Hills intends to contribute to Berkshire Hills Foundation shares of its common stock equal to 8% of the shares sold in the conversion. This contribution will hurt net income during the fiscal year in which the foundation is established, which is expected to be 2000, possibly resulting in an operating loss for that year. For a further discussion regarding the effect of the contribution to the foundation, see "The Conversion--Establishment of the Charitable Foundation."

Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree

  The net offering proceeds to Berkshire Bank are estimated to range from $29.5 million to $40.2 million. The net offering proceeds to Berkshire Hills are estimated to range from $24.2 million to $33.1 million after it uses a portion of its proceeds to capitalize a subsidiary it intends to create which will lend funds to Berkshire Bank's employee stock ownership plan to purchase shares of common stock. Berkshire Hills and Berkshire Bank intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "Use of Proceeds" for further discussion.

Implementation of additional benefit plans will increase future compensation expense and lower Berkshire Bank's profits

  Berkshire Bank will recognize additional material employee compensation and benefit expenses stemming from the shares purchased by or granted to employees and executives under new benefit plans. Berkshire Bank cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Berkshire Bank would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for the stock-based incentive plan over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. For further discussion of these plans, see "Management of Berkshire Bank--Benefits."

Declining interest rates could hurt Berkshire Bank's profits

  Like most financial institutions, Berkshire Bank's ability to make a profit depends largely on its net interest income, which is the difference between the interest income it receives from its loans and securities and the interest it pays on deposits and borrowings. A large percentage of Berkshire Bank's interest-earning assets have shorter maturities. Therefore, if interest rates decline, Berkshire Bank anticipates that its net interest income would decline because interest earned on its assets would decrease more quickly than the interest paid on deposits. For further discussion of how changes in interest rates could impact Berkshire Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."

A downturn in the local economy or the economy in western Massachusetts in general could hurt Berkshire Bank's profits

  The vast majority of Berkshire Bank's loans are made to borrowers who live and work in Berkshire County, Massachusetts. A prolonged economic recession in Berkshire County or western Massachusetts in general would likely cause significant increases in nonperforming loans and assets, which would create operating losses for Berkshire Bank and would hurt its profits. For a further discussion of Berkshire Bank's market area and competition, see "Business of Berkshire Bank--Market Area" and "Business of Berkshire Bank--Competition."

Issuance of shares for benefit program may lower your ownership interest

  If stockholders approve the new stock-based incentive plan, Berkshire Hills intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the options under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be further reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Berkshire Bank--Benefits."

Expected voting control by management and employees may make takeover attempts more difficult to achieve

  The shares of common stock that Berkshire Bank's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Berkshire Bank's employee stock ownership plan and Berkshire Hills' stock-based incentive plan, could result in management and employees controlling a significant percentage of Berkshire Hills' common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, the total voting power of management and employees could exceed 20% of Berkshire Hills' outstanding stock, which would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Berkshire Bank--Executive Compensation," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank."

The contribution to Berkshire Hills Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution

  Purchasers of shares will have their ownership and voting interests in Berkshire Hills diluted by 7.4% at the close of the conversion when Berkshire Hills issues an additional 8% of its shares and contributes those shares to the foundation. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data" and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation."

Contribution to Berkshire Hills Foundation may not be tax deductible which could hurt Berkshire Hills' profits

  Berkshire Hills believes that its contribution to the Berkshire Hills Foundation should be deductible for federal income tax purposes. However, Berkshire Hills does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, Berkshire Hills would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, Berkshire Hills may not have sufficient profits to be able to fully use the deduction. For a further discussion of the contribution to the charitable foundation, see "The Conversion--Establishment of the Charitable Foundation--Tax Considerations."

Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock

  Provisions in Berkshire Hills' Certificate of Incorporation and Bylaws, the corporate law of the State of Delaware, Massachusetts banking law, and federal banking regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts you might like to see happen and may decrease the market price of the common stock. These provisions will also make the removal of the current board of directors or management of Berkshire Hills, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Berkshire Hills' common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; certain qualifications to stand for election to and serve on the board of directors; and the elimination of cumulative voting for directors. The Certificate of Incorporation of Berkshire Hills also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. Similar provisions in the Amended and Restated Articles of Organization and Bylaws of Berkshire Bank would also discourage takeover attempts and make takeovers less likely to succeed without the support of management. For further information about these provisions, see "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank."

Employment and change in control agreements, the employee stock ownership plan, supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve

  The employment and change in control agreements to be entered into with officers of Berkshire Hills and Berkshire Bank provide for cash severance payments and/or the continuation of health, life and disability benefits if the officers are terminated following a change in control of Berkshire Hills or Berkshire Bank. If a change in control had occurred at December 31, 1999, the aggregate value of the severance benefits available to these officers under the agreements would, based on 1999 compensation data, have been approximately $5.1 million. In addition, if a change in control had occurred at December 31, 1999 and all eligible employees had been terminated, the aggregate payment due under the supplemental executive retirement plan would have been approximately $450,000 and the aggregate payment due under the severance plan would have been approximately $12.0 million. These estimates do not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. All of these arrangements may have the effect of increasing the costs of acquiring Berkshire Hills, thereby discouraging future attempts to take over Berkshire Hills or Berkshire Bank. For information about the proposed employment, change in control and severance agreements and the severance plan, see "Management of Berkshire Bank--Executive Compensation."

Berkshire Hills cannot assure or guarantee an active trading market for the common stock

  Because Berkshire Hills has never issued stock, there is no current trading market for the common stock. Consequently, Berkshire Hills cannot assure or guarantee that an active trading market for the common stock will develop or that an active trading market, if developed, will continue. An active and orderly trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither Berkshire Hills nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of the common stock. Furthermore, Berkshire Hills cannot assure or guarantee that purchasers of common stock in the offering will be able to sell their shares after the conversion at or above the $10.00 per share purchase price. For further information, see "Market for Common Stock."

Sandler O'Neill has not given an opinion or recommendation that the common stock is a good investment

  Berkshire Hills and Berkshire Bank have engaged Sandler O'Neill to consult with and to advise Berkshire Hills and Berkshire Bank with respect to the conversion and to assist, on a best-efforts basis, with the solicitation of subscriptions and purchase orders for shares of common stock. Sandler O'Neill has not prepared or delivered any opinion or recommendation on the prices at which the common stock may trade after the conversion or the appropriateness of the amount of common stock to be issued in the conversion. Sandler O'Neill also has neither verified the accuracy or completeness of the information contained in this prospectus, nor prepared a report or opinion making recommendations to Berkshire Bank or Berkshire Hills.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following tables contain certain information concerning the consolidated financial position and results of operations of Berkshire Bancorp and Berkshire Bank at and for the dates indicated. The data as of December 31, 1996 and 1995 and for the years then ended represents the combined financial position and results of operations of Great Barrington Savings Bank and Berkshire County Savings Bank and is derived from unaudited consolidated financial statements. These two banks were merged to form Berkshire Bank on May 1, 1997. The data as of December 31, 1999, 1998 and 1997 and for the years then ended are derived from the audited consolidated financial statements of Berkshire Bancorp and Berkshire Bank. This information should be read in conjunction with the Consolidated Financial Statements included in this prospectus.

                                                                                       At December 31,
                                                              ---------------------------------------------------------------------
                                                                 1999           1998           1997           1996           1995
                                                              -----------     -----------    -----------    -----------    --------
                                                                                            (In thousands )
Selected Financial Data:
   Total assets ..........................................    $841,651        $780,289       $637,346       $627,453       $602,679
   Loans, net ............................................     665,554         599,171        491,743        459,059        440,761
      Investment securities:
         Available for sale ..............................      93,084          93,774         71,778         82,888         81,865
         Held to maturity ................................      17,014          23,780         34,675         33,243         17,456
         Federal Home Loan Bank stock ....................       3,843           2,547          2,547          2,509          2,399
         Savings Bank Life Insurance stock ...............       2,043           2,043          2,043          2,043          2,043
   Deposits (1) ..........................................     680,767         647,122        539,061        535,505        524,327
   Federal Home Loan Bank advances .......................      58,928          29,590          6,880          7,732          6,357
   Repurchase agreements .................................       1,120           7,000          5,070          6,340          2,843
         Total equity ....................................      88,352          84,201         75,317         68,713         61,458
   Other real estate owned ...............................         220             398            364          2,888            219
   Nonperforming loans ...................................       2,841           3,490          2,156          4,845          3,912

                                                                                   For the Year Ended December 31,
                                                              ---------------------------------------------------------------------
                                                                 1999           1998           1997           1996           1995
                                                              -----------     -----------    -----------    -----------    --------
                                                                                            (In thousands)
Selected Operating Data:
   Total interest and dividend income ....................      $58,468         $52,495        $48,423        $46,890        $44,761
   Total interest expense ................................       26,922          24,182         22,290         22,032         19,422
                                                                 ------         -------        -------        -------        -------
      Net interest income ................................       31,546          28,313         26,133         24,858         25,339
   Provision for loan losses .............................        3,030           2,055          1,477          1,980          2,509
                                                                 ------         -------        -------        -------        -------
      Net interest income after provision
         for loan losses .................................       28,516          26,258         24,656         22,878         22,830
                                                                 ------         -------        -------        -------        -------
   Noninterest income:
      Service charges and fees ...........................        3,405           2,568          2,440          2,801          2,609
      Gain on sales and dispositions, net.................          491             425          2,653          1,364            244
      Other ..............................................          402             300            512            653            708
                                                                 ------         -------        -------        -------        -------
         Total noninterest income ........................        4,298           3,293          5,605          4,818          3,561
                                                                 ------         -------        -------        -------        -------
         Total noninterest expense .......................       25,196          22,359         26,066         19,257         17,805
                                                                 ------         -------        -------        -------        -------
      Income before income taxes .........................        7,618           7,192          4,195          8,439          8,586
      Income taxes .......................................        1,995           2,768          1,692          3,039          2,066
                                                                 ------         -------        -------        -------        -------
         Net income ......................................      $ 5,623         $ 4,424        $ 2,503        $ 5,400        $ 6,520
                                                                =======         =======        =======        =======        =======

                                                   (footnotes on following page)

                                                                                               At December 31,
                                                                       ---------------------------------------------------------
                                                                            1999         1998       1997       1996       1995
                                                                       ------------   ----------  ----------  ---------  -------
Selected Other Data:
Number of:
   Mortgage loans outstanding .....................................         3,667        2,961      2,879        2,967     2,827
   Deposit accounts ...............................................        76,493       75,648     65,012       65,142    64,760
   Banking offices ................................................            14           14         11           11        11

                                                                                  At or For the Year Ended December 31,
                                                                       ---------------------------------------------------------
                                                                            1999         1998       1997       1996       1995
                                                                       ------------   ----------  ----------  ---------  -------
Selected Operating Ratios and Other Data:
   Performance Ratios (2):
      Average yield on interest-earning assets ......................       7.65%        7.83%      8.10%        8.07%     8.26%
      Average rate paid on interest-bearing liabilities .............       4.15         4.36       4.45         4.42      4.14
      Interest rate spread (3) ......................................       3.50         3.47       3.65         3.65      4.12
      Net interest margin (4) .......................................       4.13         4.22       4.37         4.28      4.67
      Interest-bearing assets to interest-bearing liabilities .......     117.75       120.94     119.44       116.46    115.55
      Net interest income after provision for loan losses
         to noninterest expense .....................................     113.18       117.44      94.59       118.80    128.22
      Non-interest expense as a percent of average assets ...........       3.09         3.19       4.16         3.13      3.11
      Return on average assets (5) ..................................       0.69         0.63       0.40         0.88      1.14
      Return on average equity (6) ..................................       6.51         5.56       3.54         8.55     11.95
      Average equity to average assets ..............................      10.59        11.34      11.30        10.25      9.68

   Regulatory Capital Ratios:
      Tier 1 capital to average assets ..............................       7.91         7.79       9.80         9.46      9.18
      Total capital to risk-weighted assets .........................      12.90        13.04      13.46        14.52     13.73

   Asset Quality Ratios:
      Nonperforming loans as a percent of total loans (7) ............      0.42         0.58       0.43         1.04     0.87
      Nonperforming assets as a percent of total assets (8) ..........      0.36         0.50       0.40         1.23     0.69
      Allowance for loan losses as a percent of total loans ..........      1.27         1.25       1.22         1.35     1.45
      Allowance for loan losses as a percent of nonperforming loans ..    302.62       217.45     281.91       130.09   165.75
      Net loans charged-off as a percent of interest-earning loans ...      0.31         0.09       0.34         0.47     0.25

------------------------------
(1)  Includes mortgagors' escrow accounts.
(2) Regulatory Capital and Asset Quality Ratios are end of period ratios. Performance Ratios for 1999 and 1998 are based on daily averages. Performance Ratios for 1997, 1996 and 1995 are based on monthly averages.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.
(5)  Net income divided by average total assets.
(6)  Net income divided by average total equity.
(7) Nonperforming loans consist of nonaccrual loans. See "Business of Berkshire Bank--Lending Activities--Nonperforming Assets and Delinquencies."
(8) Nonperforming assets consist of nonaccrual loans and real estate owned. See "Business of Berkshire Bank--Lending Activities--Nonperforming Assets and Delinquencies."

                                USE OF PROCEEDS

     The following table presents the estimated net proceeds of the offering, the amount to be retained by Berkshire Hills, the amount to be contributed to Berkshire Bank, and the amount of Berkshire Hills' capitalization of a subsidiary to be created which will lend funds to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts.



                                                                    6,145,500         8,314,500         9,561,675
                                                                    Shares at         Shares at         Shares at
                                                                      $10.00            $10.00            $10.00
                                                                    Per Share         Per Share         Per Share
                                                                  ------------     --------------    --------------
                                                                                  (In thousands)
Gross proceeds .......................................               $61,455           $83,145            $95,617
Less:  estimated underwriting commissions and
       other offering expenses .......................                 2,361             2,658              2,829
                                                                     -------           -------            -------
Net proceeds .........................................               $59,094           $80,487            $92,788
                                                                     =======           =======            =======
Net proceeds to be retained by Berkshire Hills .......               $29,547           $40,244            $46,394

Net proceeds to be contributed to Berkshire Bank .....               $29,547           $40,244            $46,394

Amount of loan by Berkshire Hills to employee
   stock ownership plan ..............................               $ 5,310           $ 7,184            $ 8,261


     Berkshire Hills will purchase all of the capital stock of Berkshire Bank to be issued in the conversion in exchange for 50% of the net proceeds of the stock offering. Receipt of the 50% of the net proceeds of the sale of the common stock will increase Berkshire Bank's capital and will support the expansion of Berkshire Bank's existing business activities. Berkshire Bank will use the funds contributed to it for general business purposes, including, loan originations and investment in short- to intermediate-term investment grade securities.

     Berkshire Hills intends to capitalize a subsidiary it intends to create which will lend funds to the employee stock ownership plan in an amount necessary for the plan to acquire an amount of shares equal to 8% of the shares issued in the conversion, including shares issued to Berkshire Hills Foundation. Accordingly, acquisitions by the employee stock ownership plan would range between 530,971 shares, assuming 6,637,140 shares are issued in the conversion, to 826,128 shares, if 10,326,609 shares are issued in the conversion. Berkshire Hills and Berkshire Bank may alternatively choose to fund the employee stock ownership plan's stock purchases through a loan by a third party financial institution. For purposes of the above table, it is assumed that any shares of common stock to be purchased by the employee stock ownership plan in the open market will be purchased at $10.00 per share. If there are not enough shares to satisfy the employee stock ownership plan's subscription for shares sold in the conversion, the plan may purchase such shares in the open market after conversion. It is anticipated that the employee stock ownership plan loan will have a 15-year term with a fixed rate of interest equal to the prime rate published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid primarily from Berkshire Bank's contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.

     The remaining net proceeds retained by Berkshire Hills will initially be invested primarily in short- to intermediate-term investment grade securities. Berkshire Hills may also use the funds it retains to support future expansion of operations or diversification into other banking or financial services related businesses and for other business or investment purposes. However, with the exception of the potential establishment of an insurance agency, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

     Berkshire Hills may also use available funds to repurchase shares of common stock and for the payment of dividends, subject to any limitations set forth in applicable laws and regulations. Following the conversion, the Board of Directors will have the authority to adopt plans that meet statutory and regulatory requirements for repurchases of common stock. Since Berkshire Hills has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based and consequently, no such intention currently exists. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve Berkshire Hills' return on equity. The avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans is another factor that will be considered. The Board of Directors will also consider any other circumstances in which repurchases would be in the best interests of Berkshire Hills and its stockholders.

     Before undertaking any stock repurchases, the Board of Directors must determine that both Berkshire Hills and Berkshire Bank will be capitalized in excess of all applicable regulatory requirements after any repurchases and that capital will be adequate, taking into account, among other things, Berkshire Bank's level of nonperforming and classified assets, Berkshire Hills' and Berkshire Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "The Conversion--Restrictions on Repurchase of Stock."

     Except as described above, neither Berkshire Hills nor Berkshire Bank has specific plans for the investment of the proceeds of this offering. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."


                                DIVIDEND POLICY

General

     Berkshire Hills' Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the exact amount or range of amounts that may be paid, when the payments may begin or the frequency of any payments. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. When deciding whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account the amount of the net proceeds retained by Berkshire Hills, Berkshire Hills' financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The Board of Directors will also consider the regulatory restrictions discussed below that affect the payment of dividends by Berkshire Bank to Berkshire Hills. Berkshire Hills is also subject to Delaware law, which generally limits dividends to an amount equal to an excess of the net assets of a company (the amount by which total assets exceed total liabilities) over statutory capital, or if there is no excess, to the company's net profits for the current and/or immediately preceding fiscal year. In order to pay cash dividends, however, Berkshire Hills must have available cash either from the net proceeds raised in the conversion and retained by Berkshire Hills, borrowings by Berkshire Hills, dividends received from Berkshire Bank or earnings on Berkshire Hills' assets. No assurances can be given that any dividends, either regular or special, will be declared or paid, or if declared and paid, what the amount of dividends will be or whether they will continue uninterrupted.

Regulatory Restrictions

     Dividends from Berkshire Hills may depend, in part, upon receipt of dividends from Berkshire Bank because Berkshire Hills will initially have no source of income other than dividends from Berkshire Bank and earnings from the investment of the net proceeds from the offering retained by Berkshire Hills. Berkshire Bank, as a Massachusetts-chartered savings bank, must also comply with Massachusetts law when considering paying a dividend. A Massachusetts savings bank may only pay dividends on its stock if such payment would not impair the bank's stock and surplus account. In addition, Berkshire Bank may not declare or pay a cash dividend on its stock if the effect would be to reduce its regulatory capital below the amount required for the liquidation account to be established under the plan of conversion and below amounts required to be maintained by the Federal Deposit Insurance Corporation. See "The Conversion-- Effects of Conversion to Stock Form--Liquidation Account."

Tax Considerations

     In addition to the foregoing, retained earnings of Berkshire Bank appropriated to bad debt reserves and previously deducted for federal income tax purposes cannot be used to pay cash dividends to Berkshire Hills without the payment of federal income taxes by Berkshire Bank at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes relating to the distribution. See "Federal and State Taxation of Income--Federal Income Taxation." Berkshire Hills does not contemplate any distribution by Berkshire Bank that would result in a recapture of its bad debt reserve or create the above-mentioned federal tax liabilities.


                            MARKET FOR COMMON STOCK

     Because Berkshire Hills and Berkshire Bank have not issued capital stock to the public, no established market for the common stock exists. Berkshire Hills expects to receive approval to have its common stock listed on the American Stock Exchange under the symbol "_____" upon completion of the conversion. To receive that approval, Berkshire Hills must satisfy various conditions, including selling the stock and meeting certain listing criteria. There can be no assurance that the common stock will be able to meet the applicable listing criteria to maintain its quotation on the American Stock Exchange or that an active and liquid trading market will develop or, if developed, will be maintained. No assurance can be given that an investor will be able to resell the common stock at or above the purchase price of the common stock after the conversion.

                                 CAPITALIZATION

     The following table presents the historical capitalization of Berkshire Bancorp at December 31, 1999, and the pro forma capitalization of Berkshire Hills after giving effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. Pro forma capitalization does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.


                                                                          Berkshire Hills Pro Forma
                                                                  Capitalization Based Upon the Sale of $10.00 Per Share
                                                                                                                15% Above
                                                                                 Minimum of      Maximum of     Maximum of
                                                                                  Estimated      Estimated      Estimated
                                                                                  Valuation      Valuation      Valuation
                                                                                    Range          Range           Range
                                                                               --------------  --------------  --------------
                                                                                  6,145,500      8,314,500       9,561,675
                                                          Berkshire Bancorp       Shares at      Shares at       Shares at
                                                               as of               $10.00          $10.00          $10.00
                                                          December 31, 1999       Per Share      Per Share       Per Share
                                                          ------------------   --------------  --------------  --------------
                                                                                      (In thousands)
Deposits(1) ..........................................         $680,767           $680,767        $680,767        $680,767
Short-term borrowed funds ............................            1,120              1,120           1,120           1,120
Advances from Federal Home Loan Bank .................           58,928             58,928          58,928          58,928
                                                               --------           --------        --------        --------
Total deposits and borrowed funds.....................         $740,815           $740,815        $740,815        $740,815
                                                               ========           ========        ========        ========
Stockholders' equity:
   Preferred stock:
      1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding ......         $     --           $     --        $     --        $     --

   Common stock:
      26,000,000 shares, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding(2) .....               --                 66              90             103

Additional paid-in capital ...........................               --             59,028          80,397          92,685
Undivided profits (3) ................................           70,679             70,679          70,679          70,679
Accumulated other comprehensive income (4) ...........           17,673             17,673          17,673          17,673

Plus:
   Contribution to foundation ........................               --              4,916           6,652           7,649

Less:
   Expense of contribution to foundation, net of
      taxes (5).......................................               --             (3,146)         (4,257)         (4,896)

Less:
   Common stock acquired by employee stock ownership
      plan (6)........................................               --             (5,310)         (7,184)         (8,261)
   Common stock to be acquired by stock-based
      incentive plan (7) .............................               --             (2,655)         (3,592)         (4,131)
                                                               --------           --------        --------        --------
Total stockholders' equity ...........................         $ 88,352           $141,250        $160,458        $171,501
                                                               ========           ========        ========        ========

____________________________________
(1) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) After conversion, Berkshire Bank's authorized capital will consist solely of 10,000,000 shares of common stock, $1.00 par value, 1,000 shares of which will be issued to Berkshire Hills, and 10,000,000 shares of preferred stock, $1.00 par value, none of which will be issued in connection with the conversion.
(3) Undivided profits are restricted by applicable regulatory capital requirements. Additionally, Berkshire Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of its eligible depositors as of September 30, 1998 and September 30, 1999 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion-- Effects of Conversion to Stock Form--Liquidation Account."
(4) Represents the net unrealized gain on securities classified as available for sale, net of related taxes.
(5) Represents the expense, net of tax, of the contribution of common stock to Berkshire Hills Foundation based on an estimated tax rate of 36%. The realization of the tax benefit is limited annually to 10% of Berkshire Hills' annual taxable income. However, for federal tax and state purposes, Berkshire Hills can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion at $10.00 per share with funds borrowed from a subsidiary established and capitalized by Berkshire Hills for that purpose. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. See "Management of Berkshire Bank-- Benefits--Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors-- Issuance of shares for benefit program may lower your ownership interest," "Pro Forma Data" and "Management of Berkshire Bank--Benefits--Stock-Based Incentive Plan." The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

  The following table presents Berkshire Bank's historical and pro forma capital position relative to its regulatory capital requirements at December 31, 1999. The table amounts include $15,631 in cash held by Berkshire Bancorp that will be added to Berkshire Bank's capital upon conversion. The amount of capital infused into Berkshire Bank for purposes of the following table is 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to Berkshire Bank, see "Regulation and Supervision--Federal Regulations--Capital Requirements."


                                                                 Berkshire Bank Pro Forma Regulatory Capital Compliance at
                                                                          December 31, 1999, Based Upon the Sale of
                                                             ---------------------------------------------------------------------
                                                                                                                 15% Above
                                                                 Minimum of             Maximum of               Maximum of
                                                                 Estimated              Estimated                Estimated
                                                               Valuation Range         Valuation Range          Valuation Range
                                         Berkshire Bank      --------------------  ----------------------  -----------------------
                                         Historical at        6,145,500 Shares       8,314,500 Shares         9,561,675 Shares
                                       December 31, 1999     at $10.00 Per Share    at $10.00 Per Share      at $10.00 Per Share
                                     ---------------------   --------------------  ----------------------  -----------------------
                                               Percent of             Percent of               Percent of             Percent of
                                                Adjusted               Adjusted                 Adjusted               Adjusted
                                                 Total                  Total                    Total                  Total
                                       Amount   Assets(1)     Amount    Assets      Amount       Assets      Amount     Assets
                                     ---------  ---------    -------- -----------  ---------   ----------  ---------  ------------
                                                                         (Dollars in thousands)
Generally accepted accounting
   principles capital .............     $88,352   10.50%      $109,934   12.74%      $117,820     13.53%      $122,354    13.98%
                                        =======   =====       ========   =====       ========     =====       ========    =====

Tier 1 capital to average
   assets (2) .....................     $63,870    7.91%      $ 85,452   10.31%      $ 93,338     11.15%      $ 97,872    11.63%
Requirement .......................      32,305    4.00         33,168    4.00         33,484      4.00         33,665     4.00
                                        -------   -----       --------   -----       --------     -----       --------    -----
Excess ............................     $31,565    3.91%      $ 52,284    6.31%      $ 59,854      7.15%      $ 64,207     7.63%
                                        =======   =====       ========   =====       ========     =====       ========    =====

Total capital to risk-weighted
   assets (3) .....................     $84,652   12.90%      $106,234   15.92%      $114,120     17.00%      $118,654    17.62%
Requirement .......................      52,516    8.00         53,379    8.00         53,694      8.00         53,876     8.00
                                        -------   -----       --------   -----       --------     -----       --------    -----
Excess ............................     $32,136    4.90%      $ 52,855    7.92%      $ 60,426      9.00%      $ 64,778     9.62%
                                        =======   =====       ========   =====       ========     =====       ========    =====

-------------------------
(1) Tier 1 capital levels are shown as a percentage of adjusted total assets of $807.6 million. Total capital to risk-weighted assets are shown as a percentage of risk-weighted assets of $656.4 million.
(2) A portion of the net unrealized gains on available-for-sale investment securities and goodwill accounts for the difference between generally accepted accounting principles capital and Tier 1 capital.
(3) Percentage represents total core and supplementary capital divided by total capital to risk-weighted assets. Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                                 PRO FORMA DATA

     The plan of conversion requires that the common stock must be sold at a price equal to the estimated market value of Berkshire Hills and Berkshire Bank, as converted, based upon an independent appraisal by FinPro. The estimated valuation range as of March 8, 2000 is from a minimum of $61.5 million to a maximum of $83.1 million with a midpoint of $72.3 million. At a price per share of $10.00, this results in a minimum number of shares of 6,145,500, a maximum number of shares of 8,314,500 and a midpoint number of shares of 7,230,000.

     The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated in the following tables are based upon the following assumptions:

    . All shares of common stock will be sold in the subscription and direct community offerings;

    . Sandler O'Neill will receive a fee equal to 1.50% of the aggregate purchase price of the shares sold in the subscription and direct community offerings, except that no fee will be paid with respect to shares purchased by the employee benefit plans, shares purchased by officers, employees or directors of Berkshire Bank or Berkshire Hills, or their immediate families. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings"; and

     . Conversion expenses, excluding the 1.50% fee paid to Sandler O'Neill, will total approximately $1,550,000 regardless of the number of shares sold in the conversion.

     Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     Berkshire Hills and Berkshire Bank prepared the following pro forma data with the assistance of FinPro. The following tables summarize the historical consolidated net income and capital of Berkshire Bancorp and Berkshire Bank and the pro forma consolidated net income and stockholders' equity of Berkshire Hills and Berkshire Bank at and for the year ended December 31, 1999. Pro forma net income for the year ended December 31, 1999 has been calculated as if the conversion was completed on January 1, 1999 and the estimated net proceeds had been invested at 5.98% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of December 31, 1999.

     A pro forma after-tax return of 3.83% is used for the year ended December 31, 1999, after giving effect to a combined federal and state income tax rate of 36%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

     When reviewing the following tables you should consider the following:

     . The final column gives effect to the sale of an additional 1,247,175 shares in the conversion, which may be issued without any further notice if FinPro increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Berkshire Bank or changes in market conditions after the date of the appraisal. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

     . Since funds on deposit at Berkshire Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

     . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at January 1, 1999. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

     . Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of Berkshire Bank's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of September 30, 1999 and September 30, 1998, or the federal income tax consequences of the restoration to income of Berkshire Bank's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation of Income" and "The Conversion--Effects of Conversion to Stock Form." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

     . The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation or depreciation of Berkshire Hills' common stock.

     . The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under the proposed stock-based incentive plan, which requires stockholder approval at a meeting following the conversion.

     The following pro forma data, which are based on Berkshire Bancorp's and Berkshire Bank's capital at December 31, 1999 and net income for the year ended December 31, 1999 on a consolidated basis, may not represent the actual financial effects of the conversion or the operating results of Berkshire Hills after the conversion. The pro forma data rely exclusively on the assumptions outlined above. The pro forma data does not represent the fair market value of Berkshire Hills' common stock, the current fair market value of Berkshire Bank's or Berkshire Bancorp's assets or liabilities, or the amount of money that would be available for distribution to stockholders if Berkshire Hills is liquidated after the conversion.

     The following tables assume that Berkshire Hills Foundation is funded as part of the conversion and therefore gives effect to the issuance of authorized but unissued shares of Berkshire Hills common stock to Berkshire Hills Foundation. The valuation range accounts for the dilutive impact of the issuance of shares to Berkshire Hills Foundation.

                                                                                   At or For the Year Ended December 31, 1999
                                                                                -----------------------------------------------
                                                                                                                    15% Above
                                                                                 Minimum of       Maximum of       Maximum of
                                                                                  Estimated        Estimated        Estimated
                                                                                  Valuation        Valuation        Valuation
                                                                                   Range            Range            Range
                                                                                 -------------  ---------------   --------------
                                                                                   6,145,500        8,314,500       9,561,675
                                                                                    Shares           Shares          Shares
                                                                                   at $10.00        at $10.00       at $10.00
                                                                                   Per Share        Per Share       Per Share
                                                                                 -------------  ---------------   --------------
                                                                                 (Dollars in thousands, except per share amounts)
Gross proceeds ................................................................      $ 61,455        $ 83,145          $ 95,617
Plus:  shares issued to the foundation (equal to 8% of the shares
   sold in the conversion) ....................................................         4,916           6,652             7,649
                                                                                     --------        --------          --------
Pro forma market capitalization ...............................................      $ 66,371        $ 89,797          $103,266
                                                                                     ========        ========          ========
Gross proceeds ................................................................      $ 61,455        $ 83,145          $ 95,617
Less:  estimated expenses .....................................................        (2,361)         (2,658)           (2,829)
                                                                                     --------        --------          --------
Estimated net proceeds ........................................................        59,094          80,487            92,788
Less:  common stock acquired by employee stock ownership plan .................        (5,310)         (7,184)           (8,261)
Less:  common stock to be acquired by stock-based incentive plan ..............        (2,655)         (3,592)           (4,131)
                                                                                     --------        --------          --------
   Net investable proceeds ....................................................      $ 51,129        $ 69,711          $ 80,396
                                                                                     ========        ========          ========
Pro Forma Net Income:

Number of shares used to calculate pro forma net income per share .............     6,141,567       8,309,179         9,555,557
                                                                                    =========       =========         =========
 Pro forma net income (1):
   Historical .................................................................      $  5,623        $  5,623          $  5,623
   Pro forma income on net investable proceeds ................................         1,958           2,670             3,079
   Less:  pro forma employee stock ownership plan adjustments (2) .............          (227)           (307)             (352)
   Less:  pro forma stock-based incentive plan adjustments (3) ................          (340)           (460)             (529)
                                                                                     --------        --------          --------
      Pro forma net income ....................................................      $  7,014        $  7,526          $  7,821
                                                                                     ========        ========          ========
 Pro forma net income per share (1):
   Historical .................................................................      $   0.92        $   0.68          $   0.59
   Pro forma income on net investable proceeds ................................          0.32            0.32              0.32
   Less:  pro forma employee stock ownership plan adjustments (2) .............         (0.04)          (0.04)            (0.04)
   Less:  pro forma stock-based incentive plan adjustments (3) ................         (0.06)          (0.06)            (0.06)
                                                                                     --------        --------          --------
      Pro forma net income per share (4) ......................................       $  1.14        $   0.90          $   0.81
                                                                                     ========        ========          ========
 Pro Forma Stockholders' Equity:

Number of shares used to calculate pro forma stockholders' equity
   per share ..................................................................     6,637,140       8,979,660        10,326,611
                                                                                    =========       =========        ==========
 Pro forma stockholders' equity (book value) (1):
   Historical .................................................................      $ 88,352        $ 88,352          $ 88,352
   Estimated net proceeds .....................................................        59,094          80,487            92,788
   Plus: tax benefit of the contribution to the foundation ....................         1,770           2,395             2,753
   Less: common stock acquired by the employee stock ownership plan ...........        (5,310)         (7,184)           (8,261)
   Less: common stock acquired by stock-based incentive plan (3) ..............        (2,655)         (3,592)           (4,131)
                                                                                     --------        --------          --------
      Pro forma stockholders' equity (4) ......................................      $141,251        $160,458          $171,501
                                                                                     ========        ========          ========
  Pro forma stockholders' equity per share (1):
   Historical .................................................................        $13.31           $9.84            $ 8.56
   Estimated net proceeds .....................................................          8.90            8.96              8.99
   Plus: tax benefit of the contribution to the foundation ....................          0.27            0.27              0.27
   Less: common stock acquired by the employee stock ownership plan ...........         (0.80)          (0.80)            (0.80)
   Less: common stock acquired by stock-based incentive plan (3) ..............         (0.40)          (0.40)            (0.40)
                                                                                     --------        --------          --------
      Pro forma stockholders' equity per share ................................        $21.28          $17.87            $16.62
                                                                                     ========        ========          ========
 Offering price as a percentage of pro forma stockholders' equity
   per share ..................................................................         46.99%          55.96%            60.17%
                                                                                     ========        ========          ========
Offering price as a multiple of pro forma net income per share ................          8.77x          11.11x            12.35x
                                                                                     ========        ========          ========


---------------------------------
(1) Does not give effect to the non-recurring expense that will be recognized in 2000 as a result of the contribution of common stock to Berkshire Hills Foundation. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed during the periods presented. The pro forma data assumes that Berkshire Hills will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 36% tax rate. The realization of the tax benefit is limited annually to 10% of Berkshire Hills' annual taxable income. However, for federal and state tax purposes, Berkshire Hills can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.


                                                                                                                  15% Above
                                                                               Minimum            Maximum          Maximum
                                                                             of Estimated       of Estimated     of Estimated
                                                                              Valuation          Valuation         Valuation
                                                                                Range              Range            Range
                                                                           --------------     --------------     --------------
                                                                              6,145,500          8,314,500          9,561,675
                                                                                Shares             Shares             Shares
                                                                              at $10.00          at $10.00          at $10.00
                                                                              Per Share          Per Share          Per Share
                                                                           --------------     --------------     --------------
                                                                               (Dollars in thousands, except per share data)
After-tax expense of contribution to foundation:
   Year ended December 31, 1999 .........................................       $3,146           $4,257             $4,896

Pro forma net income:
   Year ended December 31, 1999 .........................................        3,868            3,269              2,925

Pro forma net income per share:
   Year ended December 31, 1999 .........................................         0.63             0.39               0.31

(2) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock issued in the conversion. Shares purchased are assumed to be purchased at $10.00 per share. The employee stock ownership plan will borrow the funds used to acquire these shares from a subsidiary to be established by Berkshire Hills. The subsidiary will receive these funds from the net proceeds from the conversion retained by Berkshire Hills. The amount of this borrowing, which will have an interest rate equal to the prime rate as published in The Wall Street Journal, which was 8.5% at December 31, 1999, has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Berkshire Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Berkshire Bank's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 36%. Interest income earned by Berkshire Hills on the loan to the employee stock ownership plan offsets the interest paid on the loan by Berkshire Bank. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Berkshire Bank--Benefits--Employee Stock Ownership Plan."

(3) Assumes that the stock-based incentive plan will acquire an amount of stock equal to 4% of the common stock issued in the conversion for award to key employees and directors. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the stock-based incentive plan at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, that the combined federal and state income tax rate is 36%, and that stock options which may be issued under the stock-based incentive plan are not granted or exercised. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

    For purposes of this table, shares issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated stock-based incentive plan expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense.



                                                                                                                         15% Above
                                                                             Minimum                Maximum               Maximum
                                                                           of Estimated           of Estimated          of Estimated
                                                                             Valuation              Valuation             Valuation
                                                                               Range                  Range                Range
                                                                         ---------------        ---------------      ---------------
                                                                             6,145,500              8,314,500            9,561,675
                                                                               Shares                 Shares               Shares
                                                                             at $10.00              at $10.00            at $10.00
                                                                             Per Share              Per Share            Per Share
                                                                         ---------------        ---------------      ---------------
                                                                               (Dollars in thousands, except per share data)
Pro forma net income per share:
   Year ended December 31, 1999 ......................................        $ 1.11                $ 0.88                $ 0.80

Pro forma stockholders' equity per share:
   At December 31, 1999 ..............................................         20.46                 17.18                 15.97

Pre-tax stock-based incentive plan expense:
   Year ended December 31, 1999 ......................................         2,655                 3,592                 4,131


(4) In calculating the pro forma effect of the stock-based incentive plan, no effect has been given for any shares that may be reserved for issuance upon the exercise of stock options that may be granted under the stock-based incentive plan. The number of options available under the stock-based incentive plan will be equal to 10% of the number of shares issued in the conversion. The issuance of authorized but unissued shares of common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 9.09%.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for stock issued as a result of the exercise of stock options were authorized but unissued shares instead of repurchased shares.


                                                                                           15% Above
                                                        Minimum           Maximum           Maximum
                                                       of Estimated      of Estimated     of Estimated
                                                        Valuation         Valuation        Valuation
                                                         Range             Range             Range
                                                    --------------    --------------    --------------
                                                       6,145,500         8,314,500         9,561,675
                                                        Shares            Shares            Shares
                                                       at $10.00         at $10.00         at $10.00
                                                       Per Share         Per Share         Per Share
                                                    --------------    --------------    --------------
                                                       (Dollars in thousands, except per share data)
Pro forma net income per share:
   Year ended December 31, 1999 .....................    $ 1.03            $ 0.82           $ 0.74

Pro forma stockholders' equity per share:
   At December 31, 1999 .............................     20.26             17.15            16.01

                    COMPARISON OF INDEPENDENT VALUATION AND
        PRO FORMA FINANCIAL INFORMATION WITH AND WITHOUT THE FOUNDATION

  As set forth in the following table, if Berkshire Hills Foundation is not established and funded as part of the conversion, FinPro estimates that the pro forma valuation of Berkshire Hills and Berkshire Bank would be greater than if the foundation is included, and would result in an increase in the amount of common stock offered for sale in the conversion. If the foundation is not established, there is no assurance that the appraisal prepared at that time of conversion would conclude that the pro forma market value of Berkshire Hills and Berkshire Bank would be the same as the estimate set forth in the table below. Any appraisal prepared at the time of conversion would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

  The information presented in the following table is for comparative purposes only. It assumes that the conversion was completed at December 31, 1999, based on the assumptions set forth under "Pro Forma Data."


                                                                                                                  At the Maximum,
                                                   At the Minimum of              At the Maximum of              as Adjusted, of
                                                  Estimated Valuation            Estimated Valuation            Estimated Valuation
                                                        Range                            Range                         Range
                                                ------------------------      ---------------------------    -----------------------
                                                    With         No              With            No              With        No
                                                 Foundation  Foundation       Foundation      Foundation     Foundation   Foundation
                                                 ----------  ----------      -------------   ------------    -----------  ----------
                                                                     (Dollars in thousands, except per share amounts)

Estimated pro forma valuation (1) ..............  $ 61,455     $ 69,275         $ 83,145        $ 93,725       $ 95,617     $107,784
Pro forma market capitalization ................    66,371       69,275           89,797          93,725        103,266      107,784
Total assets ...................................   894,550      900,138          913,757         921,317        924,800      933,495
Total liabilities ..............................   756,360      756,360          756,360         756,360        756,360      756,360
Pro forma stockholders' equity .................   141,251      146,839          160,458         168,018        171,501      180,196
Pro forma net income ...........................     7,014        7,272            7,526           7,874          7,821        8,221
Pro forma stockholders' equity per share .......     21.28        21.19            17.87           17.93          16.62        16.72
Pro forma net income per share .................      1.14         1.13             0.90            0.90           0.81         0.81

Pro Forma Pricing Ratios:
      Offering price as a percentage of
      pro forma stockholders' equity ...........     46.99%       47.19%           55.96%          55.77%         60.17%      59.81
      Offering price as a multiple of pro
      forma net income per share ...............      8.77         8.85            11.11           11.11          12.35       12.35
      Offering price to assets .................      7.42         7.70             9.83           10.17          11.17       11.55

Pro Forma Financial Ratios:
      Return on assets (annualized) ............      0.78         0.81             0.82            0.85           0.85        0.88
      Return on stockholders' equity
      (annualized) .............................      4.97         4.95             4.69            4.69           4.56        4.56
      Stockholders' equity to total assets .....     15.79        16.31            17.56           18.24          18.54       19.30

-------------------------
(1)  Based on independent valuation prepared by FinPro as of March 8, 2000.

                        BERKSHIRE BANCORP AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

  The following Consolidated Statements of Income for each of the years in the three year period ended December 31, 1999 have been audited by Wolf & Company, P.C., independent public accountants. The report of Wolf & Company, P.C. on these Consolidated Statements of Income appears on page F-2 of this prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and Notes and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                   Years Ended December 31,
                                                                           ----------------------------------------
                                                                              1999          1998           1997
                                                                           ------------  -----------  -------------
                                                                                        (In thousands)
Interest and dividend income:
   Interest and fees on loans............................................   $52,522       $46,449        $41,514
   Interest and dividends on securities..................................     5,595         5,392          6,387
   Interest on short-term investments and other investments..............       351           654            522
                                                                            -------        ------         ------
         Total interest and dividend income..............................    58,468        52,495         48,423
                                                                            -------        ------         ------

Interest expense:
   Interest on deposits..................................................    23,848        22,601         21,564
   Interest on Federal Home Loan Bank advances...........................     2,796         1,214            394
   Interest on securities sold under agreements to repurchase............       278           367            332
                                                                            -------        ------         ------
         Total interest expense .........................................    26,922        24,182         22,290
                                                                            -------        ------         ------

Net interest income......................................................    31,546        28,313         26,133
Provision for loan losses................................................     3,030         2,055          1,477
                                                                            -------        ------         ------
Net interest income, after provision for loan losses.....................    28,516        26,258         24,656
                                                                            -------        ------         ------

Other income:
   Customer service fees.................................................     1,333         1,180          1,089
   Trust department fees.................................................     1,730         1,154          1,006
   Loan servicing fees...................................................       342           234            345
   Gain on sales and dispositions of securities, net.....................       491           425          2,653
   Gain on sale of other real estate.....................................        --           119             --
   Loss on sale of equipment.............................................      (30)            --             --
   Miscellaneous.........................................................       432           181            512
                                                                            -------        ------         ------
         Total other income..............................................     4,298         3,293          5,605
                                                                            -------        ------         ------

Operating expenses:
   Salaries and employee benefits........................................    13,767        11,842         12,305
   Occupancy and equipment...............................................     4,152         3,591          3,483
   Data processing.......................................................     1,493         1,204          1,298
   Charitable contributions..............................................        --           200          2,488
   Foreclosed real estate, net...........................................       (8)            54            766
   Office supplies.......................................................       687           930          1,006
   Professional fees.....................................................       869           895          1,007
   Advertising...........................................................       599           792            921
   Amortization of goodwill..............................................       549           259            286
   Other general and administrative expenses.............................     3,088         2,592          2,506
                                                                            -------        ------         ------
         Total operating expenses........................................    25,196        22,359         26,066
                                                                            -------        ------         ------

Income before income taxes...............................................     7,618         7,192          4,195
Provision for income taxes...............................................     1,995         2,768          1,692
                                                                            -------        ------         ------
         Net income......................................................    $5,623        $4,424         $2,503
                                                                            =======        ======         ======

  The accompanying notes are an integral part of these consolidated financial statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


  The following discussion should be read in conjunction with the "Selected Consolidated Financial Information" and the Consolidated Financial Statements and Notes appearing elsewhere in the prospectus. In addition to historical information, the following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements as a result of certain factors, including those discussed in "Risk Factors," contained elsewhere in this prospectus.

General

  Berkshire Bancorp owns all of the outstanding common stock of Berkshire Bank. Berkshire Bancorp does not transact any business other than through Berkshire Bank. Berkshire Bank's results of operations depend primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Berkshire Bank also generates non-interest income primarily from fees charged on customers' accounts and fees earned on its trust services. Gains on the sales of securities is another source of non-interest income. Berkshire Bank's non-interest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. Berkshire Bank's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations. Berkshire Bank exceeded all of its regulatory capital requirements at December 31, 1999.

Forward Looking Statements

  This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Berkshire Bank and Berkshire Hills. These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Berkshire Bank's and Berkshire Hills' ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Berkshire Bank and Berkshire Hills and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Berkshire Bank's and Berkshire Hills' market area and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Berkshire Bank and Berkshire Hills do not undertake--and specifically disclaim any obligation--to publicly release the result of any revisions which may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Operating Strategy

  Berkshire Bank is an independent, community-oriented savings bank, delivering quality customer service and offering a wide range of deposit, loan and investment products to its customers. In recent years, Berkshire Bank's strategy has been to enhance profitability through controlled balance sheet growth by emphasizing the origination of real estate mortgages, commercial loans, home equity loans and automobile loans, increasing sources of noninterest income and by improving operating efficiencies while managing its capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, Berkshire Bank has sought to:

     . Operate as a full service community bank by expanding the services and products it offers.

     . Provide superior customer service and innovative products by expanding delivery systems through the opening of new branch offices, increasing the functionality of its ATM network and expanding the capability of its call center.

     . Increase fee income by broadening non-depository product offerings and services, including expansion of its trust services, and expanding the offering of insurance products through the establishment of an insurance agency.

     . Increase fee income through the sale of a portion of its indirect automobile loan portfolio, while retaining the servicing rights.

     . Continue to increase its emphasis on high quality commercial and consumer loans to increase the yields earned on its overall loan portfolio, without incurring unacceptable credit risk.

     . Control credit risk by continuing to employ conservative underwriting standards to minimize the level of new problem assets.

     . Manage interest rate risk by emphasizing investments in shorter-term loans and investment securities.

     . Invest primarily in debt instruments and money market type equity investments to provide adequate liquidity, to meet cash flow needs and to earn a reasonable return on investment.

Comparison of Financial Condition at December 31, 1999 and December 31, 1998

     Total assets increased $61.4 million, or 7.9%, to $841.7 million at December 31, 1999 from $780.3 million at December 31, 1998, primarily due to growth in loans. Loans increased $66.4 million, or 11.1%, to $665.6 million from $599.2 million, primarily due to a $36.6 million, or 21.2%, increase in consumer loans, primarily automobile loans, to $208.7 million at December 31, 1999 from $172.2 million at December 31, 1998, due to increased originations. The growth in the automobile portfolio was offset by sales of $39.2 million of automobile loans in the second half of fiscal 1999 to bolster Berkshire Bank's liquidity position. Loan growth was also due to an increase in one- to four-family real estate loans of $24.6 million, or 11.2%, to $245.2 million from $220.6 million, due primarily to increased refinancing activity due to a lower interest rate environment in 1999. Commercial loans also increased $12.1 million, or 9.0%, to $146.2 million at December 31, 1999 from $134.1 million at December 31, 1998, due to aggressive marketing efforts. These increases were offset by a $6.1 million, or 7.6%, decrease in commercial real estate, multi-family real estate and construction loans from a total of $79.8 million at December 31, 1998 to $73.7 million at December 31, 1999.

     The growth in loans was offset, in part, by a decrease in the securities portfolio of $6.2 million, or 5.0%, to $116.0 million from $122.1 million at December 31, 1998, as the funds which had been received from the purchase of the three Fleet branch offices in August 1998 and which were temporarily invested in short-term securities, were used to support loan growth. Berkshire Bank's net loans to assets ratio at December 31, 1999 was 79.08% compared to 76.79% at December 31, 1998.

     Nonperforming assets totaled $3.1 million at December 31, 1999 compared to $3.9 million at December 31, 1998, a decrease of $827,000, or 21.3%. This decrease was primarily due to a $1.1 million decrease in nonaccruing commercial real estate loans and an $822,000 decrease in nonaccruing one- to four-family real estate loans, offset by a $960,000 increase in nonaccruing commercial loans and a $277,000 increase in consumer loans.

     Total interest-bearing liabilities increased $57.9 million, or 9.4%, due to increased deposits and Federal Home Loan Bank advances. Total deposits increased $33.6 million, or 5.2%, to $680.8 million at December 31, 1999 from $647.1 million at December 31, 1998, due primarily to an increase in money market deposits, particularly from commercial entities and municipalities.
Their balances increased $23.0 million, or 32.9%, to $92.7 million at December 31, 1999 from $69.8 million at December 31, 1998 due to increased marketing efforts and continuing growth of the government banking program established during 1998. Certificates of deposit increased $4.6 million, or 1.6%, to $295.3 million from $290.7 million, due primarily to increased marketing activities in the fourth quarter of 1999. Regular savings accounts also increased by $6.8 million, or 4.9%, to $145.5 million from $138.7 million. Slightly offsetting these increases was a decline in non-interest bearing checking accounts of $762,000. Federal Home Loan Bank advances increased $29.3 million, or 99.2%, to $58.9 million from $29.6 million at December 31, 1998, and were used primarily to fund loan growth. Retail repurchase agreements decreased $5.9 million, or 84.0%, to $1.1 million at December 31, 1999 from $7.0 million at December 31, 1998 due to Berkshire Bank's efforts to encourage its retail repurchase agreement customers to switch to money market accounts.

     Total equity was $88.4 million at December 31, 1999 compared to $84.2 million at December 31, 1998, an increase of $4.2 million, or 4.9%, primarily due to net income of $5.6 million, offset by a decline in net accumulated unrealized gains on available for sale securities of $1.5 million. The decrease in the unrealized gains on securities occurred due to market declines in Berkshire Bank's equity portfolio consisting primarily of bank, financial and industrial stocks, which experienced greater market declines than other sectors of the overall market.

Comparison of Financial Condition at December 31, 1998 and 1997

     Total assets increased $142.9 million, or 22.4%, to $780.3 million at December 31, 1998 from $637.3 million at December 31, 1997. This increase was primarily attributable to an increase in Berkshire Bank's net loan portfolio of $107.4 million, or 21.9%, to $599.2 million at December 31, 1998 from $491.7 million at December 31, 1997, primarily due to the addition of three new automobile dealers to Berkshire Bank's indirect automobile loan program whose originations significantly contributed to an increase in consumer loans of $55.5 million, or 47.6%, to $172.2 million at December 31, 1998 from $116.7 million at December 31, 1997. The increase in loan growth was also due to the purchase of three local branch offices from Fleet Bank in August 1998 which resulted in the acquisition of $16.8 million in loans, primarily commercial and commercial real estate loans. Increased marketing efforts also contributed to the $22.7 million, or 20.4%, increase in commercial loans from $111.4 million at December 31, 1997 to $134.1 million at December 31, 1998. Commercial real estate loans increased $10.3 million, or 25.0%, from $41.3 million at December 31, 1997 to $51.6 million at December 31, 1998. Residential real estate loans also increased by $18.3 million, or 9.1%, in 1998 to $220.6 million from $202.3 million in 1997, due to increased refinancings due to a lower interest rate environment. Loan growth was primarily funded by deposits purchased in connection with the acquisition of the three branches from Fleet Bank, Federal Home Loan Bank advances and deposit growth.

     The securities portfolio also increased by $11.1 million, or 10.0%, to $122.1 million at December 31, 1998 from $111.0 million at December 31, 1997, primarily due to the purchase of short-term securities, primarily collateralized mortgage obligations (both agency and private label) and corporate bonds and notes. Security purchases were funded by deposits acquired from the purchase of the Fleet branches.

     Nonperforming assets totaled $3.9 million at December 31, 1998 compared to $2.5 million at December 31, 1997, an increase of $1.4 million, or 54.3%. This increase was primarily due to a $728,000, or 216.7%, increase in nonaccruing commercial real estate loans and a $649,000, or 104.2%, increase in nonaccruing one- to four-family real estate loans from December 31, 1997 to December 31, 1998.

     Total interest-bearing liabilities increased $112.7 million, or 22.5%, due to increased deposits and Federal Home Loan Bank advances. Total deposits increased $108.1 million, or 20.1%, to $647.1 million at December 31, 1998 from $539.1 million at December 31, 1997. This growth was primarily due to the assumption of $69.7 million in deposits through the acquisition of the three branches in 1998. The increased emphasis on commercial deposits, generally due to additional relationships generated with Berkshire Bank's commercial lending borrowers, and the establishment of government banking in 1998 contributed to the increase in deposits. Deposit growth was spread relatively evenly among the various deposit categories as demand deposit accounts grew by $20.0 million, or 40.2%, NOW checking accounts grew by $26.7 million, or 51.8%, money market accounts increased by $17.6 million, or 33.7%, savings accounts rose by $13.7 million, or 11.0% and certificates of deposit grew by $30.0 million, or 11.5%. Advances from the Federal Home Loan Bank of Boston increased $22.7 million, or 330.1%, to $29.6 million at December 31, 1998 from $6.9 million at December 31, 1997 and were used to fund the loan growth.

     Total equity was $84.2 million at December 31, 1998 compared to $75.3 million at December 31, 1997, an increase of $8.9 million, or 11.8%. The increase in equity was primarily attributable to net accumulated unrealized gains on available for sale securities of $4.5 million and net income of $4.4 million.

Comparison of Operating Results for the Years Ended December 31, 1999 and 1998

     Net Income. Net income increased $1.2 million, or 27.1%, to $5.6 million for 1999 from $4.4 million for the previous year, primarily due to an increase in net interest income of $3.2 million, or 11.4%, an increase in non-interest income, of $1.0 million, and a decrease in income taxes of $773,000, or 27.9%, to $2.0 million for 1999 from $2.8 million for the previous year. Also, non-interest expense increased $2.8 million, or 12.7%, to $25.2 million for 1999 from $22.4 million for 1998, due to additional accruals for certain items, and an increase in the provision for loan losses of $1.0 million, or 47.5%, to $3.0 million due to loan growth, in particular, growth in consumer loans. Berkshire Bancorp's efficiency ratio was 71.27% for 1999 compared to 71.71% for 1998.

     Net Interest Income. Net interest income increased by $3.2 million, or 11.4%, to $31.5 million for 1999 from $28.3 million for 1998. Total interest and dividend income rose $6.0 million, or 11.4%, to $58.5 million for 1999 from $52.5 million for 1998, offset in part by a $2.7 million, or 11.3%, increase in interest expense to $26.9 million for 1999 from $24.2 million for 1998.

     The increase in interest income was due to a $93.6 million, or 14.0%, increase in average interest earning assets to $764.2 million from $670.6 million, partially offset by an 18 basis point decrease in the average yield on interest earning assets to 7.65% for 1999 from 7.83% for 1998 due to increased competition and a lower interest rate environment. Interest on loans rose $6.1 million, or 13.1%, to $52.5 million for 1999 from $46.4 million in 1998, primarily due to increases in one- to four-family real estate loans and consumer loans, partially offset by a competitive pricing environment which caused management to more aggressively price such loans and resulted in the average yield on the loan portfolio decreasing to 8.21% for 1999 from 8.49% for 1998. Investment security income, including dividends on Federal Home Loan Bank stock and Savings Bank Life Insurance stock rose $203,000, or 3.8%, to $5.6 million from $5.4 million for 1998 as average balances increased $6.5 million, or 5.8%, to $119.2 million from $112.6 million for 1998. The higher balances were offset by a 8 basis point decline on the average rate earned on investments to 4.70% for 1999 from 4.78% for 1998, due to investment securities in lower-yielding, higher liquidity securities in preparation for the Year 2000 transition.

     Interest expense increased $2.7 million, or 11.3%, to $26.9 million for 1999 from $24.2 million for 1998, due to a $1.2 million, or 5.5%, increase in interest expense on deposits and a $1.6 million, or 130.3%, increase in interest expense on Federal Home Loan Bank advances. The Federal Home Loan Bank interest expense includes an additional $277,000, which resulted from Berkshire Bank accounting for Federal Home Loan Bank interest on an accrual basis. The increase in interest expense was due to a $69.1 million, or 13.2%, increase in average interest bearing deposit balances to $592.1 million for the year from $523.1 million for the previous year. The increased deposit balances for 1999 are due to the assumption of $69.7 million of deposits associated with the purchase of three Fleet branches in August 1998, an increased emphasis on attracting commercial and governmental deposit accounts and increased marketing efforts in late 1999. The increase in the average balance on interest-bearing deposits was offset by a 29 basis point decrease in the average rate paid on interest-bearing deposit accounts for 1999 to 4.03%, from 4.32% for 1998. Average borrowings increased $27.0 million, or 112.8%, to $51.0 million for 1999 from $23.9 million for 1998. Also, a number of lower cost borrowings repriced into higher cost obligations throughout the year from the increase in market interest rates resulting in a higher effective cost of borrowings and an additional $100,000 in interest expense. The average rate paid for 1999 was 5.49%, compared to 5.07% for 1998. The additional Federal Home Loan Bank advances primarily were used to fund loan growth.

     Provision for Loan Losses. The provision for loan losses increased $975,000, or 47.4%, for 1999 to $3.0 million from $2.1 million to reflect the growth in the loan portfolio and, in particular, the increase in the average balance of commercial and consumer loans, which generally bear a greater degree of risk than one- to four-family mortgage loans. The increase in the provision also reflects management assessment of increased charge-offs which increased to $2.4 million for 1999 from $812,000 the previous year due primarily to increased charge-offs of commercial loans which increased by $974,000, or 416.2%, and increases in consumer loan charge-offs of $420,000, or 135.1%. The ratio of net charge-offs to interest earning loans was 0.31% for 1999 and 0.09% for 1998. At December 31, 1999 and December 31, 1998, the allowance for loan losses was $8.5 million and $7.6 million, respectively, which represented 300.39% of nonperforming loans and 1.27% of total loans at December 31, 1999, compared to 217.45% of nonperforming loans and 1.25% of total loans at December 31, 1998.

     Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio. Management assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio. While management believes that, based on information currently available, Berkshire Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that Berkshire Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by Berkshire Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may increase its level of allowance for loan losses as a percentage of total loans and non-performing loans if the level of commercial real estate, multi-family, commercial, construction and development or consumer lending as a percentage of its total loan portfolio increases. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Berkshire Bank's allowance for loan losses. These agencies may require Berkshire Bank to provide additions to the allowance based upon judgments different from management. See "Business of Berkshire Bank--Lending Activities--Allowance for Loan Losses."

     Noninterest Income. Non-interest income totaled $4.3 million for 1999 and $3.3 million for 1998, an increase of $1.0 million, or 30.5%, due primarily to a $576,000, or 49.9%, increase in trust fees to $1.7 million for 1999 from $1.2 million for 1998 of which $245,000 resulted from a one-time adjustment made in connection with accounting for trust fees during 1999. The remainder of the increase in trust fees primarily resulted from increased trust account activity and revisions to the fee structure. Also contributing to the increase in non-interest income was a $251,000 increase in other fee income, including ATM fees and government banking advisory fees, a $92,000 increase in service charges on checking accounts due to increased volume, and a $66,000 increase in gains on the sale of securities.

     Noninterest Expense. Noninterest expense increased $2.8 million, or 12.7%, to $25.2 million for 1999, compared to $22.4 million for 1998, primarily due to the increased expenses associated with the purchase of three branches in August 1998. The additional personnel required to staff the branches contributed to an increase in other salary and benefit costs of $1.9 million. Additionally, expense for the amortization of goodwill rose $290,000, or 112.0%, in 1999 due to the purchase of the three branches. Also contributing to the increase in noninterest expense was $300,000 in consulting expenses incurred in streamlining Berkshire Bank's management information system and Year 2000 preparedness. Audit and examination fees increased by $131,000 and salary expense increased $170,000. In addition, severance costs were $189,000 for 1999 while there were none for 1998. The increase in noninterest expense also reflects a $210,000 expense relating to the acceleration of depreciation on a branch office which closed in April 2000.

     Income Taxes. Income taxes for the year ending December 31, 1999 were $2.0 million, a decrease of $773,000, or 27.9%, from $2.8 million for the year ended December 31, 1998. The effective tax rates for 1999 and 1998 were 26.2% and 38.5%, respectively. The lower effective tax rate for 1999 was attributable to a projected $850,000 carryforward of the deduction in connection with the establishment of Greater Berkshire Foundation, Inc. in 1997. Under the Internal Revenue Code, Berkshire Bank may only deduct up to 10% of its consolidated taxable income before the charitable contribution to any one year. The excess of the deductible amount will be deductible over each of the five succeeding taxable years, subject to a 10% limitation each year. In 1998, $381,000 of the carryforward was utilized and approximately $545,000 of such carryforward remains to be utilized. Additionally, federal tax credits of an estimated $300,000 in 1999, obtained in connection with Berkshire Bank's rehabilitation of a historic firehouse in Pittsfield, Massachusetts, contributed to lowering taxes. At the state level, Greenland Development Corporation and Forward Development Corporation, two wholly owned bank subsidiaries, utilized the remaining $1.5 million and $1.8 million, respectively, of their unused state net operating loss carryforwards available at December 31, 1998.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

     Net Income. Net income increased by $1.9 million, or 76.8%, from $2.5 million for 1997 to $4.4 million for 1998. The increase was primarily due to a $2.2 million, or 8.3%, increase in net interest income and a decrease in noninterest expense of $3.7 million, or 14.2%, partially offset by a decrease in noninterest income of $2.3 million. The decrease in non-interest income was due to a decrease in the gains on the sale or contribution of securities from $2.7 million for 1997 to $425,000 for 1998 due to the recognition of a $2.4 million gain in 1997 resulting from the funding of Greater Berkshire Foundation, Inc. in May 1997 with appreciated securities. The gain represents the excess of the market value of the contributed securities over the cost basis of the securities at the date of transfer. Greater Berkshire Foundation, Inc. was created in connection with the merger of Berkshire County Savings Bank and Great Barrington Savings Bank which were merged to form Berkshire Bank. Berkshire Bancorp's efficiency ratio was 71.71% for 1998 compared to 89.62% for 1997.

     Net Interest Income. Net interest income increased $2.2 million, or 8.3%, to $28.3 million for 1998 from $26.1 million for 1997. This increase was primarily due to a $72.5 million, or 12.1%, increase in the average balance of interest-earning assets to $670.6 million for the year ended December 31, 1998 from $598.1 million for the year ended December 31, 1997. The increase in interest income due to the higher average balance of interest-earning assets was offset in part by a decline in the average yield on interest-earning assets of 27 basis points to 7.83% for 1998 from 8.10% for 1997 due primarily to a lower interest rate environment. Total interest and dividend income increased $4.1 million, or 8.4%, to $52.5 million for the year ended December 31, 1998 from $48.4 million for the year ended December 31, 1997. The increase in interest and dividend income was due to a $4.9 million, or 11.9%, increase in interest income on loans to $46.4 million for the year ended December 31, 1998 from $41.5 million for the prior year. The increase in interest income on loans was due to an increase in the average balance of loans of $70.5 million, or 14.8%, to $546.8 million for 1998 from $476.3 million for 1997 due to: (1) a higher level of one- to four-family refinancings; (2) the addition of new automobile dealers as indirect automobile lenders; and (3) the purchase of $16.8 million of loans in connection with the branch purchases in 1998. The increase in interest income from loans was partially offset by a 23 basis point decline in the average yield to 8.49% from 8.72% due to a lower interest environment. Interest and dividend on investment securities, including dividends on Federal Home Loan Bank stock and Savings Bank Life Insurance stock, decreased $995,000, or 15.6%, to $5.4 million for 1998 from $6.4 million for 1997 due to a 90 basis point decrease in the average rate earned from 5.69% for 1997 to 4.79% for 1998 due to the lower interest rate environment. The decrease in interest income and dividends was offset, in part, by an increase in the average balance of investment securities to $112.6 million for 1998 from $112.3 million for the previous year due in part to additional investments with funds acquired in the three branch purchases in 1998.

     Interest expense increased $1.9 million, or 8.5%, to $24.2 million for 1998 from $22.3 million for 1997. The increase in interest expense was attributable to a $1.0 million, or 4.8%, increase in interest on deposits and a $820,000 increase in interest on Federal Home Loan Bank advances. The increase in interest expense on deposits was due to a higher average balance of deposits of $35.8 million, or 7.4%, to $523.1 million for the year ended December 31, 1998 from $487.3 million for the year ended December 31, 1997, predominately in money market accounts which increased $536,000. The increase in interest expense due to the increase in deposits was partially offset by an 11 basis point decrease in the average rate paid on deposits from 4.43% for 1997 to 4.32% for 1998 due, again, to the lower interest rate environment. The increase in the interest expense of Federal Home Loan Bank advances was due to a $16.9 million increase in the average balance to $23.9 million for 1998 from $7.0 million for 1997, offset by a 56 basis point decrease in the average rate paid from 5.63% for 1997 to 5.07% for 1997. The additional Federal Home Loan Bank advances were used primarily to fund loan growth.

     Provision for Loan Losses. The provision for loan losses increased $578,000, or 39.1%, to $2.1 million for 1998 from $1.5 million for 1997 as
Berkshire Bank recognized the need to increase its provision in response to the strong growth in loan balances. In determining the provision for 1998, management considered the decrease in charge-offs from $2.3 million for 1997 to $812,000 for 1998 and recoveries of previously charged-off loans, which amounted to $268,000 for 1998 versus $594,000 for 1997. At December 31, 1998 and 1997, the allowance for loan losses was $7.6 million and $6.1 million, respectively, which represented 217.45% of non-performing loans and 1.25% of total loans at December 31, 1998 compared to 281.91% of non-performing loans and 1.22% of total loans at December 31, 1997.

     Noninterest Income. Noninterest income totaled $3.3 million and $5.6 million for the years ended December 31, 1998 and 1997, respectively. The $2.3 decrease in noninterest income was attributable to the one-time gain of $2.4 million recognized on the donation of appreciated marketable equity securities to Greater Berkshire Foundation, Inc. in May 1997. A decrease of $158,000 in service fees on checking accounts contributed to this decrease as Berkshire Bank's fee structure was realigned to the lower of the two merged institutions. These decreases were partially offset by trust department fees, which rose $148,000, or 14.7%, in 1998 over 1997 levels.

     Noninterest Expense. Noninterest expense totaled $22.4 million for 1998, a decrease of $3.7 million, or 14.2%, from $26.1 million for 1997. This decrease was primarily attributable to higher expenses in 1997 due to merger-related activities and to a decrease in charitable contributions of $2.3 million to $200,000 in 1998 from $2.5 million in 1997. A donation of $2.5 million of appreciated securities was made to Greater Berkshire Foundation, Inc. in 1997 while no contribution was made in 1998. Also contributing to the decrease in noninterest expense was a $129,000, or 14.0%, decrease in marketing and advertising expense to $792,000 for 1998 from $921,000 for 1997. Other real estate owned and nonaccrual expenses declined $276,000 to $181,000 for 1998 from $457,000 for 1997 due to a decrease in the amount of real estate owned. Additionally, the consolidation of accounts resulted in an $83,000 decline in service charges paid from $265,000 for the year ended December 31, 1997 to $182,000 for the year ended December 31, 1998. Offsetting these decreases in noninterest expense were acquisition expenses related to the August 1998 purchase of three local branch offices from Fleet Bank totaling $585,000, including goodwill from the purchases, which is being amortized over 15 years and amounted to $207,000 in 1998 and other items relating to the purchase such as legal fees, equipment purchases, and system conversion costs, which totaled $380,000.

     Income Taxes. Income taxes increased $1.1 million, or 63.6%, to $2.8 million for 1998 from $1.7 million for 1997 resulting in effective tax rates of 38.5% and 40.3% for 1998 and 1997, respectively. The lower effective tax rate in 1998 was attributable to the utilization of $1.5 million, $498,000 and $14,000 of state net operating loss carryforwards at Greenland Development Corporation, Forward Development Corporation and Woodland Realty, Inc., respectively, three wholly owned subsidiaries of Berkshire Bank. The lower tax amount in 1997 was partially attributable to the contribution of appreciated securities to Greater Berkshire Foundation, Inc. Although common stock with a market value of $2.5 million was donated to Greater Berkshire Foundation, Inc. in 1997, only $682,000 was allowable as a deduction for tax purposes. In 1998, $381,000 of the carry forward was utilized. Berkshire Bank anticipates that it will be able to fully use the contribution carryover for the six-year period.

Average Balances, Interest and Average Yields/Cost

     The following table presents certain information for the years indicated regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the years indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the years presented. Average balances for the 1999 and 1998 years were derived from average daily balances. Average balances for 1997 were derived from average monthly balances. The yields and rates include fees which are considered adjustments to yields.

                                                      At        For the Year Ended December 31,
                                                  December 31,  -------------------------------
                                                     1999                    1999
                                                  ----------    -------------------------------
                                                                                      Average
                                                                  Average              Yield/
                                                    Balance       Balance   Interest    Rate
                                                  ----------    ----------  --------   -------
                                                              (Dollars in thousands)
Interest-earning assets:
   Loans (1)....................................   $665,554      $639,517   $52,522      8.21%
   Federal funds sold...........................      1,000         4,042       215      5.32
   Investment securities........................    110,098       113,929     5,351      4.70
   Federal Home Loan Bank stock.................      3,843         3,193       181      5.67
   Savings Bank Life Insurance stock............      2,043         2,043        63      3.08
   Interest-earning deposits....................        341         1,470       136      9.25
                                                   --------      --------   -------      ----
       Total interest-earning assets.............   782,879       764,194    58,468      7.65
   Non-interest earning assets..................     58,772        51,111
                                                   --------      --------
      Total assets..............................   $841,651      $815,305
                                                   ========      ========

Interest-bearing liabilities:
   Deposits:
      Money market accounts ....................    $92,721       $84,971     3,169      3.73
      NOW accounts..............................     78,223        73,615       830      1.13
      Savings accounts (2)......................    145,486       142,193     4,366      3.07
      Certificates of deposit...................    295,303       291,344    15,483      5.31
                                                   --------      --------   -------      ----
            Total interest-bearing deposits.....    611,733       592,123    23,848      4.03
      Federal Home Loan Bank advances...........     58,928        50,951     2,796      5.49
      Repurchase agreements.....................      1,120         5,923       278      4.69
                                                   --------      --------   -------      ----
            Total interest-bearing liabilities..    671,781       648,997    26,922      4.15
      Non-interest-bearing demand deposits......     69,034        67,571
      Other noninterest-bearing liabilities.....     12,484        12,388
                                                   --------      --------
            Total liabilities...................    753,299       728,956
      Equity....................................     88,352        86,349
                                                   --------      --------
            Total liabilities and equity........   $841,651      $816,105
                                                   ========      ========
      Net interest-earning assets...............   $111,223      $115,197
                                                   ========      ========
      Net interest income.......................                            $31,546
                                                                            =======
      Interest rate spread......................                                        3.50%
      Interest margin (net interest income as a
          percentage of total interest-earning
          assets)...............................                                        4.13%
      Total interest-earning assets to total
         interest-bearing liabilities...........                                      117.75%


                                                                    For the Year Ended December 31,
                                                  -------------------------------------------------------------
                                                                1998                           1997
                                                  ------------------------------    ---------------------------
                                                                        Average                         Average
                                                    Average              Yield/     Average              Yield/
                                                    Balance   Interest    Rate      Balance   Interest    Rate
                                                  ---------   --------  -------     -------   --------  -------
                                                                     (Dollars in thousands)
Interest-earning assets:
   Loans (1)....................................    $546,845   $46,449    8.49%    $476,335   $41,514     8.72%
   Federal funds sold...........................       9,336       498     5.33       6,450       324     5.02
   Investment securities........................     108,048     5,165     4.78     107,763     6,169     5.72
   Federal Home Loan Bank stock.................       2,546       164     6.44       2,527       155     6.13
   Savings Bank Life Insurance stock............       2,043        63     3.08       2,043        63     3.08
   Interest-earning deposits....................       1,754       156     8.89       2,984       198     6.64
                                                    --------   -------     ----    --------   -------     ----
       Total interest-earning assets.............    670,572    52,495     7.83     598,102    48,423     8.10
   Non-interest earning assets..................      30,933                         27,977
                                                    --------                       --------
      Total assets..............................    $701,505                       $626,079
                                                    ========                       ========

Interest-bearing liabilities:
   Deposits:
      Money market accounts ....................     $62,043     2,173     3.50     $49,159     1,637     3.33
      NOW accounts..............................      60,039     1,165     1.94      50,696       998     1.97
      Savings accounts (2)......................     129,020     3,925     3.04     125,020     3,752     3.00
      Certificates of deposit...................     271,959    15,338     5.64     262,379    15,177     5.78
                                                    --------   -------     ----    --------   -------     ----
            Total interest-bearing deposits.....     523,061    22,601     4.32     487,254    21,564     4.43
      Federal Home Loan Bank advances...........      23,941     1,214     5.07       7,001       394     5.63
      Repurchase agreements.....................       7,446       367     4.93       6,498       332     5.11
                                                    --------   -------     ----    --------   -------     ----
            Total interest-bearing liabilities..     554,448    24,182     4.36     500,753    22,290     4.45
      Non-interest-bearing demand deposits......      55,259                         45,218
      Other noninterest-bearing liabilities.....      12,266                          9,384
                                                    --------                       --------
            Total liabilities...................     621,973                        555,355
      Equity....................................      79,532                         70,724
                                                    --------                       --------
            Total liabilities and equity........    $701,505                       $626,079
                                                    ========                       ========
      Net interest-earning assets...............    $116,124                       $ 97,349
                                                    ========                       ========
      Net interest income.......................               $28,313                        $26,133
                                                               =======                        =======
      Interest rate spread......................                           3.47%                          3.65%
      Interest margin (net interest income as a
          percentage of total interest-earning
          assets)...............................                           4.22%                          4.37%
      Total interest-earning assets to total
         interest-bearing liabilities...........                         120.94%                        119.44%

-----------------------------
(1)  Average balances include nonaccrual loans.
(2)  Includes mortgagors' escrow accounts.

Rate/Volume Analysis

  The following table presents the effects of changing rates and volumes on the interest income and interest expense of Berkshire Bank. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.


                                                                   Year Ended                             Year Ended
                                                                December 31, 1999                     December 31, 1998
                                                                   Compared to                           Compared to
                                                                   Year Ended                             Year Ended
                                                                December 31, 1998                      December 31, 1997
                                                      -------------------------------------   -------------------------------------
                                                         Increase (Decrease)                    Increase (Decrease)
                                                               Due to                                 Due to
                                                      --------------------------              -------------------------
                                                          Rate         Volume        Net          Rate        Volume       Net
                                                      -------------  ----------- ----------   ------------- ----------- -----------
                                                                                    (In thousands)

Interest-earning assets:
   Loans.......................................            $(1,581)     $7,654      $6,073      $(1,077)      $6,012      $4,935
   Federal funds sold..........................                 (1)       (282)       (283)          21          153         174
   Investment securities.......................               (103)        306         203       (1,012)          17        (995)
   Interest-bearing deposits...................                  6         (26)        (20)          55          (97)        (42)
                                                           -------      ------      ------      -------       ------      ------
      Total interest-earning assets............             (1,679)      7,652       5,973       (2,013)       6,085       4,072
                                                           -------      ------      ------      -------       ------      ------

Interest-bearing liabilities:
   Deposits:
      Money market accounts....................                149         847         996           88          448         536
      NOW accounts.............................               (560)        225        (335)         (14)         181         167
      Savings accounts.........................                 37         404         441           52          121         173
      Certificates of deposit .................               (913)      1,058         145         (385)         546         161
                                                           -------      ------      ------      -------       ------      ------
         Total deposits........................             (1,287)      2,534       1,247         (259)       1,296       1,037
   Federal Home Loan Bank advances.............                107       1,475       1,582          (43)         863         820
   Repurchase agreements.......................                 17         (72)        (89)         (12)          47          35
                                                           -------      ------      ------      -------       ------      ------
         Total interest-bearing liabilities....             (1,196)      3,936       2,740         (314)       2,206       1,892
                                                           -------      ------      ------      -------       ------      ------
Increase (decrease) in net interest income.....             $ (483)     $3,716      $3,233      $(1,699)      $3,879      $2,180
                                                           =======      ======      ======      =======       ======      ======


Management of Interest Rate Risk and Market Risk Analysis

  Qualitative Aspects of Market Risk. Berkshire Bank's most significant form of market risk is interest rate risk. The principal objectives of Berkshire Bank's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given its business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with its established policies. Berkshire Bank maintains an Asset/Liability Committee that is responsible for reviewing its asset/liability policies and interest rate risk position, which meets quarterly and reports trends and interest rate risk position to the Executive Committee of the Board of Directors and the Board of Directors on a quarterly basis. The Asset/Liability Committee consists of Berkshire Bank's President and Chief Executive Officer, Senior Vice President-Chief Financial Officer, Executive Vice President-Senior Loan Officer, Executive Vice President-Retail Banking and Executive Vice President-Commercial Lending. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of Berkshire Bank.

     In recent years, Berkshire Bank has managed interest rate risk by:

     . emphasizing the origination of adjustable-rate loans and, from time to time, selling a portion of its longer term fixed-rate loans as market interest rate conditions dictate;

     . originating shorter-term commercial and consumer loans, with an emphasis on automobile loans;

     . investing in a high quality liquid securities portfolio that provides adequate liquidity and flexibility to take advantage of opportunities that may arise from fluctuations in market interest rates, the overall maturity and duration of which is monitored in relation to the repricing of its loan portfolio;

     .    promoting lower cost liability accounts such as core deposits; and

     . using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities.

     Berkshire Bank's market risk also includes equity price risk. Berkshire Bank's marketable equity securities portfolio had gross unrealized gains of $28.4 million at December 31, 1999 and gross unrealized losses of $501,000 which are included, net of taxes, in accumulated other comprehensive income, a separate component of Berkshire Bank's equity. If equity security prices decline due to unfavorable market conditions or other factors, Berkshire Bank's equity would decrease.

     Quantitative Aspects of Market Risk. Berkshire Bank uses a simulation model to measure the potential change in net interest income, incorporating various assumptions regarding the shape of the yield curve, the pricing characteristics of loans, deposits and borrowings, prepayments on loans and securities and changes in balance sheet mix. The table below sets forth, as of December 31, 1999, estimated net interest income and the estimated changes in Berkshire Bank's net interest income for the next twelve month period which may result given instantaneous increases or decreases in market interest rates of 100 and 200 basis points.


            Increase/
            (Decrease)           -----------------------------------------------
            in Market                         At December 31, 1999
          Interest Rates         -----------------------------------------------
         in Basis Points                                $                   %
          (Rate Shock)              Amount            Change             Change
          --------------         ----------        ----------          ---------
                                            (Dollars in thousands)
              200                   $31,624           $  78              0.24%
              100                    31,596              50              0.15
            Static                   31,546              --                --
             (100)                   31,318            (228)            (0.72)
             (200)                   31,031            (515)            (1.63)

     The above table indicates that in the event of a sudden and sustained decline in prevailing market interest rates of 100 basis points and 200 basis points, Berkshire Bank's net interest income would be expected to decrease by $228,000 and $515,000, respectively.

     Computation of prospective effects of hypothetical interest rate changes are based on a number of assumptions including the level of market interest rates, the degree to which certain assets and liabilities with similar maturities or periods to repricing react to changes in market interest rates, the expected prepayment rates on loans and investments, the degree to which early withdrawals occur on certificates of deposit and other deposit flows. As a result, these computations should not be relied upon as indicative of actual results. Further, the computations do not reflect any actions that management may undertake in response to changes in interest rates.

Liquidity and Capital Resources

     Liquidity is the ability to meet current and future financial obligations of a short-term nature. Berkshire Bank further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. Primary sources of funds consist of deposit inflows, loan repayments, maturities, paydowns, and sales of investment and mortgage-backed securities and borrowings from the Federal Home Loan Bank of Boston. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     Berkshire Bank's primary investing activities are: (1) originating residential one-to four-family mortgage loans, commercial business and real estate loans, multi-family loans, home equity loans and lines of credit and consumer loans, and (2) investing in mortgage- and asset-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations. These activities are funded primarily by principal and interest payments on loans, maturities of securities, deposits and Federal Home Loan Bank of Boston advances. During years ended December 31, 1999 and 1998, Berkshire Bank's loan originations totaled $280.4 million, and $277.7 million, respectively. At December 31, 1999 and 1998, Berkshire Bank's investments in mortgage- and asset-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations totaled $116.0 million and $122.1 million, respectively. Berkshire Bank experienced a net increase in total deposits of $33.6 million and $108.1 million for the years ended December 31, 1999 and 1998, respectively, primarily as a result of: (1) the assumption of $69.7 million in deposits in connection with the acquisition of three branches in 1998; (2) the increase in governmental and commercial deposits, in part due to the establishment of the government banking program in 1998; and (3) increased marketing efforts and special promotions. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by Berkshire Bank and its local competitors and other factors. Berkshire Bank closely monitors its liquidity position on a daily basis. If Berkshire Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through advances or a line of credit with the Federal Home Loan Bank and through a repurchase agreement with the Mutual Savings Central Fund, Inc.

     Outstanding commitments for all loans and unadvanced construction loans and lines of credit totaled $117.4 million at December 31, 1999. Management of Berkshire Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit that are scheduled to mature in one year or less from December 31, 1999 totaled $206.6 million. Berkshire Bank relies primarily on competitive rates, customer service, and long-standing relationships with customers to retain deposits. Occasionally, Berkshire Bank will also offer special competitive promotions to its customers to increase retention and promote deposit growth. Based upon Berkshire Bank's historical experience with deposit retention, management believes that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of such deposits will remain with Berkshire Bank.

     Berkshire Bank must satisfy various regulatory capital requirements administered by the federal and state banking agencies including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 1999, Berkshire Bank exceeded all of its regulatory capital requirements with Tier 1 capital to total assets of $63.9 million, or 7.91% of average assets, which is above the required level of $32.3 million, or 4.0%, and total capital to risk-weighted assets of $84.7 million, or 12.90% of risk-weighted assets, which is above the required level of $52.5 million, or 8.0%. Berkshire Bank is considered "well capitalized" under regulatory guidelines.

     The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds are used for general corporate purposes, including the funding of lending activities. Berkshire Bank's financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion. See "Risk Factors--Berkshire Bank's lower than average return on equity may decrease the market price of the common stock."

Impact of Inflation and Changing Prices

     The consolidated financial statements and related data presented in this prospectus have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike many industrial companies, substantially all of the assets and liabilities of Berkshire Bank are monetary in nature. As a result, interest rates have a more significant impact on Berkshire Bank's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

Impact of New Accounting Standards

     Accounting for Derivative Instruments and Hedging Activities. In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations and requires that an entity formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement was amended by SFAS No. 137, "Accounting for Derivatives and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." As a result, SFAS No. 133 will be effective on June 15, 2001 for Berkshire Hills. Management does not expect that the adoption of this statement will have a material impact on Berkshire Hills' financial position or results of operations.


                         BUSINESS OF BERKSHIRE BANCORP

     Berkshire Bancorp is a mutual holding company that was created when Berkshire County Savings Bank reorganized into the mutual holding company form of organization in 1996. Berkshire Bancorp is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended. Since its formation, Berkshire Bancorp has owned 100% of Berkshire Bank's outstanding capital stock. After consummation of the conversion, Berkshire Bancorp will cease to exist.

     In addition to the capital stock of Berkshire Bank, Berkshire Bancorp's assets consist of approximately $15,600 in cash and $80,300 in securities as of December 31, 1999. Berkshire Bancorp is subject to regulation and supervision by the Federal Reserve Bank and the Massachusetts Division of Banks. At the present time, Berkshire Bancorp does not employ any persons other than certain officers who are also officers of Berkshire Bank but uses the support staff of Berkshire Bank from time to time.

                          BUSINESS OF BERKSHIRE HILLS

General

     Berkshire Hills was organized as a Delaware business corporation at the direction of Berkshire Bank in January 2000 to become the holding company for Berkshire Bank upon completion of the conversion. As a result of the conversion, Berkshire Bank will be a wholly owned subsidiary of Berkshire Hills, which will own all of the issued and outstanding capital stock of Berkshire Bank.

Business

     Before the completion of the conversion, Berkshire Hills will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, Berkshire Hills' business activity will be the ownership of the outstanding capital stock of Berkshire Bank and management of the investment of offering proceeds retained from the conversion. In the future, Berkshire Hills may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, Berkshire Hills will neither own nor lease any property but will instead use the premises, equipment and other property of Berkshire Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since Berkshire Hills will hold the outstanding capital stock of Berkshire Bank after the conversion, the competitive conditions applicable to Berkshire Hills will be the same as those confronting Berkshire Bank. See "Business of Berkshire Bank--Competition."


                           BUSINESS OF BERKSHIRE BANK

General

     Berkshire Bank is the product of the May 1, 1997 merger of Berkshire County Savings Bank and Great Barrington Savings Bank, which at the time of the merger were the two largest banks headquartered in Berkshire County, with assets of $335.9 million and $282.9 million, respectively. Berkshire County Savings Bank was incorporated in 1846 as a Massachusetts-chartered mutual savings bank. In 1996, Berkshire County Savings Bank converted to stock form as part of the Berkshire Bancorp mutual holding company formation. Berkshire County Savings Bank had six full-service banking offices at the time of the merger. Great Barrington Savings Bank was incorporated in 1869 as a Massachusetts-chartered mutual savings bank. While it offered commercial and trust services, its business was primarily dependent on residential mortgage lending, primarily in the southern portion of Berkshire County. It had five full-service banking offices at the time of the merger.

     Berkshire Bank is regulated by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation. Berkshire Bank's deposits are insured to the maximum allowable amount by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and the Depositors Insurance Fund of the Mutual Savings Central Fund, Inc. Berkshire Bank has been a member of the Federal Home Loan Bank System since 1973.

     Berkshire Bank is a community bank that accepts retail deposits from the general public in the areas surrounding its 14 banking offices and uses those funds, together with funds generated from operations and borrowings, to originate residential mortgage loans, commercial business and real estate loans and consumer loans, primarily indirect automobile loans. Berkshire Bank primarily holds the loans that it originates for investment, but sells some of its loans, including automobile and fixed-rate mortgage loans, in the secondary market, while generally retaining the servicing. See "--Lending Activities." Berkshire Bank also invests in U.S. Government and agency securities, mortgage- and asset-backed securities, including real estate mortgage investment conduits and collateralized mortgage obligations, debt and equity securities and other permissible investments. Berkshire Bank's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on its investment securities. Berkshire Bank's primary sources of funds are deposits, principal and interest payments on loans and investments and advances from the Federal Home Loan Bank of Boston.

     Berkshire Bank currently offers savings bank life insurance. Berkshire Bank intends to expand the offering of insurance products to its customers through the establishment of an insurance agency. On February 24, 2000, Berkshire Bank entered into an agreement with a third party vendor for consulting and management services with respect to the offering of insurance services. The agreement has an initial term of four years with a total management fee of $325,000 and servicing fees based upon a percentage of gross revenues.

Market Area

     Berkshire Bank is headquartered in Pittsfield, Massachusetts, in Berkshire County. Berkshire Bank's primary deposit gathering and lending areas are concentrated in the communities surrounding its 14 banking offices located in Berkshire County. However, Berkshire Bank also makes loans throughout western Massachusetts, northern Connecticut, eastern New York and southern Vermont.

     Berkshire County, the western-most county in Massachusetts, is approximately two and one-half hours from both Boston and New York City. Berkshire County borders Vermont, Connecticut and New York. Berkshire County has experienced a shift in its economy as manufacturing jobs have been replaced with service-related jobs, primarily in tourism, social service and health care. Other than Berkshire Bank, the major employers in the area include Berkshire Life Insurance Company, Crane & Company, GE Plastics, Kay Bee Toys, Berkshire Health Systems, General Dynamics Defense Systems and Mead Corporation and several institutions of higher education. The Berkshire Regional Planning Commission identified economic development as a critical issue to aid the region in accommodating this shift away from manufacturing jobs. The goal is to find land suitable for modern industry, technology based businesses and corporate offices. According to published statistics, Berkshire County's 1998 population was approximately 134,100 and consisted of approximately 36,100 households. The population decreased approximately 3.8% from 1990. Per capita income in 1998 for Berkshire County was approximately $19,300, which was less than the Massachusetts average of approximately $22,500 but higher than the national average of $18,000. 1998 median household income for Berkshire County was $36,006 compared to approximately $45,250 for Massachusetts and $38,100 for the U.S.

     Massachusetts is in the midst of a broad-based recovery from the severe recession experienced in the New England region in the late 1980s and early 1990s. This is evidenced by the state's 3.3% unemployment rate. While the western Massachusetts economy has improved from that experienced in the late 1980s and early 1990s, as illustrated by higher property values, increased income levels and lower unemployment, it continues to lag behind the improved economy of eastern Massachusetts, particularly the Boston metropolitan area which has occurred over the past few years.

Competition

     Berkshire Bank faces intense competition for the attraction of deposits and origination of loans in its primary market area. Berkshire Bank's most direct competition for deposits has historically come from credit unions in the area, which have a competitive advantage as they do not have to pay state or federal taxes. Additionally, Berkshire Bank faces competition for deposits from the several commercial and savings banks operating in its primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms and insurance companies. While these entities continue to provide a source of competition for deposits, Berkshire Bank increasingly faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. Berkshire Bank also faces significant competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. Berkshire Bank faces competition for loans from the significant number of traditional financial institutions, primarily savings banks and commercial banks in its market area, as well as the mortgage companies and mortgage brokers operating in its primary market area. The increase of internet accessible financial institutions which solicit deposits and originate loans on a nationwide basis may also increase competition for Berkshire Bank's customers and have an adverse impact on its future operations. Additionally, competition is likely to increase as a result of recent regulatory actions and legislative changes, most notably the recent enactment of the Gramm-Leach-Bliley Act of 1999. These changes have eased and likely will continue to ease restrictions on interstate banking and the entrance into the financial services market by non-depository and non-traditional financial services providers, including insurance companies, securities brokerage and underwriting firms and specialty financial services companies (such as internet-based providers). Competition for deposits, for the origination of loans and the provision of other financial services may limit Berkshire Bank's growth in the future. See "Risk Factors--Competition has hurt Berkshire Bank's net interest income."

Lending Activities

     General. The types of loans that Berkshire Bank may originate are limited by federal and state laws and regulations. Interest rates charged by Berkshire Bank on loans are affected principally by Berkshire Bank's current asset/liability strategy, the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors, in turn, are affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

     Loan Portfolio Analysis. The following table sets forth the composition of Berkshire Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.


                                                              At December 31,
                                  -------------------------------------------------------------------------
                                           1999                     1998                     1997
                                  ----------------------   ----------------------  ------------------------
                                              Percent of               Percent of               Percent of
                                    Amount      Total        Amount      Total      Amount        Total
                                  ---------   ----------   ---------   ----------  --------     ----------
                                                               (Dollars in thousands)

Real estate loans:
   One- to four-family..........   $245,240      36.39%    $220,612       36.36%   $202,305        40.64%
   Commercial...................     46,419       6.89       51,598        8.50      41,267         8.29
   Multi-family.................     14,793       2.20       15,393        2.54      14,740         2.96
   Construction ................     12,534       1.86       12,821        2.11      11,531         2.32
                                   --------      -----     --------       -----    --------        -----
     Total real estate loans....    318,986      47.34      300,424       49.51     269,843        54.21
                                   --------      -----     --------       -----    --------        -----

Consumer loans:
   Home equity lines of credit..     33,168       4.92       31,628        5.21      25,801         5.18
   Automobiles..................    164,862      24.46      134,616       22.19      84,979        17.07
   Other........................     10,706       1.59        5,933        0.98       5,889         1.18
                                   --------      -----     --------       -----    --------        -----
      Total consumer loans......    208,736      30.97      172,177       28.38     116,669        23.43
                                   --------      -----     --------       -----    --------        -----

Commercial loans................    146,196      21.69      134,115       22.11     111,372        22.36
                                   --------      -----     --------       -----    --------        -----
      Total loans...............    673,918     100.00%     606,716      100.00%    497,884       100.00%
                                                ======                   ======                   ======

Net deferred loan
   origination costs (fees).....        170                      44                     (63)
   Allowance for loan losses....     (8,534)                 (7,589)                 (6,078)
                                   --------                --------                --------
      Total loans, net..........   $665,554                $599,171                $491,743
                                   ========                ========                ========



                                                       At December 31,
                                    ---------------------------------------------------
                                              1996                      1995
                                    --------------------------  -----------------------
                                                  Percent of                 Percent of
                                      Amount        Total         Amount       Total
                                    ---------     ----------     --------    ----------
                                                 (Dollars in thousands)

Real estate loans:
   One- to four-family..........    $196,712        42.26%       $195,786       43.76%
   Commercial...................      50,824        10.92          55,507       12.41
   Multi-family.................      12,451         2.67          11,591        2.59
   Construction ................       6,229         1.34           8,324        1.86
                                    --------        -----        --------       -----
     Total real estate loans....     266,216        57.19         271,208       60.62
                                    --------        -----        --------       -----

Consumer loans:
   Home equity lines of credit..      24,945         5.36          22,417        5.01
   Automobiles..................      67,006        14.39          47,031       10.51
   Other........................       3,446         0.74           5,710        1.28
                                    --------        -----        --------       -----
      Total consumer loans......      95,397        20.49          75,158       16.80
                                    --------        -----        --------       -----

Commercial loans................     103,884        22.32         101,061       22.58
                                    --------        -----        --------       -----
      Total loans...............     465,497       100.00%        447,427      100.00%
                                                   ======                      ======

Net deferred loan
   origination costs (fees).....        (135)                        (182)
   Allowance for loan losses....      (6,303)                      (6,484)
                                    --------                     --------
      Total loans, net..........    $459,059                     $440,761
                                    ========                     ========

Real Estate Lending

     One- to Four-Family Real Estate Loans. One of Berkshire Bank's primary lending activities is to originate loans secured by one- to four-family residences located in its primary market area. At December 31, 1999, $245.2 million, or 36.4%, of Berkshire Bank's total loans consisted of one- to four-family mortgage loans. Of the one- to four-family loans outstanding at that date, approximately 40.2% were fixed-rate mortgage loans and approximately 59.8% were adjustable-rate loans.

     Berkshire Bank originates fixed-rate fully amortizing loans with maturities of 15, 20 and 30 years. Management establishes the loan interest rates based on market conditions. Berkshire Bank offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $250,000. Fixed-rate conforming loans are generally originated for portfolio. However, such loans may be sold by Berkshire Bank from time to time. The determination of whether to sell loans is determined periodically by management in response to changes in prevailing market interest rates and liquidity needs. Loans that are sold are generally sold to a local financial institution, with the servicing rights retained.

     Berkshire Bank also currently offers adjustable-rate mortgage loans, with an interest rate based on the one year, three year or five year Constant Maturity Treasury index, which adjust every one, three or five years from the outset of the loan or which adjust annually after a seven or ten year initial fixed period and with terms of up to 30 years. Interest rate adjustments on such loans range from 2% to 5% during any adjustment period and are limited to no more than 6% over the life of the loan. All of Berkshire Bank's adjustable-rate mortgages are originated at an interest rate below the fully indexed rate on adjustable-rate mortgages. At December 31, 1999, the initial discounted rate on these loans was 200 to 300 basis points below the current fully indexed rate. Generally, these loans will begin to reprice towards their fully indexed rate in their second year. However, Berkshire Bank's experience, which cannot be guaranteed in future periods, is that discounted adjustable-rate loans tend to be more stable and less susceptible to prepayment activity in a falling interest rate environment.

     Adjustable-rate mortgage loans help reduce Berkshire Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by borrowers. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required to be made by borrowers. In addition, although adjustable-rate mortgage loans allow Berkshire Bank to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations Berkshire Bank has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in Berkshire Bank's cost of funds during periods of rising interest rates. Berkshire Bank believes these risks, which have not had a material adverse effect on Berkshire Bank to date, generally are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

     Berkshire Bank underwrites fixed- and variable-rate one- to four-family residential mortgage loans with loan-to-value ratios of up to 100% on a one- to two-family primary residence; up to 90% on a three- to four-family primary residence or a vacation home; and up to 75% on a condominium. A borrower is required to obtain private mortgage insurance on loans that exceed 80%, or 75% in the case of a condominium, of the appraised value or sales price, whichever is less, of the secured property. Berkshire Bank also generally requires fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Berkshire Bank. An independent licensed appraiser generally appraises all properties.

     Berkshire Bank also offers adjustable-rate home equity loans with an interest rate based on the prime rate as reported in The Wall Street Journal, which adjusts monthly. The combined loan-to-value ratio of home equity loans is generally limited to 80%. Second mortgages are also offered on owner-occupied primary or secondary residences and are adjustable-rate, either adjusting annually or with a five-year initial fixed period which adjusts annually thereafter, with terms up to 30 years.

     In an effort to provide financing for low- and moderate-income families, Berkshire Bank offers Federal Housing Authority, Veterans Administration and Massachusetts Housing Finance Agency residential mortgage loans to qualified individuals with adjustable- and fixed-rates of interest and terms of up to 30 years. Such loans may be secured by one- to four-family residential property and are underwritten using modified underwriting guidelines. Berkshire Bank also participates in the Good Samaritan Home Ownership Program, which is a non-profit venture established to advise and assist low- and middle-income families in the purchase of their first home in Berkshire County. Qualified individuals can obtain a 30 year fixed-rate mortgage loan on a one- to four-family, owner occupied property. Additionally, Berkshire Bank maintains its own First-Time Home Buyer loan program. This program offers one- and two-family residential mortgage loans to first-time home buyers. These loans are offered with initial five-year fixed-rates of interest which adjust annually thereafter with terms of up to 30 years.

     Construction Loans. At December 31, 1999, construction loans totaled $12.5 million, or 1.9% of Berkshire Bank's total loan portfolio, of which $5.6 million were residential construction loans and $6.9 million were commercial construction loans. At December 31, 1999, the unadvanced portion of construction loans totaled $4.7 million.

     Berkshire Bank originates construction loans to individuals for the construction and acquisition of personal residences. Berkshire Bank's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually twelve months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 90%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. At December 31, 1999, the largest outstanding residential construction loan commitment was for $500,000, $106,000 of which was outstanding. This loan was performing according to its terms at December 31, 1999. Construction loans to individuals are generally made on the same terms as Berkshire Bank's one- to four-family mortgage loans.

     Before making a commitment to fund a residential construction loan, Berkshire Bank requires an appraisal of the property by an independent licensed appraiser. Berkshire Bank also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

     Berkshire Bank also makes construction loans for commercial development projects, including multi-family, commercial properties, single-family subdivisions and condominiums. These loans generally have an interest-only phase during construction then convert to permanent financing. Disbursement of funds are at the sole discretion of Berkshire Bank and are based on the progress of construction. The maximum loan to value ratio for these loans depends upon the type of commercial development project being undertaken, but generally will not exceed 80%. At December 31, 1999, the largest outstanding commercial construction loan commitment was $5.2 million, of which $5.2 million was outstanding.

     Berkshire Bank also originates land loans to local contractors and developers for the purpose of making improvements thereon, or for the purpose of holding or developing the land for sale. Such loans are secured by a lien on the property; have loan to value ratios that are limited to 70% of the value of the land used for residential development and 65% of the value of the land used for commercial development (based on the lower of the acquisition price or the appraised value of the land) and are written with a fixed interest rate based on a margin over the prime rate as reported in The Wall Street Journal. Land loans are offered with a term of three years in which only interest is required to be paid each month. A balloon payment for the principal plus any accrued interest is due at the end of the three year period. Additionally, Berkshire Bank offers fully-amortized land loans with a term of 15 years. Berkshire Bank's land loans are generally secured by property in its primary market area. Berkshire Bank requires title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

     Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, Berkshire Bank may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value proves to be inaccurate, Berkshire Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

     Commercial and Multi-Family Real Estate Loans. Berkshire Bank originates multi-family and commercial real estate loans that are generally secured by five or more unit apartment buildings and properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Berkshire Bank's primary market area. At December 31, 1999, Berkshire Bank had $61.2 million in commercial and multi-family real estate loans which amounted to 9.1% of total loans. Berkshire Bank's multi-family and commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the appraised value of the property or the selling price, whichever is less. Loans secured by single-family subdivisions and condominium projects may be made in amounts of up to 75% and 70%, respectively, of the appraised value of the property or selling price, whichever is less. All loans must comply with Berkshire Bank's current in-house loans-to-one-borrower limit, which at December 31, 1999 was $8.8 million. Berkshire Bank's multi-family and commercial real estate loans may be made with terms of up to 20 years and substantially all of which are originated with interest rates that adjust periodically and are generally indexed to the prime rate as reported in The Wall Street Journal. In reaching its decision on whether to make a multi-family or commercial real estate loan, Berkshire Bank considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Berkshire Bank will also consider the term of the lease and the quality of the tenants. Berkshire Bank has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. Environmental surveys are generally required for commercial real estate loans. Additionally, in larger real estate projects, it is recommended that a feasibility study be obtained to determine the viability of the project. A feasibility study is particularly important with respect to multi-family housing projects, hotel/motel construction and health care facilities. Generally, multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. The largest multi-family or commercial real estate loan in Berkshire Bank's portfolio at December 31, 1999 was a performing $5.3 million real estate loan secured by a motel located in Lenox, Massachusetts.

     Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. Berkshire Bank seeks to minimize these risks through strict adherence to its underwriting standards. See "Risk Factors--Berkshire Bank's increased emphasis on commercial lending may hurt both asset quality and profits."

Commercial Lending

     Commercial Loans. At December 31, 1999, Berkshire Bank had $146.2 million in commercial loans which amounted to 21.7% of total loans. In addition, at such date, Berkshire Bank had $49.6 million of unadvanced commercial lines of credit. Berkshire Bank makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Berkshire Bank offers a variety of commercial lending products, the maximum amount of which is limited by Berkshire Bank's in-house loans-to-one-borrower limit. Berkshire Bank's largest commercial loan relationship was a $6.0 million loan secured by various types of business assets located in Hillsdale and Millerton, New York and Lakeville, Connecticut. This loan was performing according to its original terms at December 31, 1999.

     Berkshire Bank offers secured commercial term loans, which have a maturity of greater than one year and the payment of which is dependent on future earnings. The term for repayment of the loan will normally be limited to the lesser of the expected useful life of the asset being financed or a fixed amount of time, generally less than seven years. Berkshire Bank also offers loans originated in order to finance a business' operating facility, revolving lines of credit secured by business assets other than real estate, such as business equipment, inventory and accounts receivable, letters of credit, time notes and Small Business Administration guaranteed loans. Business lines of credit have adjustable rates of interest and are payable on demand, subject to annual review and renewal. Time notes are short-term loans, generally limited to 90 days which do not require payment of principal or interest until maturity.

     Berkshire Bank also offers a Business Manager Line of Credit. Unlike a traditional line of credit, the Business Manager Line is a program whereby Berkshire Bank purchases a customer's accounts receivable on a recourse basis. Berkshire Bank's income from the program arises primarily from: (1) service charges, which range from two to five percent, which are discounted from each receivable purchased, and (2) the interest, if any, charged to account debtors on unpaid balances. At December 31, 1999, Business Manager Lines of Credit totaled $1.6 million, or 1.2% of commercial loans. Additionally, the unadvanced amounts of Business Manager Lines of Credit totaled approximately $1.0 million.

     When making commercial business loans, Berkshire Bank considers the financial statements of the borrower, the borrower's payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, and viability of the industry in which the customer operates and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are generally supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 95% of the value of the collateral securing the loan. Berkshire Bank generally does not make unsecured commercial loans.

     Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors--Berkshire Bank's increased emphasis on commercial lending may hurt both asset quality and profits."

Consumer Lending

     Automobile Lending. At December 31, 1999, automobile loans totaled $164.9 million, or 24.5% of Berkshire Bank's total loans and 79.0% of consumer loans. The Bank offers fixed-rate automobile loans on a direct and indirect basis with terms of up to 72 months for new and recent model used cars and up to 60 months
for older model used cars.   Berkshire Bank generally will make such loans up to
100% of the retail value shown in the NADA Used Car Guide. The interest rates offered differ depending on the age of the automobile and current interest rates offered by competitors.

     Berkshire Bank began offering indirect automobile loans through automobile dealers approximately seven years ago. Currently, Berkshire Bank maintains contractual relationships with over 100 new and used car dealers throughout western Massachusetts, northern Connecticut, eastern New York and southern Vermont. Such loans are only made following an underwriting review and acceptance by Berkshire Bank. These loans are closed by the automobile dealer and immediately assigned to Berkshire Bank, who then services the loans. On loans originated by its automobile dealers, Berkshire Bank compensates the originator based upon the higher rate paid on the loan, up to a maximum of four percent. For the fiscal years 1999 and 1998, Berkshire Bank originated $131.0 million and $90.0 million of automobile loans, respectively, of which 96.1% and 95.6% were originated indirectly through the automobile dealers in fiscal years 1999 and 1998, respectively. The substantial majority of such loans are secured by used automobiles. The large growth in the automobile portfolio in the past few years is primarily attributable to the addition of one automobile dealer in 1997 and two automobile dealers in 1998. These three dealers, located in eastern New York, northern Connecticut and western Massachusetts, accounted for approximately 30% of the loans originated in 1999. Berkshire Bank has been selling automobile loans since 1998. Berkshire Bank anticipates that it will continue to sell a portion of its automobile loans in the secondary market for liquidity purposes and to manage the credit risk of the loan portfolio.

     Home Equity Lines of Credit and Other Consumer Loans. Berkshire Bank offers home equity lines of credit secured by owner-occupied one- to four-family residences. At December 31, 1999, home equity lines of credit totaled $33.2 million, or 4.9% of Berkshire Bank's total loans and 15.9% of consumer loans. Additionally, at December 31, 1999, the unadvanced amounts of home equity lines of credit totaled $35.2 million. The underwriting standards employed by Berkshire Bank for home equity lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity loans will not be made if the borrower's first mortgage payment, monthly real estate payment and amortized equity line payment exceeds 25% of the borrower's gross monthly income. Additionally, the borrower's monthly debt cannot exceed 35% of the borrower's gross monthly income. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Generally, the maximum combined loan-to-value ratio on home equity lines of credit is 80% for loans less than $200,000 and 60% for loans greater than $200,000. A home equity line of credit may be drawn down by the borrower for an initial period of five years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. If not renewed, the borrower has to pay back the amount outstanding under the line of credit over a term not to exceed ten years, beginning at the end of the five year period.

     Other consumer loans at December 31, 1999 amounted to $10.7 million, or 1.6% of Berkshire Bank's total loans and 5.1% of consumer loans. These loans include education, collateral, personal and unsecured loans. Collateral loans are generally secured by a passbook account, a certificate of deposit or
marketable securities.   Unsecured loans generally have a maximum borrowing
limitation of $10,000 and a maximum term of five years.

     Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. Further, collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Repossed collateral relating to consumer loans at December 31, 1999 approximated $996,000. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans if a borrower defaults.

     Loans to One Borrower. The maximum amount that Berkshire Bank may lend to one borrower is limited by statute. At December 31, 1999, Berkshire Bank's statutory limit on loans to one borrower was $17.6 million. At that date, Berkshire Bank's largest amount of loans to one borrower, including the borrower's related interests, was approximately $7.3 million and consisted of six loans secured by residential and commercial real estate and marketable equity securities. These loans were performing according to their original terms at December 31, 1999.

     Maturity of Loan Portfolio. The following table shows the remaining contractual maturity of Berkshire Bank's total loans at December 31, 1999, excluding the effect of future principal prepayments.


                                                                       At December 31, 1999
                             -----------------------------------------------------------------------------------------------------
                                                              Commercial                   Home
                              One- to                             and                     Equity
                               four-                          Multi-Family               Lines of                  Other
                             family (1)    Construction (2)   Real Estate   Commercial    Credit     Automobile   Consumer   Total
                             ------------  ----------------  -------------  ----------  ---------- -------------  --------  ------
                                                                           (In thousands)
Amounts due in:
  One year or less .........   $    869      $12,369          $ 1,440      $ 38,458     $ 1,980      $  1,674     $ 2,133  $ 58,923
  After one year:
    More than one year
       to three years ......      1,432           54            1,027        11,011          --        24,030       3,128    40,682
    More than three years
       to five years .......      2,835           83            3,142        14,830          --       104,271       4,356   129,517
    More than five years
       to 15 years .........     68,686           28           33,457        33,794      14,278        34,887         950   186,080
    More than 15 years .....    171,418           --           22,146        48,103      16,910            --         139   258,716
                               --------      -------         --------      --------     -------      --------     -------  --------
       Total amount due.....   $245,240      $12,534          $61,212      $146,196     $33,168      $164,862     $10,706  $673,918
                               ========      =======         ========      ========     =======      ========     =======  ========

---------------------------------
(1)   Includes second mortgages on one- to four-family residences.
(2)   Includes residential and commercial construction loans.

     The following table sets forth, at December 31, 1999, the dollar amount of loans contractually due after December 31, 2000, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                 Due After December 31, 2000
                                                      -----------------------------------------------
                                                          Fixed          Adjustable         Total
                                                      -------------     ------------     ------------
                                                                       (In thousands)
         Real estate loans:
           One- to four-family (1) .................       $ 97,651         $146,720         $244,371
           Construction ............................            165               --              165
           Commercial and multi-family .............          6,348           53,424           59,772
                                                           --------         --------         --------
              Total real estate loans ..............        104,164          200,144          304,308
         Home equity loans .........................             --           31,188           31,188
         Commercial loans ..........................         10,959           96,779          107,738
         Automobile ................................        163,188               --          163,188
         Other .....................................          8,406              167            8,573
                                                          ---------         --------         --------
               Total loans..........................       $286,717         $328,278         $614,995
                                                          =========         ========         ========

---------------------------------
(1)   Includes second mortgages on one- to four-family residences.


     Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Berkshire Bank the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     Loan Approval Procedures and Authority. Berkshire Bank's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Berkshire Bank's Board of Directors and management. The Board of Directors has designated certain individuals of Berkshire Bank and certain branch managers to consider and approve loans within their designated authority.

     The Board of Directors has authorized the following persons and groups of persons to approve loans up to the amounts indicated: several residential mortgage lenders have been delegated authority to approve residential mortgage loans ranging from $240,000 to $300,000; home equity lines of credit ranging from $50,000 to $100,000; unsecured consumer loans from $10,000 to $30,000; and secured consumer loans from $30,000 to $50,000. All one- to four-family mortgage loans and home equity lines of credit in amounts of up to $300,000, all secured consumer loans up to $50,000 and all unsecured installment loans up to $30,000, may be approved by the Chairman of the Board, the President, the Executive Vice President-Senior Loan Officer, the Senior Vice President-Retail Lending and the Vice President-Residential Mortgage. All such loans in excess of these amounts require the approval of a majority of the members and the signature of two of the members of Berkshire Bank's Residential Mortgage Lending Committee, which consists of the President, the Executive Vice President-Senior Loan Officer, the Senior Vice President-Retail Lending, the Vice President-Residential Mortgage, the Retail Loan Administration Officer and the residential mortgage lenders. Combining any delegated approval authorities is permitted provided that individual limits may be combined only up to $600,000 for residential mortgage loan approvals without requiring the approval of the Residential Mortgage Lending Committee provided that residential mortgage loans approved by a combination of authorities must include the signature of either the Executive Vice President-Senior Loan Officer, the Senior Vice President-Retail Lending or the Senior Vice President-Commercial Lending. All residential loans in excess of $1.0 million require the approval of the Executive Committee of the Board of Directors or the full Board of Directors.

     The Board of Directors has delegated the authority to approve loans to several commercial loan officers in amounts ranging from $20,000 to $150,000 for secured commercial loans and in amounts ranging from $20,000 to $75,000 for unsecured commercial loans. All secured commercial loans in amounts up to $300,000 and unsecured commercial loans in amounts up to $175,000 may be approved by the Chairman of the Board, the President, the Executive Vice President-Senior Loan Officer, the Senior Vice Presidents of Lending and certain commercial loan managers. Such loans in excess of these amounts require the approval of a majority of the members of Berkshire Bank's Senior Lending Committee, which consists of the Executive Vice President, Senior Loan Officer, the Senior Vice Presidents of Lending and all commercial loan officers. The President and the Credit Administration Officer are non-voting members of the Senior Loan Committee. Delegated approval authorities may be combined.
However, individual limits may be combined only up to $500,000 for commercial loan approvals without requiring approval of the Senior Lending Committee provided that commercial loans approved by a combination of authorities must include the signature of either the Executive Vice President-Senior Loan Officer, Senior Vice President-Commercial Lending or the Senior Commercial Lender. All commercial loans in excess of $1.0 million require the approval of the Executive Committee of the Board of Directors or the full Board of Directors.

     Loan Originations, Purchases and Sales. Berkshire Bank lending activities are conducted by its salaried and commissioned loan personnel and through its relationship with automobile dealers. Currently, Berkshire Bank has contractual relationships with approximately 100 automobile dealers who originate automobile loans for Berkshire Bank. Berkshire Bank underwrites such loans. The automobile dealers close the loans and immediately assign them to Berkshire Bank. These automobile dealers accounted for approximately 43.0% of the loans originated by Berkshire Bank in 1999. The automobile dealers are compensated based on the difference between the interest rate on the loan offered in excess of the interest rate prescribed by Berkshire Bank, up to a maximum of 4 points. The compensation is paid at the time the loan is closed and assigned to Berkshire Bank. Additionally, Berkshire Bank utilizes third parties, including finance companies to originate loans.

     From time to time, Berkshire Bank will purchase whole loans or participations in loans. Historically, Berkshire Bank generally purchased consumer loans from a third party which originates loans through smaller automobile dealers and has participated in loans secured by commercial real estate. The consumer loans purchased from the third party are underwritten and closed by that third party. Berkshire Bank, however, will also perform its own credit analysis before purchasing the loan. Berkshire Bank purchased $11.9 million of these consumer loans in 1999. The commercial real estate loans participated in by Berkshire Bank are underwritten according to Berkshire Bank's own underwriting criteria and procedures and are generally purchased with the accompanying servicing rights. Berkshire Bank purchased $2.2 million of such loans in 1999. Amounts outstanding related to loan participation interests purchased by Berkshire Bank totaled $2.9 million and $6.3 million at December 31, 1999 and December 31, 1998, respectively, and consisted primarily of loans secured by commercial real estate.

     At December 31, 1999, Berkshire Bank was servicing $66.4 million of loans for others, consisting primarily of automobile and one-to four-family mortgage loans sold by Berkshire Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions when there are unremedied defaults, making insurance and tax payments on behalf of the borrowers and generally administering the loans. The gross servicing fee income from loans sold is generally between 25 basis points for one- to four-family mortgage loans and 100 basis points for automobile loans of the total balance of the loan being serviced.

     Berkshire Bank generally originates loans for portfolio but from time to time will sell loans in the secondary market based on prevailing market interest rate conditions and an analysis of the composition and risk of the loan portfolio and liquidity needs. Historically, Berkshire Bank, from time to time, sold one-to four-family mortgage loans in the secondary market while retaining the servicing. However, in recent years Berkshire Bank has begun to primarily sell a portion of its automobile loans in the secondary market to a financial institution in Vermont. In 1999, Berkshire Bank sold $44.3 million of loans, which consisted primarily of automobile loans. The determination of which loans to sell depends upon liquidity needs, the loan mix of the portfolio and interest rate risk management. Berkshire Bank currently anticipates that future loan sales will consist predominately of automobile loans. Generally, loans are sold without recourse.

     The following table presents total loans originated, purchased, sold and repaid during the periods indicated.


                                                                   For the Year Ended December 31,
                                                               --------------------------------------
                                                                   1999          1998          1997
                                                               ----------    ----------    ----------
                                                                           (In thousands)
Loans at beginning of period...................................  $606,716      $497,884      $465,497
                                                                 --------      --------      --------
   Originations:
      Real estate loans:
         One-to four-family....................................    49,207        66,410        34,203
         Construction..........................................     7,199        10,978         4,736
         Multifamily...........................................     3,620           926         4,036
         Commercial real estate................................     9,478        24,454         9,224
                                                                 --------      --------     ---------
               Total real estate loans.........................    69,504       102,768        52,199
                                                                 --------      --------     ---------
      Consumer loans:
         Home equity lines of credit...........................    10,796        21,942         6,252
         Other.................................................   135,574       101,035        75,778
                                                                 --------      --------     ---------
               Total consumer loans............................   146,370       122,977        82,030
       Commercial loans........................................    64,542        51,989        42,019
                                                                 --------      --------     ---------
               Total loans originated..........................   280,416       277,734       176,248
                                                                 --------      --------     ---------

   Purchases:
      Real estate loans:
         Multi-family..........................................       566         2,080            --
         Commercial real estate................................     2,228            --            --
                                                                 --------      --------     ---------
               Total real estate loans.........................     2,794         2,080            --
      Consumer loans:
         Other.................................................    11,877         6,006            --
      Commercial loans.........................................     1,088        15,567         1,160
                                                                 --------      --------      --------
               Total loans purchased...........................    15,759        23,653         1,160
                                                                 --------      --------      --------

Deduct:
      Principal loan repayments, repayments and other, net.....   182,474       186,014       140,908
      Loan sales...............................................    44,308         5,763         1,903
      Net loan charge-offs.....................................     2,085           544         1,702
      Transfers to real estate owned...........................       106           234           508
                                                                 --------      --------      --------
            Total deductions...................................   228,973       192,555       145,021
                                                                 --------      --------      --------
Net increase in loans..........................................    67,202       108,832        32,387
                                                                 --------      --------      --------
Loans at end of period.........................................  $673,918      $606,716      $497,884
                                                                 ========      ========      ========


     Loan Commitments. Berkshire Bank issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are generally honored for up to 60 days from approval. At December 31, 1999, Berkshire Bank had loan commitments and unadvanced loans and lines of credit totaling $117.4 million. See Note 10 of the Notes to Consolidated Financial Statements included in this prospectus.

     Loan Fees. In addition to interest earned on loans, Berkshire Bank receives income from fees derived from loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     Berkshire Bank charges loan origination fees which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At December 31, 1999, Berkshire Bank had approximately $170,000 of net deferred loan fees and costs. Berkshire Bank amortized $44,000 of net deferred loan fees and costs during the year ended December 31, 1999.

     Nonperforming Assets, Delinquencies and Impaired Loans. When a borrower fails to make a required loan payment, Berkshire Bank attempts to cure the deficiency by mailing a past due notice on the 10th day of the month. In most cases, delinquencies are cured promptly. If a delinquency continues beyond the 15th day, the loan will appear on a delinquency list and the account officer will contact the borrower. If a delinquency continues beyond the 30th day of the month, the borrower is again contacted and if it is determined that the late payment is not a short-term cash flow problem, the account is reported to the Senior Workout Officer. While Berkshire Bank generally prefers to work with borrowers to resolve problems, Berkshire Bank generally will initiate foreclosure or other proceedings no later than the 90th day of a delinquency, as necessary, to minimize any potential loss.

     Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure, and all foreclosed and repossessed property that Berkshire Bank owns. Berkshire Bank generally ceases accruing interest on all loans when principal or interest payments are delinquent 90 days or more unless management determines the loan principal and interest to be fully-secured and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

     On January 1, 1995, Berkshire Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan--an amendment to SFAS No. 114." At December 31, 1999 and December 31, 1998, Berkshire Bank had a $1.5 million and $938,000, respectively, recorded investment in impaired loans, which had no specific allowances and $50,000 and $1.5 million in loans with valuation allowances of $14,000 and $304,000, respectively.

     The following table sets forth information regarding nonperforming assets at the dates indicated.




                                                                                           At December 31,
                                                                         ----------------------------------------------------------
                                                                            1999         1998       1997       1996        1995
                                                                         -----------  ---------  ---------   ---------  -----------
                                                                                       (Dollars in thousands)
Nonaccruing loans:
   One- to four-family real estate......................................    $  450     $1,272     $  623     $  766     $1,411
   Commercial real estate...............................................        --      1,064        336      1,421        966
   Commercial...........................................................     1,572        612        613      2,619      1,393
   Consumer.............................................................       819        542        584         39        142
                                                                           -------    -------    -------    -------    -------
       Total nonperforming loans........................................     2,841      3,490      2,156      4,845      3,912
Real estate owned.......................................................       220        398        364      2,888        219
                                                                           -------    -------    -------    -------    -------
       Total nonperforming assets.......................................    $3,061     $3,888     $2,520     $7,733     $4,131
                                                                           =======    =======    =======    =======    =======
Total nonperforming loans as a percentage of total loans................      0.42%      0.58%      0.43%      1.04%      0.87%
Total nonperforming assets as a percentage of total assets..............      0.36%      0.50%      0.40%      1.23%      0.69%


     Interest income that would have been recorded for the year ended December 31, 1999 had nonaccruing loans been current according to their original terms amounted to approximately $362,000, $209,000 of which was included in interest income related to these loans.

     The following tables set forth the delinquencies in Berkshire Bank's loan portfolio as of the dates indicated.



                                                                                   At December 31, 1999
                                                                -----------------------------------------------------------
                                                                        60-89 Days                    90 Days or More
                                                                -----------------------------   ---------------------------
                                                                                  Principal                   Principal
                                                                 Number of        Balance of     Number of    Balance of
                                                                   Loans            Loans         Loans           Loans
                                                                ------------   --------------   -----------  --------------
                                                                              (Dollars in thousands)
Real estate loans:
   One- to four-family...................................          6         $  384              1         $  106
   Commercial real estate................................         --             --             --             --
   Multi-family..........................................         --             --             --             --
Consumer loans:
   Equity lines of credit................................         --             --             --             --
   All other.............................................         95            831            121            776
Commercial loans.........................................          6            335             11          1,168
                                                               -----         ------           ----         ------
      Total..............................................        107         $1,550            133         $2,050
                                                               =====         ======           ====         ======
Delinquent loans to total loans..........................       0.34%          0.23%          0.43%          0.31%





                                                                                    At December 31, 1998
                                                                -----------------------------------------------------------------
                                                                        60-89 Days                    90 Days or More
                                                                -----------------------------  ----------------------------------
                                                                                Principal                          Principal
                                                                Number of      Balance of        Number of        Balance of
                                                                  Loans           Loans            Loans             Loans
                                                               ----------    ---------------  --------------   -----------------
                                                                                        (Dollars in thousands)
Real estate loans:
 One- to four-family.....................................         2           $ 169                   4            $  375
 Commercial real estate..................................        --              --                  --                --
  Multi-family...........................................        --              --                   1                79
Consumer loans:
 Equity lines of credit..................................        --              --                   1                50
 All other...............................................        68             607                  65               492
Commercial loans.........................................         2             150                  19             1,397
                                                                 --           -----                  --            ------
  Total..................................................        72           $ 926                  90            $2,393
                                                                 ==           =====                  ==            ======
Delinquent loans to
   total loans...........................................      0.29%           0.15%               0.36%             0.39%


                                                                                       At December 31, 1997
                                                               -------------------------------------------------------------------
                                                                         60-89 Days                      90 Days or More
                                                               ----------------------------    ----------------------------------
                                                                                 Principal                          Principal
                                                                  Number of      Balance of        Number of        Balance of
                                                                    Loans          Loans             Loans            Loans
                                                               ------------   -------------     -------------    -----------------
                                                                                        (Dollars in thousands)
Real estate loans:
 One- to four-family.....................................         10         $  719                   4            $  988
 Commercial real estate..................................         --             --                  --                --
  Multi-family...........................................         --             --                  --                --
Consumer loans:
 Equity lines of credit..................................         --             --                   1               115
 All other...............................................         59            414                  52               469
Commercial loans.........................................          3            311                   9               556
                                                                  --         ------                  --            ------
  Total..................................................         72         $1,444                  66            $2,128
                                                                  ==         ======                  ==            ======
Delinquent loans to
   total loans...........................................       0.35%          0.29%               0.32%             0.43%


     Real Estate Owned. Real estate acquired by Berkshire Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value after acquisition are expensed. At December 31, 1999, Berkshire Bank had $220,000 of real estate owned, net, consisting primarily of three commercial properties.

     Asset Classification. Regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

     There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Berkshire Bank performs an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulators. In addition, Berkshire Bank regularly analyzes the losses inherent in its loan portfolio and its nonperforming loans in determining the appropriate level of the allowance for loan losses.

     The following table sets forth Berkshire Bank's classified assets at December 31, 1999.


                                 Loss                      Doubtful                   Substandard               Special Mention
                      --------------------------   ------------------------   ---------------------------   -----------------------
                         Number       Principal      Number      Principal       Number        Principal     Number      Principal
                        of Loans       Balance      of Loans      Balance       of Loans        Balance     of Loans      Balance
                      ------------   -----------   ----------   -----------   -------------   -----------   ---------   -----------
                                                                (Dollars in thousands)
Real estate loans:
   One- to four-family...       --      $     --          --       $     --            7       $   450          11        $1,477
   Commercial
      real estate.......        --            --           --            --           21         6,003          19         2,198
   Multi-family.........        --            --           --            --           10         1,550          --            --
Consumer loans:
   Equity lines of
    credit..............        --            --           --            --           --            --          --            --
   All other............        --            --           --            --          181           776         109           831
Commercial loans........        --            --           --            --           30         1,344          20         1,761
                           -------      --------      -------       -------      -------       -------      ------       -------
      Total.............        --      $     --           --       $    --          249       $10,123         159       $ 6,267
                           =======      ========      =======       =======      =======       =======       =====       =======


     At December 31, 1999, Berkshire Bank had six outstanding loans with one borrower, which were adversely classified or identified as a problem credit, totalling $1.2 million. These loans, all of which were delinquent and classified as Substandard, were secured by commercial real estate, commercial business assets and accounts receivable. Berkshire Bank charged-off approximately $600,000 in fiscal 1999 in connection with these loans and anticipates that it will incur additional charge-offs in the future. Berkshire Bank had no other classified loans greater than $500,000 which were not performing according to their terms on December 31, 1999.

     Allowance for Loan Losses. In originating loans, Berkshire Bank recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Berkshire Bank maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

     The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, management employs an independent third party to perform a review of all of Berkshire Bank's commercial loan relationships exceeding $1.0 million, all material credits on Berkshire Bank's watch list or classified as Substandard and a random sampling of new loans. The regulatory agencies, as an integral part of their examination process, also periodically review Berkshire Bank's allowance for loan losses. Such agencies may require Berkshire Bank to make additional provisions for estimated losses based upon judgments different from those of management.

     In assessing the allowance for loan losses, loss factors are applied to various pools of outstanding loans and certain unused commitments. Berkshire Bank segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, consumer, commercial). Loss factors are derived using Berkshire Bank's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

     In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

     At December 31, 1999, Berkshire Bank had an allowance for loan losses of $8.5 million which represented 1.27% of total loans and 302.62% of nonperforming loans at that date. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Berkshire Bank believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Berkshire Bank's loan portfolio, will not request Berkshire Bank to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above.
Any material increase in the allowance for loan losses may adversely affect Berkshire Bank's financial condition and results of operations.

     The following table presents an analysis of Berkshire Bank's allowance for loan losses for the years indicated.


                                                                            At or For the Year Ended December 31,
                                                   ---------------------------------------------------------------------------------
                                                       1999             1998             1997             1996             1995
                                                   -------------    -------------    -------------    -------------    -------------
                                                                               (Dollars in thousands)

Allowance for loan losses, beginning of year........  $ 7,589          $ 6,078          $ 6,303          $ 6,484          $ 5,079
                                                      -------          -------          -------          -------          -------
Charged-off loans:
   One- to four-family real estate..................      117               14               66              188              395
   Multi-family.....................................       --               --               82               --               --
   Commercial real estate...........................      297              253              959              103               64
   Consumer (1).....................................      731              311              699              363              257
   Commercial.......................................    1,208              234              490            1,754              748
                                                      -------          -------          -------          -------          -------
      Total charged-off loans.......................    2,353              812            2,296            2,408            1,464

Recoveries on loans previously charged off..........      268              268              594              247              360
                                                      -------          -------          -------          -------          -------
Net loans charged off...............................    2,085              544            1,702            2,161            1,104
                                                      -------          -------          -------          -------          -------
Provision for loan losses...........................    3,030            2,055            1,477            1,980            2,509
                                                      -------          -------          -------          -------          -------
Allowance for loan losses, end of year..............  $ 8,534          $ 7,589          $ 6,078          $ 6,303          $ 6,484
                                                      =======          =======          =======          =======          =======

Ratios:
Net loans charged-off to interest-earning loans.....     0.31%            0.09%            0.34%            0.47%            0.25%
Allowance for loan losses to total loans............     1.27%            1.25%            1.22%            1.35%            1.45%
Allowance for loan losses to nonperforming loans....   302.62%          217.45%          281.91%          130.09%          165.75%
Net loans charged-off to allowance
   for loan losses..................................    24.43             7.17            28.00            34.29            17.03
Recoveries to charge-offs...........................    11.39            33.00            25.87            10.26            24.59

-----------------------------------
(1)  Consists primarily of indirect automobile loans.

     For additional discussion regarding the provision for loan losses in recent periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the year ended December 31, 1999 and 1998--Provision for Loan Losses."

     The following table presents the approximate allocation of the allowance for loan losses by loan categories at the dates indicated and the percentage of such amounts to the total allowance and to total loans. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.


                                                                    At December 31,
                          -------------------------------------------------------------------------------------------------------
                                        1999                               1998                               1997
                          ----------------------------------  ---------------------------------  --------------------------------
                                   Percent of                         Percent of                          Percent of
                                   Allowance    Percent               Allowance    Percent                Allowance    Percent of
                                   in Each      of Loans              in Each      of Loans               in Each      of Loans
                                   Category     in Each               Category     in Each                Category     in Each
                                   to Total     Category to           to Total     Category to            to Total     Category to
                          Amount   Allowance    Total Loans  Amount   Allowance    Total Loans  Amount    Allowance    Total Loans
                          ------   ---------    -----------  ------   ---------    -----------  ------    ---------    -----------
                                                                (Dollars in thousands)
Real estate loans.........  $2,322    27.20%     47.34%      $2,262     29.81%      49.51%       $1,938     31.88%      54.21
Consumer loans............   2,867    33.60      30.97        2,339     30.82       28.38         1,590     26.16       23.43
Commercial................   3,345    39.20      21.69        2,988     39.37       22.11         2,550     41.96       22.36
                            ------   ------     ------      -------    ------      ------        ------    ------      ------
   Total allowance
      for loan losses.....  $8,534   100.00%    100.00%      $7,589    100.00%     100.00%       $6,078    100.00%     100.00
                            ======   ======     ======       ======    ======      ======        ======    ======      ======

                                                                  At December 31,
                                   --------------------------------------------------------------------------
                                                     1996                               1995
                                   -------------------------------------   ----------------------------------
                                               Percent of                            Percent of
                                               Allowance     Percent                 Allowance    Percent
                                               in Each       of Loans                in Each      of Loans
                                               Category      in Each                 Category     in Each
                                               to Total      Category to             to Total     Category to
                                    Amount     Allowance     Total Loans   Amount    Allowance    Total Loans
                                   --------  ------------   -------------  -------  -----------   ------------
                                                               (Dollars in thousands)
Real estate loans.........           $1,866      29.60%        57.19%      $1,973      30.43%       60.61%
Consumer loans............            1,901      30.15         20.49        1,883      29.04        16.80
Commercial................            2,536      40.25         22.32        2,628      40.53        22.59
                                     ------     ------        ------       ------     ------       ------
   Total allowance
      for loan losses.....           $6,303     100.00%       100.00%      $6,484     100.00%      100.00%
                                     ======     ======        ======       ======     ======       ======

Investment Securities Activities

     General. Under Massachusetts law, Berkshire Bank has authority to purchase a wide range of investment securities. As a result of recent changes in federal banking laws, however, financial institutions such as Berkshire Bank may not engage as principals in any activities that are not permissible for a national bank, unless the Federal Deposit Insurance Corporation has determined that the investments would pose no significant risk to the Bank Insurance Fund and Berkshire Bank is in compliance with applicable capital standards. In 1993, the Regional Director of the Federal Deposit Insurance Corporation approved a request by Berkshire Bank to acquire and retain certain listed stocks and/or registered stocks subject to certain conditions. See "Regulation and Supervision."

     Berkshire Bank's main source of income has been and will continue to be derived from its loan portfolio. The investment securities portfolio is primarily used to provide for Berkshire Bank's cash flow needs, to provide adequate liquidity to protect the safety of customer deposits and to earn a reasonable return on investment. The structure of the investment securities portfolio is based upon the composition and quality of the loan portfolio and Berkshire Bank's liquidity position and deposit structure. Berkshire Bank currently utilizes its fixed income investment securities portfolio as a source of liquidity to its loan portfolio and to manage its interest rate risk profile. As such, higher priority has generally been given to investments in money market and shorter-term readily marketable securities.

     Berkshire Bank's investment securities policy divides investments into two categories, fixed income and equity portfolios. The primary objectives of the fixed income portfolio are to: (1) maintain an adequate source of liquidity sufficient to meet regulatory and operating requirements, including funding for loans; (2) safeguard against deposit outflows, reduced loan amortization and increased loan demand; and (3) manage interest rate risk. The fixed income securities portfolio primarily consists of debt issues, including corporate and municipal bonds, U.S. government and agency obligations and mortgage-backed and asset-backed securities, including collateralized mortgage obligations and real estate mortgage investments conduits. A collateralized mortgage obligation is a mortgage-backed bond that separates mortgage pools into different maturities called "tranches." Tranches pay different rates of interest and can mature in a few months, or a few years. In return for a lower yield, collateralized mortgage obligations provide increased security about the life of the investment. However, in a lowering interest rate risk environment, collateralized mortgage obligations tend to be repaid before their expected maturities as prepayments increase. This may result in Berkshire Bank having to reinvest the funds at a lower interest rate. Real estate mortgage investments conduits, a type of collateralized mortgage obligation, are similar in that securities representing an undivided interest in such mortgages are issued. However, real estate mortgage investments conduits have more flexibility than other types of collateralized mortgage obligations as issuers can separate mortgage pools not only into different maturity classes but also into different risk classes. Approximately 71.2% of Berkshire Bank's mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government, which carry lower credit risk than mortgage-backed securities of a private issuer. Other types of asset-backed securities in which Berkshire Bank invests are typically collateralized by the cash flow from a pool of auto loans, credit card receivables, consumer loans and other similar obligations. Both mortgage-backed and asset-backed securities carry market risk, the risk that increases in market interest rates may cause a decrease in market value.

     The marketable equity securities portfolio is currently managed to produce capital gains through price appreciation and lowering taxable income through deductions permitted for a portion of dividends received. The total book value of the marketable equity securities portfolio is currently limited by the investment policy to 100% of total capital. At December 31, 1999, the cost of the marketable equity securities portfolio, including restricted equity securities, totaled $16.3 million or 18.5% of its authorized limit and consisted primarily of bank, utility and industrial stocks. At December 31, 1999, the gross unrealized gains associated with the marketable equity securities portfolio were $28.4 million and the gross unrealized losses were $501,000. The market equity securities portfolio carries equity price risk in that, if equity prices decline due to unfavorable market conditions or other factors, Berkshire Bank's capital would decrease.

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Berkshire Bank does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and included in accumulated other comprehensive income, net of taxes.

     The Executive Committee of the Board of Directors is responsible for developing and reviewing Berkshire Bank's investment policy, which is designed to complement Berkshire Bank's lending activities, improve liquidity and earn a reasonable return through interest, dividend and capital gain income while minimizing Berkshire Bank's federal tax liability through deductions available on corporate dividends. Investment decisions are made in accordance with Berkshire Bank's investment policy and are based upon the quality of a particular investment, its inherent risks, Berkshire Bank's liquidity needs, prospects for yield and/or appreciation and the potential tax consequences. While general investment strategies are developed and authorized by the Executive Committee, the execution of specific investment actions and the day-to-day oversight of Berkshire Bank's investment portfolio rests with the Chairman, President and Treasurer. These officers are authorized to execute investment transactions up to specified limits based on the type of security without the prior approval of the Executive Committee. However, such purchases require the ratification of the Executive Committee at their next scheduled meeting. The Board of Directors receives a monthly report of all securities transactions made during the previous month.

     Berkshire Bank's investment policy allows the use of certain hedging strategies, including the purchase of options in an effort to increase the return and decrease the risk on the securities portfolio. However, Berkshire Bank has not engaged in such practices to date and does not currently intend to do so in the future. If circumstances warrant the use of such derivative instruments in the future, Berkshire Bank's current investment securities policy would be amended to specifically authorize such transactions and provide limitations on such investments.

      The following table presents the amortized cost and fair value of Berkshire Bank's available for sale securities, by type of security, at the dates indicated.


                                                                     At December 31,
                                     -------------------------------------------------------------------------------
                                              1999                       1998                       1997
                                     -------------------------   ------------------------   ------------------------
                                       Amortized        Fair       Amortized       Fair       Amortized       Fair
                                          Cost         Value         Cost         Value         Cost         Value
                                     -----------    ----------   -----------   ----------   -----------   ----------
                                                                     (In thousands)
Investment securities:
 Obligations of U.S. Treasury
  and U.S. Government agencies.......  $10,986       $10,711       $12,243      $12,286       $21,310      $21,257
 Corporate bonds and notes...........   31,177        30,634        18,054       18,073         1,078        1,083
 Asset-backed securities.............    3,253         3,207         2,639        2,604         2,191        2,209
 Marketable equity securities........   10,454        38,399        10,538       39,786        11,096       33,526
                                       -------        ------        ------       ------        ------       ------
   Total investment securities.......   55,870        82,951        43,474       72,749        35,675       58,075
Mortgage-backed securities:
 Freddie Mac.........................  $ 2,469       $ 2,493       $ 3,591      $ 3,654       $ 3,448      $ 3,539
 Fannie Mae..........................    1,604         1,618         2,124        2,188         3,951        4,020
 Private label REMICs................    5,878         5,841        14,877       14,886         5,651        5,648
 Ginnie Mae..........................      180           181           293          297           487          496
                                       -------        ------        ------       ------        ------       ------
   Total mortgage-backed securities..   10,131        10,133        20,885       21,025        13,537       13,703
                                       -------        ------        ------       ------        ------       ------
   Total available-for-sale
     securities......................  $66,001       $93,084       $64,359      $93,774       $49,212      $71,778
                                       =======       =======       =======      =======       =======      =======


     The following table presents the amortized cost and fair value of Berkshire Bank's held for maturity securities, by type of security, at the dates indicated.


                                                                          At December 31,
                                     -----------------------------------------------------------------------------------------
                                               1999                             1998                           1997
                                     ------------------------------   -----------------------------   ------------------------
                                        Amortized          Fair         Amortized          Fair         Amortized       Fair
                                          Cost            Value            Cost           Value           Cost         Value
                                     ------------    --------------   ------------   --------------   -----------   ----------
                                                                          (In thousands)
Investment securities:
   Obligations of U.S. Treasury
    and U.S. Government agencies ...      $    --           $    --        $    --          $    --       $ 2,000      $ 2,001
   Municipal notes..................        6,720             6,720          6,997            6,997         3,464        3,464
   Other bonds and notes............           --                --             --               --            --           --
                                           ------            ------         ------           ------        ------       ------
    Total investment securities.....        6,720             6,720          6,997            6,997         5,464        5,465
                                           ------            ------         ------           ------        ------       ------
Mortgage-backed securities:
   Freddie Mac .....................        5,368             5,334          8,642            8,643        11,679       11,668
   Fannie Mae.......................        4,352             4,303          7,306            7,288        15,962       15,940
   Ginnie Mae.......................          574               565            835              828         1,570        1,566
                                           ------            ------         ------           ------        ------       ------
         Total mortgage-backed
          securities................       10,294            10,202         16,783           16,759        29,211       29,174
                                           ------            ------         ------           ------        ------       ------
         Total held-to-maturity
          securities                      $17,014           $16,922        $23,780          $23,756       $34,675      $34,639
                                          =======           =======        =======          =======       =======      =======


     At December 31, 1999, Berkshire Bank did not own any investment or mortgage-backed securities of a single issuer, other than U.S. Government and agency securities, which had an aggregate book value in excess of 10% of Berkshire Bank's capital at that date.

     The following presents the activity in the investment securities and mortgage-backed securities portfolios for the years indicated.


                                                                  For the Year Ended December 31,
                                                            -------------------------------------------
                                                                 1999          1998            1997
                                                            -----------    ----------    --------------
                                                                           (In thousands)
Investment securities:
   Investment securities, beginning of year.................   $ 79,746      $ 63,539          $ 79,256
Purchases...................................................     34,636        56,472            13,566
Sales.......................................................       (240)      (16,554)          (11,219)
Maturities and calls........................................    (16,646)      (27,220)          (26,568)
Net (premium)/discount......................................     (5,626)       (3,373)            2,297
(Decrease)/increase in unrealized gain......................     (2,199)        6,882             6,207
                                                               --------      --------          --------
   Net (decrease)/increase in investment securities.........      9,925        16,207           (15,717)
   Investment securities, end of year.......................     89,671        79,746            63,539
                                                               --------      --------          --------

Mortgage-backed securities:
   Mortgage-backed securities, beginning of year............     37,808        42,914            36,809
   Purchases................................................     18,256        58,638            42,045
   Sales....................................................         --            --              (346)
   Repayments and prepayments...............................    (36,246)      (62,592)          (30,559)
Net (premium)/discount......................................        742        (1,122)           (5,140)
(Decrease)/increase in unrealized gain......................       (133)          (30)              105
                                                               --------      --------          --------
   Net (decrease)/increase in mortgage-backed securities....    (17,381)       (5,106)            6,105
   Mortgage-backed securities, end of year..................     20,427        37,808            42,914
                                                               --------      --------          --------
Total securities, end of year...............................   $110,098      $117,554          $106,453
                                                               ========      ========          ========

     The following table presents certain information regarding the amortized cost, weighted average yields and estimated maturities or periods to repricing of Berkshire Bank's debt securities at December 31, 1999.


                                                                At December 31, 1999
                                     ------------------------------------------------------------------------------
                                                                    More than One Year      More than Five Years
                                          One Year or Less             to Five Years            to Ten Years
                                     ---------------------------   ---------   ----------   ----------  -----------
                                                       Weighted                 Weighted                 Weighted
                                       Amortized        Average    Amortized     Average    Amortized     Average
                                         Cost            Yield       Cost         Yield       Cost         Yield
                                     --------------   ----------   ---------   ----------   ----------   ----------
                                                                 (Dollars in thousands)
Investment securities:
   Obligations of U.S. Treasury and
      U.S. Government agencies.........   $ 2,349        5.15%     $ 7,639        5.81%      $  998        5.82%
   Mortgage-backed securities..........    13,073        6.37        6,957        6.47          334        6.76
   Municipals..........................     5,888        3.85          221        5.62           --          --
   Corporate bonds and notes...........     8,590        6.30       20,742        6.40        1,002        6.35
   Asset-backed securities (1).........     2,599        6.45          623        6.60           31        8.27
                                          -------                  -------                   ------
         Total.........................   $32,499        5.81%     $36,182        6.29%      $2,365        6.25%
                                          =======                  =======                   ======
                                                                    At December 31, 1999
                                                       ------------------------------------------------
                                                          More than Ten Years            Total
                                                       -----------------------   ----------------------
                                                                    Weighted                  Weighted
                                                       Amortized     Average    Amortized      Average
                                                         Cost         Yield       Cost          Yield
                                                       ----------  -----------   ----------  ----------
                                                                (Dollars in thousands)
Investment securities:
   Obligations of U.S. Treasury and
      U.S. Government agencies.....................     $   --          --%     $10,986         5.69%
   Mortgage-backed securities......................         61        6.29       20,425         6.41
   Municipals......................................        611        4.99        6,720         4.01
   Corporate bonds and notes.......................        843        7.99       31,177         6.41
   Asset-backed securities (1).....................         --          --        3,253         6.50
                                                        ------                  -------
         Total.....................................     $1,515        6.68%     $72,561         6.09%
                                                        ======                  =======

___________________________
(1) Includes small business administration securities with a fair value of $800,000 at December 31, 1999.

Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for Berkshire Bank's lending and other investment activities. In addition, Berkshire Bank also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Berkshire Bank may use borrowings from the Federal Home Loan Bank of Boston as a source of funding for loan and securities investment activity. To a lesser extent, Berkshire Bank also utilizes retail repurchase agreements as a source of funds.

     Deposit Accounts. Substantially all of Berkshire Bank's deposits are generated from the areas surrounding its branch offices. Berkshire Bank offers a wide variety of deposit accounts with a range of interest rates and terms. Berkshire Bank's deposit accounts consist of interest-bearing checking, noninterest-bearing checking, regular savings, money market savings and certificates of deposit. The maturities of Berkshire Bank's certificate of deposit accounts range from three months to ten years. In addition, Berkshire Bank offers retirement accounts, including Traditional IRAs, Roth IRAs, Simple IRAs, Self-Directed IRAs and Keogh accounts, simplified employee pension plan, profit-sharing qualified plan and money purchase pension plan accounts. Berkshire Bank also offers commercial business products to small businesses operating within its primary market area. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate.
Berkshire Bank reviews its deposit mix and pricing on a weekly basis.

     Berkshire Bank also offers a variety of deposit accounts designed for the businesses operating in its market area. Berkshire Bank's business banking deposit products include a commercial checking account which provides an earnings credit to offset monthly service charges and a checking account specifically designed for small business. Additionally, Berkshire Bank offers sweep accounts and money market accounts for businesses and IOLTA interest checking and escrow accounts. Berkshire Bank has sought to increase its commercial deposits through the offering of these products, particularly to its commercial borrowers and to the municipalities that participate in its government banking program.

     Berkshire Bank believes it offers competitive interest rates on its deposit products. Berkshire Bank determines the rates paid based on a number of factors, including rates paid by competitors, Berkshire Bank's need for funds and cost of funds, borrowing costs, Berkshire Bank's current asset/liability structure, the amount of maturing deposits and movements of market interest rates. Berkshire Bank currently does not utilize brokers to obtain deposits but may choose to do so in the future. At December 31, 1999, Berkshire Bank had no brokered deposits. All Massachusetts savings banks are required to be members of the Mutual Savings Central Fund, Inc. and as such must pay its assessments. The Mutual Savings Central Fund, Inc. maintains the Depositors' Insurance Fund, a private deposit insurer, which insures all deposits in member banks in excess of Federal Deposit Insurance Corporation deposit insurance limits. See "Regulation and Supervision--Massachusetts Banking Laws and Supervision."

     In the unlikely event Berkshire Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Berkshire Hills as the sole stockholder of Berkshire Bank.

     The following table presents the deposit activity of Berkshire Bank for the years indicated.


                                                                   For the Year Ended December 31,
                                                          -------------------------------------------------
                                                               1999             1998               1997
                                                          -------------   ---------------   ---------------
                                                                          (In thousands)
Increase/(Decrease) before interest credited............        $ 9,797          $ 85,460          $(18,008)
Interest credited.......................................         23,848            22,601            21,564
                                                               --------         ---------         ---------
Net increase............................................        $33,645          $108,061          $  3,556
                                                               ========         =========         =========

     At December 31, 1999, Berkshire Bank had certificate of deposit accounts in amounts of $100,000 or more maturing as follows:


                                                                            Weighted
                                                                             Average
     Maturity Period                                      Amount              Rate
     ---------------                                  ------------        -------------
                                                     (In thousands)
      Three months or less...................            $16,550               5.11%
      Over 3 months through 6 months.........             15,645               5.22
      Over 6 months through 12 months........             18,947               5.54
      Over 12 months.........................             31,623               6.10
                                                        --------
           Total.............................            $82,765               5.61%
                                                        ========

     The following table presents information concerning average balances and weighted average interest rates on Berkshire Bank's deposit accounts for the years indicated.


                                                        For the Year Ended December 31,
                      -------------------------------------------------------------------------------------------------------------
                                      1999                                 1998                                1997
                      ------------------------------------   -----------------------------------   --------------------------------
                                    Percent                               Percent                             Percent
                                    of Total      Weighted                of Total     Weighted               of Total     Weighted
                         Average     Average       Average      Average    Average      Average     Average    Average      Average
                         Balance     Deposits      Rate         Balance    Deposits      Rate       Balance    Deposits       Rate
                       -----------   ---------    ---------   ----------   ----------   ---------  ---------   ---------   ---------
                                                                (Dollars in thousands)
Money market accounts....  $ 84,971    12.88%     3.73%    $ 62,043       10.73%        3.50%    $ 49,159        9.23%     3.33%
NOW accounts.............    73,615    11.16      1.13       60,039       10.38         1.94       50,696        9.52      1.97
Savings (1)..............   142,193    21.55      3.07      129,020       22.31         3.04      125,020       23.48      3.00
Certificates of deposit..   291,344    44.16      5.31      271,959       47.02         5.64      262,379       49.28      5.78
Demand accounts..........    67,571    10.25        --       55,259        9.56           --       45,218        8.49        --
                           --------   ------               --------      ------                  --------      ------
      Total..............  $659,694   100.00%     3.62%    $578,320      100.00%        3.91%    $532,472      100.00%     4.05%
                           ========   ======               ========      ======                  ========      ======

_______________________________________
(1)   Includes mortgagors' escrow accounts.

     Certificates of Deposit by Rates and Maturities. The following table presents the amount of certificate accounts categorized by rates and maturities, for the periods and years indicated.


                                           Period to Maturity from December 31, 1999
                              -------------------------------------------------------------------------
                                  Less than          One to Two        Two to Three         Over Three
                                  One Year             Years              Years               Years
                              --------------      ----------------      --------------      ---------------
                                                        (Dollars in thousands)
0.00-4.00%.......................    $    851           $    --             $    --             $    --
4.01-5.00%.......................     103,577             4,093                 184                 183
5.01-6.00%.......................      90,224            46,615               8,253               9,769
6.01-7.00%.......................      11,163             2,709                 932               7,438
7.01% and above..................         741                14               7,206               1,351
                                    ---------          --------            --------             -------
         Total...................    $206,556           $53,431             $16,575             $18,741
                                    =========          ========            ========             =======


                                                     Total at December 31,
                                     ---------------------------------------------------------
                                          1999                 1998                1997
                                     ----------------      --------------      ---------------
                                                     (Dollars in thousands)
0.00-4.00%........................     $    851            $  1,095             $    698
4.01-5.00%........................      108,037              61,510                6,110
5.01-6.00%........................      154,861             188,280              195,356
6.01-7.00%........................       22,242              27,626               41,413
7.01% and above...................        9,312              12,146               17,016
                                       --------            --------             --------
         Total....................     $295,303            $290,657             $260,593
                                       ========            ========             ========



     Borrowings. Berkshire Bank utilizes advances from the Federal Home Loan Bank of Boston to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Boston functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Boston, Berkshire Bank is required to own capital stock in the Federal Home Loan Bank of Boston and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At December 31, 1999, Berkshire Bank had the ability to borrow a total of approximately $209.2 million from the Federal Home Loan Bank of Boston. At that date, Berkshire Bank had outstanding advances of $58.9 million. In addition, Berkshire Bank had a $2.0 million repurchase agreement line of credit to be secured by securities or other assets of Berkshire Bank with the Depositors Insurance Fund. Berkshire Bank only intends to use this line of credit on an emergency basis to solve a funding problem. At December 31, 1999 Berkshire Bank had no outstanding borrowings against this agreement.

     Berkshire Bank offers retail repurchase agreements to selected higher balance customers and certain municipalities. These agreements are direct obligations of Berkshire Bank, which are then transferred to the customer, to repay at maturity or on demand the purchase price of an undivided interest in a U.S. Government or agency security owned by Berkshire Bank. Since these agreements are not deposits, they are not insured by the Federal Deposit Insurance Corporation. At December 31, 1999, such retail repurchase agreement borrowings totaled $1.1 million.

     The following tables presents certain information regarding Berkshire Bank's Federal Home Loan Bank advances during the periods and at the dates indicated.


                                               Year Ended December 31,
                                        ---------------------------------------
                                            1999           1998         1997
                                        -----------     ----------    ---------
Maximum amount of advances
   outstanding at any month end.......     $76,861       $42,892        $9,972
Approximate average advances
   outstanding........................      50,951        24,597         7,297
Approximate weighted average rate
   paid on advances...................        5.49%         4.93%         5.37%



                                                      At December 31,
                                          -------------------------------------
                                            1999           1998           1997
                                          -----------    -----------    -------
Balance outstanding at end of year........  $58,928        $29,590       $6,880
Weighted average rate paid on advances....     5.64%          4.52%        6.20%


Trust Services

     Berkshire Bank maintains the Asset Management/Trust Department Group as a department within Berkshire Bank which primarily provides trust and investment services to individuals, partnerships, corporations and institutions and also acts as a fiduciary of estates and conservatorships as a trustee under various wills, trusts and other plans. Berkshire Bank believes that the trust department allows it to provide investment opportunities and fiduciary services to both current and prospective customers. Consistent with Berkshire Bank's operating strategy, Berkshire Bank will continue to emphasize the growth of its trust service operations to grow assets and increase fee-based income. Berkshire Bank has implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest, and maintaining impartiality. At December 31, 1999, the trust department managed 622 accounts with aggregate assets of $242.8 million, of which the largest relationship totaled $4.5 million, or 1.9% of the trust department's total assets, at December 31, 1999. For 1999, trust services generated $1.7 million of net and service income compared to $1.2 million for 1998, an increase of 49.9%.

Government Banking

     In 1998, Berkshire Bank began offering full-service government banking for cities, towns and municipal school districts in western Massachusetts, eastern New York, northern Connecticut and southern Vermont. Berkshire Bank offers municipalities all aspects of financial advisory services for the sale of notes and bonds, actively working with bond counsel, rating agencies, consulting agencies and bond buyers. Additionally, Berkshire Bank offers a wide range of commercial deposit products and checking accounts, as well as the origination of payroll accounts. At December 31, 1999, Berkshire Bank was working with approximately 25 municipalities. For 1999, government banking generated $94,500 of net fee income compared to $53,900 for 1998.

Subsidiary Activities

     The following are descriptions of Berkshire Bank's wholly owned active subsidiaries, which will be indirectly owned by Berkshire Hills following the conversion.

     G.B.S.B., Inc. G.B.S.B., Inc. was established in August 1990 to acquire and hold investment securities of a type that are permissible for banks to hold under applicable law. G.B.S.B. was qualified as a "securities corporation" for Massachusetts income tax purposes. Income earned by a qualifying securities corporation is generally entitled to special tax treatment from Massachusetts income tax. As of December 31, 1999, G.B.S.B., Inc. had assets totaling $44.9 million, consisting primarily of state and municipal bonds and bank, utility and industrial stocks.

     North Street Securities Corporation. North Street, originally named GBSB Leasing Corporation, was established in January 1984 to acquire and hold investment securities of a type that are permissible for banks to hold under applicable law. North Street was qualified as a "securities corporation" for Massachusetts income tax purposes. Income earned by a qualifying securities corporation is generally entitled to special tax treatment from Massachusetts income tax. As of December 31, 1999, North Street had assets totaling $31.6 million, consisting primarily of corporate and private label REMICs.

Greater Berkshire Foundation, Inc.

     In 1997, Berkshire Bank established a private charitable foundation, Greater Berkshire Foundation, Inc. This foundation, which is not a subsidiary of Berkshire Bank, provides grants to public charities that are operated for charitable, scientific, literary or educational purposes, within the communities that Berkshire Bank serves. In 1997, Berkshire Bank contributed marketable equity securities with a cost basis and fair market value of $97,000 and $2.5 million, respectively, at the date of contribution and transfer. At December 31, 1999, the foundation had assets of approximately $2.1 million. The foundation's current six member Board of Directors consists of current directors of Berkshire Bank. After the conversion, Berkshire Bank will continue to maintain the foundation. However, Berkshire Bank does not expect to make any further contributions to the foundation. The existence of Berkshire Bank's current foundation is not expected to impact the business and affairs of Berkshire Hills Foundation which is being established in connection with Berkshire Bank's conversion. See "The Conversion--Establishment of the Charitable Foundation."

Properties

     Berkshire Bank currently conducts its business through its main office located in Pittsfield, Massachusetts, and 12 other full-service banking offices and other facilities listed below. Berkshire Hills believes that Berkshire Bank's facilities will be adequate to meet the then present and immediately foreseeable needs of Berkshire Bank and Berkshire Hills.

                                                                                               Net Book Value
                                                                                                of Property
                                                             Original                           or Leasehold
                                              Lease            Year                             Improvements
                                                or            Leased        Date of Lease      at December 31,
               Location                        Own          or Acquired       Expiration           1999
---------------------------------------    -----------    --------------    -------------    ------------------
                                                                                               (In thousands)
Main Office:
24 North Street
Pittsfield, Massachusetts..............        Own              1898                 --            $1,184

Banking Offices:
244 Main St.
Great Barrington, Massachusetts........        Own              1950                 --             1,347

Main Street
Sheffield, Massachusetts...............        Own              1966                 --               240

Old Town Hall
Pittsfield, Massachusetts..............       Lease             1969               2030                50

Allendale Shopping Center
Pittsfield, Massachusetts..............       Lease             1970               2001                66

2 Depot Street
W. Stockbridge, Massachusetts..........        Own              1975                 --               123

165 Elm Street
Pittsfield, Massachusetts..............        Own              1977                 --               329

255 Stockbridge Road
Great Barrington, Massachusetts........        Own              1985                 --               296

37 Main Street
North Adams, Massachusetts.............       Lease             1985               2005(1)             95

1 Park Street
Lee, Massachusetts.....................        Own              1991                 --               261

32 Main Street
Stockbridge, Massachusetts.............        Own              1991                 --               297

39 Cheshire Road
Pittsfield, Massachusetts..............       Lease             1998               2002(2)              5

66 West Street
Pittsfield, Massachusetts..............       Lease             1998               2015(1)             71

Other Office:
66 Allen Street (3)
Pittsfield, Massachusetts..............        Own              1999                 --             2,421

----------------------------
(1) Berkshire Bank has two options to renew this lease, each for an additional five-year period.
(2) Berkshire Bank has an option to renew this lease for an additional ten-year period.
(3) This facility houses Berkshire Bank's Commercial Lending Division, Asset Management/Trust Department and Government Banking Program.

Personnel

     As of December 31, 1999, Berkshire Bank had 255 full-time employees and 32 part-time employees, none of whom is represented by a collective bargaining unit. Berkshire Bank believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving Berkshire Bank, such as claims to enforce liens, condemnation proceedings on properties in which Berkshire Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to Berkshire Bank's business. Berkshire Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Berkshire Bank.


                         MANAGEMENT OF BERKSHIRE HILLS

     Directors are elected by the stockholders of Berkshire Hills for staggered three-year terms, or until their successors are elected and qualified. Berkshire Hills' Board of Directors consists of 18 persons divided into three classes, each of which contains approximately one-third of the Board. One class, consisting of Messrs. Henry D. Granger, Edward G. McCormick, Raymond B. Murray, III, Robert A. Wells, Ms. Ann H. Trabulsi and Ms. Anne Everest Wojtkowski, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Thomas O. Andrews, A. Allen Gray, Michael G. Miller, Louis J. Oggiani, William E. Williams and Ms. Catherine B. Miller, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. James A. Cunningham, Jr., Thomas R. Dawson, John Kittredge, Peter J. Lafayette, Robert S. Raser and Corydon L. Thurston, has a term of office expiring at the third annual meeting of stockholders. Berkshire Hills anticipates that its first annual meeting of stockholders will be held in December 2000.

     The executive officers of Berkshire Hills are elected annually and serve at the Board's discretion. The executive officers of Berkshire Hills are:


    Name                                Position
    ----                                --------

    Robert A. Wells                     Chairman of the Board

    James A. Cunningham, Jr.            President and Chief Executive Officer

    Michael P. Daly                     Executive Vice President

    Charles F. Plungis, Jr.             Senior Vice President, Treasurer
                                        and Chief Financial Officer

    Susan M. Santora                    Executive Vice President

                          MANAGEMENT OF BERKSHIRE BANK

Directors and Executive Officers

     The Board of Directors of Berkshire Bank is presently composed of 18 members who are elected annually as required by the Bylaws of Berkshire Bank. The executive officers of Berkshire Bank are appointed annually by the Board of Directors and hold office until their respective successors are chosen and qualified, or until their death, earlier resignation or removal from office. The following table presents information with respect to the directors and executive officers of Berkshire Bank.

                                   Directors


                                                                                            Director         Term
Name                            Age(1)        Position Held With Berkshire Bank(2)          Since (3)       Expires
----                         -----------      ------------------------------------          ---------     -----------

Thomas O. Andrews               61             Director                                       1980            2000
James A. Cunningham, Jr.        49             President, Chief Executive Officer             1990            2000
                                                 and Director
Thomas R. Dawson                52             Director                                       1993            2000
Henry D. Granger                63             Director                                       1985            2000
A. Allen Gray                   55             Director                                       1996            2000
John Kittredge                  71             Director                                       1974            2000
Peter J. Lafayette              52             Director                                       1996            2000
Edward G. McCormick             52             Director                                       1994            2000
Catherine B. Miller             58             Director                                       1983            2000
Michael G. Miller               57             Director                                       1989            2000
Raymond B. Murray, III          53             Director                                       1991            2000
Louis J. Oggiani                48             Director                                       1995            2000
Robert S. Raser                 43             Director                                       1996            2000
Corydon L. Thurston             47             Director                                       1988            2000
Ann H. Trabulsi                 64             Director                                       1976            2000
Robert A. Wells                 60             Chairman of the Board                          1976            2000
William E. Williams             48             Director                                       1992            2000
Anne Everest Wojtkowski         64             Director                                       1973            2000


                               Executive Officers Who Are Not Directors

Name                            Age(1)        Position Held With Berkshire Bank
----                         -----------      ---------------------------------
Michael P. Daly                   38           Executive Vice President - Senior Loan Officer
Charles F. Plungis, Jr.           48           Senior Vice President, Treasurer and
                                               Chief Financial Officer
Susan M. Santora                  46           Executive Vice President - Retail Banking

---------------------
(1)  As of December 31, 1999.
(2)  All of the directors are also trustees of Berkshire Bancorp.
(3) Includes term of service as a trustee of either Great Barrington Savings Bank or Berkshire County Savings Bank.

Biographical Information

  Below is certain information regarding the directors and executive officers of Berkshire Bank. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years. There are no family relationships among or between the directors or executive officers except as set forth below.

  Thomas O. Andrews is the President and Chief Executive Officer of H.S. Andrews Insurance Agency in Great Barrington, Massachusetts.

  James A. Cunningham, Jr. serves as President and Chief Executive Officer of Berkshire Bank and President and Chief Operating Officer of Berkshire Bancorp. Mr. Cunningham was President and Chief Executive Officer of Great Barrington Savings Bank prior to its merger with Berkshire County Savings Bank in May 1997.

  Thomas R. Dawson is a self-employed certified public accountant.

  Henry D. Granger is the owner of Northeast Technical Associates, Inc., a real estate appraisal firm, located in Great Barrington, Massachusetts.

  A. Allen Gray is a vice president and general counsel of General Dynamics Defense Systems, Inc., a government contractor located in Pittsfield, Massachusetts.

  John Kittredge is a former vice president of Crane and Company, Inc., a paper manufacturer located in Dalton, Massachusetts. Mr. Kittredge serves as the clerk of Berkshire Bank.

  Peter J. Lafayette is President of Berkshire Housing Development Corporation, a non-profit housing organization located in Pittsfield, Massachusetts.

  Edward G. McCormick is a partner in the law firm of McCormick, Murtagh, Marcus & Smith, located in Great Barrington, Massachusetts.

  Catherine B. Miller is a former partner and vice-president of Wheeler & Taylor, Inc., an insurance agency with offices in Stockbridge, Great Barrington and Sheffield, Massachusetts.

  Michael G. Miller has served as the President of South Mountain Products, a food importer located in Pittsfield, Massachusetts since 1997. Mr. Miller was retired from 1995 until 1997. Mr. Miller served as President and Chief Executive Officer of EPC Holding, a newspaper publishing company located in Pittsfield, Massachusetts prior to his two-year retirement.

  Raymond B. Murray, III is vice president and co-owner of Ray Murray, Inc., a regional wholesale equipment distributor for propane, natural and industrial gas markets located in Lee, Massachusetts.

  Louis J. Oggiani is an attorney with a private office in Great Barrington, Massachusetts.

  Robert S. Raser is the President of Carr Brothers Hardware Co, Inc. located in Great Barrington, Massachusetts.

  Corydon L. Thurston serves as executive vice president of Berkshire Broadcasting, Inc., which owns and operates three radio stations in North Adams and Great Barrington, Massachusetts.

  Ann H. Trabulsi is a community volunteer serving on various not-for-profit boards, including Berkshire Medical Center and Berkshire Health Systems.

  Robert A. Wells is Chairman of the Board of Berkshire Bank and Chairman of the Board and Chief Executive Officer of Berkshire Bancorp. Mr. Wells served as President and Chief Executive Officer of Berkshire County Savings Bank prior to its merger with Great Barrington Savings Bank in May 1997.

  William E. Williams is the President of W.E. Williams Paving, Inc., a company located in West Stockbridge, Massachusetts, providing all types of excavating and paving services throughout Berkshire County and surrounding areas.

  Anne Everest Wojtkowski is a professor of engineering at Berkshire Community College.

Executive Officers Who Are Not Directors

  Michael P. Daly was named Executive Vice President and Senior Loan Officer in December 1999. Before being named to these positions, Mr. Daly served as Senior Vice President of Commercial Banking. Prior to the merger of Berkshire County Savings Bank and Great Barrington Savings Bank, Mr. Daly was in charge of commercial lending, consumer lending and operations.

  Charles F. Plungis, Jr. has served as Senior Vice President and Treasurer with both Great Barrington Savings Bank and Berkshire Bank. Mr. Plungis was additionally named Chief Financial Officer in December 1999.

  Susan M. Santora served as Senior Vice President in charge of branch administration before being named Executive Vice President of Retail Banking in December 1999. Prior to the merger, Ms. Santora was a vice president of Great Barrington Savings Bank.

Meetings and Committees of the Board of Directors of Berkshire Bank and Berkshire Hills

  The business of Berkshire Bank is conducted through meetings and activities of the Board of Directors and its committees. During the year ended December 31, 1999 the Board of Directors held 12 regular meetings and three special meetings.

  The Board of Directors has established the following committees:

  The Auditing Committee consists of Messrs. Gray, Raser and Williams. This committee reviews Berkshire Bancorp's consolidated financial statements, supervises the internal auditor and engages the external auditors. The committee meets quarterly and met four times in 1999.

  The Compensation Committee, which consists of Ms. Miller, Ms. Trabulsi and Messrs. Murray and Thurston, is responsible for all matters regarding compensation and fringe benefits for executive officers. This committee meets as needed. The Committee was established by the Board of Directors in December 1999.

  The CRA Committee, which consists of Messrs. Lafayette, McCormick and Ms. Wojtkowski, monitors Berkshire Bank's compliance with the Community Reinvestment Act of 1977, ensures that Berkshire Bank serves the various credit needs of individuals and businesses in its delineated market area and reviews Berkshire Bank's CRA examinations. The Committee meets quarterly and met four times in 1999.

  The Executive Committee, which consists of Messrs. Cunningham, Murray, Thurston, Wells, Ms. Miller and Ms. Trabulsi, reviews and approves certain loans and evaluates issues of major importance between regularly scheduled board meetings. The Committee meets bi-monthly and as necessary, and met 24 times in 1999.

  The Trust Committee, which consists of Messrs. Andrews, Kittredge and Wells, oversees Berkshire Bank's Asset Management/Trust Department activities. Such oversight includes the review and approval of the department's policies, the coordination of the annual audit and review of the department's examination reports. The Committee meets monthly and met 12 times in 1999.

  The Board of Directors of Berkshire Hills has established the following committees: the Audit Committee consisting of Messrs. Gray, Raser, Miller and Williams; the Pricing Committee consisting of the entire Board of Directors of Berkshire Hills; the Compensation Committee consisting of Messrs. Murray and Thurston, Ms. Miller and Ms. Trabulsi; the Nominating Committee and the Executive Committee, both consisting of Messrs. Cunningham, Murray, Thurston, Wells, Ms. Miller and Ms. Trabulsi.

Directors' Compensation

  Fees. Non-employee directors of Berkshire Bank currently receive an annual retainer of $3,000 for membership on the Board of Directors and $5,000 for membership on the Executive Committee of the Board of Directors. The Clerk of Berkshire Bank receives an annual retainer of $500. In addition, non-employee directors each receive $500 for each board meeting attended, $250 for each Trust, Audit or CRA Committee meeting attended, and $500 for each Executive Committee meeting attended. The meeting fee for attendance at Executive Committee meetings is $250 if it immediately precedes a Board of Directors' meeting. Following the conversion, non-employee directors of Berkshire Bank will each receive an annual retainer of $7,500, and members of the Executive Committee will receive an additional $1,500. In addition, non-employee directors will receive $500 for each board meeting attended, $750 for each Executive Committee meeting attended, $500 for each CRA or Audit Committee meeting attended and $250 for each Trust Committee meeting attended.

Executive Compensation

  Summary Compensation Table. The following information is furnished for the President and Chief Executive Officer and the four other highest paid executive officers of Berkshire Bank who received a salary and bonus of $100,000 or more during the year ended December 31, 1999.


                                                               Annual Compensation(1)
                                               -------------------------------------------------
Name and                                                                                            All Other
Position                                         Year (2)        Salary (3)         Bonus          Compensation
---------------------                          -----------     --------------     -----------     ---------------

James A. Cunningham, Jr.                           1999           $260,400         $52,080           $266,699(4)
   President and Chief Executive Officer

Robert A. Wells                                    1999            248,750          45,000             81,674(4)
   Chairman of the Board

Susan M. Santora                                   1999            109,140          32,742             15,543(5)
   Executive Vice President-Retail
    Banking

Michael P. Daly                                    1999            116,601          23,320             12,582(5)
   Executive Vice President-Senior
      Loan Officer

Charles F. Plungis, Jr.                            1999            110,775          22,155             16,197(5)
   Senior Vice President, Treasurer
    and Chief Financial Officer

-------------------------------------------
(1) Does not include the aggregate amount of perquisites and other benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2) Compensation information for the 1998 and 1997 fiscal years has been omitted because Berkshire Bank was neither a public company nor a subsidiary of a public company at that time.
(3) Includes $23,750 of directors' fees for Mr. Wells.
(4) Consists of employer contributions to Berkshire Bank's 401(k) plan of $4,800. Also consists of employer contributions of $261,899 and $76,874 to Berkshire Bank's supplemental executive retirement plan for Messrs. Cunningham and Wells, respectively.
(5) Consists of employer contributions of $3,274, $3,498 and $3,323 to Berkshire Bank's 401(k) plan and employer service costs of $12,269, $9,084 and $12,874 to Berkshire Bank's defined benefit plan for Ms. Santora, Mr. Daly and Mr. Plungis, respectively.

   Employment Agreements.   Berkshire Bank currently has employment agreements
with Messrs. Wells and Cunningham. However, upon the completion of the conversion, Berkshire Bank and Berkshire Hills each intend to enter into new employment agreements with Messrs. Wells and Cunningham, as well as with Messrs. Daly, Plungis and Ms. Santora. The employment agreements are intended to ensure that Berkshire Bank and Berkshire Hills will be able to maintain a stable and competent management base after the conversion. The continued success of Berkshire Bank and Berkshire Hills depends to a significant degree on the skills and competence of officers.

   The employment agreements will provide for a three-year term. The term of the employment agreements will automatically extend on a daily basis unless written notice of non-renewal is given by the Board of Directors of Berkshire Hills or Berkshire Bank or by the executive. The employment agreements provide that each executive's base salary will be reviewed annually. The base salaries which will be effective for such employment agreements for Messrs. Cunningham, Wells, Daly, and Plungis and Ms. Santora will be $320,000, $250,000, $139,250, $140,750 and $125,510, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock and employee benefits plans and fringe benefits applicable to executive personnel. The employment agreements provide for termination by Berkshire Bank or Berkshire Hills for cause, as defined in the employment agreements, at any time. If Berkshire Bank or Berkshire Hills chooses to terminate an executive's employment for reasons other than for cause, or if an executive resigns from Berkshire Bank or Berkshire Hills after a: (1) failure to re-elect the executive to his/her current offices; (2) material change in the executive's functions, duties or responsibilities; (3) relocation of the executive's principal place of employment by more than 25 miles; (4) reduction in the benefits and perquisites being provided to the executive in the employment agreement; (5) liquidation or dissolution of Berkshire Bank or Berkshire Hills; or (6) breach of the employment agreement by Berkshire Bank or Berkshire Hills, the executive or, if the executive dies, his/her beneficiary, would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of Berkshire Bank and Berkshire Hills during the remaining term of the employment agreement. Berkshire Bank and Berkshire Hills would also continue and/or pay for the executive's life, health, dental and disability coverage for the remaining term of the employment agreement. Upon termination of the executive for reasons other than a change in control, the executive must adhere to a one year non-competition restriction.

   Under the employment agreements, if voluntary (upon circumstances discussed in the agreements) or involuntary termination follows a change in control of Berkshire Bank or Berkshire Hills, the executive or, if the executive dies, his/her beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or
(2) three times the average of the executive's compensation (as described in the agreements) for the five preceding taxable years. Berkshire Bank and Berkshire Hills would also continue the executive's life, health, and disability coverage for thirty-six months. Even though both Berkshire Bank and Berkshire Hills employment agreements provide for a severance payment if a change in control occurs, the executive would only be entitled to receive a severance payment under one agreement. The executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments constituting "excess parachute payments" trigger liability under the Internal Revenue Code of an excise tax. Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the executive's average annual compensation over the five taxable years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over that preceding five-year period. If a change in control of Berkshire Bank and Berkshire Hills occurred, the total amount of payments due under the Agreements, based solely on the 1999 cash compensation (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable) would be approximately $3.0 million.

   Payments to the executive under Berkshire Bank's employment agreement will be guaranteed by Berkshire Hills if payments or benefits are not paid by Berkshire Bank. Payment under Berkshire Hills' employment agreement would be made by Berkshire Hills. All reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation relating to the employment agreements will be paid by Berkshire Bank or Berkshire Hills, respectively, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Berkshire Bank and Berkshire Hills will indemnify the executive to the fullest extent legally allowable.

   Change in Control Agreements.   Upon conversion, Berkshire Bank and Berkshire
Hills intend to enter into change in control agreements with six senior officers who will not be covered by an employment agreement. Each change in control agreement will be renewable on an annual basis. The change in control agreements will have terms of three years. The change in control agreements will provide that if voluntary (upon the occurrence of circumstances discussed in the agreements) or involuntary termination follows a change in control of Berkshire Bank or Berkshire Hills, the officers would be entitled to receive a severance payment equal three times their average annual compensation (as described in the agreements) for the five most recent taxable years. Berkshire Bank would also continue to pay for the officers' life, health and disability coverage for 36 months following termination. If a change in control of Berkshire Bank and Berkshire Hills occurred, the total payments that would be due under the change in control agreements, based solely on the current annual compensation paid to the officers covered by the change in control agreements and excluding any benefits under any employee benefit plan which may be payable, would equal approximately $2.1 million.

Benefits

   General. Berkshire Bank currently pays 75% of the total costs of the medical and health benefits for newly eligible employees and former employees of Berkshire County Savings Bank. A greater portion is paid for grand-fathered employees of Great Barrington Savings Bank. Berkshire Bank also pays 100% of the total costs of dental insurance plans and 100% of premiums for life and disability benefits for full-time employees.

   Pension Plan. Berkshire Bank maintains a pension plan for its eligible employees. Generally, employees of Berkshire Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants in the pension plan becomes vested in their accrued benefit under the pension plan upon the earlier of the: (1) attainment of their "normal retirement age" (as described in the pension plan) while employed at Berkshire Bank; (2) completion of three vesting years of service with Berkshire Bank; or (3) death or disability of the participant. Participants are generally credited with a vesting year of service for each year in which they complete at least 1,000 hours of service.

   A participant's normal benefit under the pension plan equals the sum of (1) 1.35% of the participant's average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) by the number of years of service the participant has under the plan up to 25 years of service, plus (2) .6% of the excess of the participant's average compensation over the participant's covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants may retire at or after age 65 and receive their full benefit under the plan. Participants may also retire early at age 62 or at age 55 with ten years of service or at age 50 with 15 years of service under the plan and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with the consent of their spouse. If a participant dies while employed by Berkshire Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant's accrued benefit in the plan.

   The following table indicates the annual employer-provided retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $135,000 per year and annual compensation for benefit calculation purposes is limited to $170,000 per year for the 2000 calendar year.


                                                          Years of Service
   Average Annual         --------------------------------------------------------------------------------
    Compensation              10            15            20            25            30            35
---------------------     ----------    ----------    ----------    ----------    ----------    ----------

      $ 25,000              $ 3,375       $ 5,063       $ 6,750       $ 8,438       $ 8,438       $ 8,438
        50,000                7,766        11,649        15,532        19,415        19,415        19,415
        75,000               12,641        18,962        25,282        31,603        31,603        31,603
       100,000               17,516        26,274        35,032        43,790        43,790        43,790
       125,000               22,391        33,587        44,782        55,978        55,978        55,978
       150,000               27,266        40,899        54,532        68,165        68,165        68,165
       175,000               29,216        43,824        58,432        73,040        73,040        73,040
       200,000               29,216        43,824        58,432        73,040        73,040        73,040
       250,000               29,216        43,824        58,432        73,040        73,040        73,040
       300,000               29,216        43,824        58,432        73,040        73,040        73,040
       350,000               29,216        43,824        58,432        73,040        73,040        73,040

   At October 31, 1999, which is the date of the most recent pension plan statement, the pension plan's assets exceeded the benefit obligation by approximately $5.0 million. The benefits listed on the table above, for the pension plan are not subject to a deduction for Social Security benefits or any other offset amount. As of January 1, 2000, Messrs. Cunningham, Wells, Daly, Plungis and Ms. Santora had 27, 39, 14, 25 and 14 years of service, respectively, for purposes of the pension plan.

   Other Retirement Arrangements. Berkshire Bank has entered into a split-dollar life insurance arrangement with Mr. Cunningham primarily to provide a specified level of benefits upon Mr. Cunningham's retirement from Berkshire Bank. Berkshire Bank has also entered into a separate agreement with Mr. Wells to provide similar benefits. The arrangements were designed to provide Messrs. Wells and Cunningham with an annual retirement benefit at age 60 equal to 70% of the average of the three consecutive years during which each of the executive's compensation is the highest. The determination of the total expected retirement benefit consideration of the benefits the executives would receive under the pension plan, the 401(k) plan, social security and certain life insurance arrangements. Upon the executive's death, Berkshire Bank expects to recover all of the premium payments it made with respect to the life insurance policies purchased in connection with such arrangements.

   Supplemental Executive Retirement Plan. Upon conversion, Berkshire Bank intends to implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the 401(k) plan and the employee stock ownership plan; specifically benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan (see below). Specifically, the plan will provide benefits to eligible individuals (those designated by the Board of Directors of Berkshire Bank or its affiliates) that cannot be provided under the 401(k) Plan and/or the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the 401(k) Plan and/or the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals upon a change of control before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such
individual.   An individual's benefits under the supplemental executive
retirement plan will generally become payable upon the change in control of Berkshire Bank or Berkshire Hills. The Board of Directors intends to designate Messrs. Cunningham and Wells as participants in the supplemental executive retirement plan.

   Berkshire Bank may utilize a grantor trust in connection with the supplemental executive retirement plan in order to set funds aside with which to ultimately pay benefits under the plan. The assets of the grantor trust would be subject to the claims of Berkshire Bank's general creditors in the event of Berkshire Bank's insolvency until paid to the individual according to the terms of the supplemental executive retirement plans.

   401(k) Plan. Berkshire Bank has implemented a 401(k) plan (the "401(k) Plan"), a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. The 401(k) Plan currently provides participants with savings and retirement benefits based on employee deferrals of compensation, as well as matching contributions made by Berkshire Bank. Eligible employees may begin participating in the 401(k) Plan upon the completion of one year of service (generally the completion of 1,000 hours of service during a twelve consecutive month period) and attainment of age 21. Participants currently may make pre-tax salary deferrals to the 401(k) Plan in amounts from 1% to 15% of their total compensation, within a legally permissible limit ($10,500 for 2000). Berkshire Bank makes a regular matching contribution equal to 100% of the elective deferrals made by each participant up to 3% of a participant's eligible compensation. This match is discretionary and may increase or decrease as determined by Berkshire Bank. A participant is always 100% vested in his or her account under the 401(k) Plan.

   Currently, participants may invest their accounts under the 401(k) Plan in eight investment vehicles with varying investment characteristics. Berkshire Bank intends to add, as an investment option, an employer stock fund in which participants may invest a portion of their account balances primarily in Berkshire Hills common stock within the limitations set forth in the 401(k) Plan document. However, a participant's ability to acquire common stock in the conversion will be based on his or her status as an eligible account holder. Regardless of the source of funds, no eligible account holders may elect to invest more than $250,000 in common stock.

   Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the 401(k) Plan in the form of hardship withdrawals and loans. Distributions from the 401(k) Plan generally must comply with federal and state income taxes and distributions made before a participant attains the required minimum age also may be subject to a federal excise tax.

   Incentive Compensation Programs. The Board of Directors of Berkshire Bank has approved an incentive compensation program for employees of Berkshire Bank based on the Board's evaluation of the fiscal year's operating results. The size of the available incentive compensation pool may not exceed 10% of the monthly net operating income of Berkshire Bank. The maximum bonus under the program is generally limited to either 10%, 15%, or 20% of a participant's base salary, depending on the individual's job classifications; however, greater bonuses may be paid under special circumstances.

   Employee Stock Ownership Plan. Berkshire Bank's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of Berkshire Bank to be effective upon the completion of the conversion. Eligible employees who are age 21 and employed by Berkshire Bank on the conversion effective date participate in the plan immediately. Thereafter, new employees of Berkshire Hills and Berkshire Bank who have been credited with at least one year of service and attain age 21 will be eligible to participate in the employee stock ownership plan.

   The employee stock ownership plan expects to acquire 8% of the shares issued in the conversion or between 530,971 shares, assuming 6,637,140 shares are issued in the conversion, and 718,372 shares assuming 8,979,660 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 10,326,609 shares, the employee stock ownership plan expects to acquire 826,128 shares. It is anticipated that the employee stock ownership plan will borrow funds from a subsidiary to be established in connection with the conversion or from a third-party lender to purchase the stock. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid from Berkshire Bank's contributions to the employee stock ownership plan and, to a lesser extent, from dividends payable on Berkshire Hills common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 8% of the common stock issued in the conversion through the offering, it is anticipated that these additional shares will be acquired following the conversion through open market purchases.

   In any plan year, Berkshire Bank may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of Berkshire Hills common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Berkshire Hills. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

   Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Any forfeitures will be reallocated among the remaining plan participants.

   Participants will vest in their accrued benefits under the employee stock ownership plan upon the completion of five years of service with credit given for prior service with Berkshire Bank. A participant is fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, death, disability, or termination of employment. Berkshire Bank's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

   The Board of Directors of Berkshire Bank expects to appoint an independent trustee for the employee stock ownership plan. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received are generally voted by the trustee in the same ratio on any matter as those shares for which instructions are given.

   Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

   The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor. Berkshire Bank intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Berkshire Bank expects to receive a favorable determination letter, but cannot guarantee it.

   Employee Severance Compensation Plan. Berkshire Bank's Board of Directors intends to adopt the Berkshire Bank Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of Berkshire Hills or Berkshire Bank. Eligible employees are those with a minimum of one year of service with Berkshire Bank. Generally, all eligible employees, other than officers who will enter into separate employment or change in control agreements with Berkshire Hills and Berkshire Bank, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of Berkshire Hills or Berkshire Bank occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 24 months of the effective date of a change in control will be entitled to a payment equal to one month's compensation for each year of service with Berkshire Bank with a maximum payment equal to 24 months of compensation. Assuming that a change in control had occurred at December 31, 1999, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $12.0 million.

   Stock-Based Incentive Plan. Following the conversion, the Board of Directors of Berkshire Hills intends to adopt a stock-based incentive plan which will provide for the granting of options to purchase common stock and restricted stock awards, to eligible officers, employees, and directors of Berkshire Hills and Berkshire Bank. If the stock-based incentive plan is adopted within one year after conversion, applicable regulations require such plan to be approved by a majority of Berkshire Hills' stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the conversion.

   Under the stock-based incentive plan, Berkshire Hills intends to grant stock options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount granted would range from 663,714 shares, assuming 6,637,140 shares are issued in the conversion to 897,966 shares, assuming 8,979,660 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 10,326,609, shares, the amount of options granted would equal 1,032,660 shares. Additionally, Berkshire Hills intends to grant stock awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount granted would range from 265,485 shares, assuming 6,637,140 shares are issued in the conversion to 359,186 shares, assuming 8,979,660 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 10,326,609 shares, the amount of awards granted would equal 413,064 shares. Any common stock awarded under the stock-based incentive plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or

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from authorized but unissued shares. Berkshire Hills intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the stock-based incentive plan. If additional authorized but unissued shares are acquired by the stock-based incentive plan after the conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

   The grants of stock options and stock awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in Berkshire Hills as an incentive to contribute to the success of Berkshire Hills and reward key employees for outstanding performance. All employees of Berkshire Hills and its subsidiaries, including Berkshire Bank, will be eligible to participate in the stock-based incentive plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether stock options will be incentive or non-statutory stock options, as defined below, the number of shares available for each stock option and stock award, the exercise price of each non-statutory stock option, whether stock options may be exercised by delivering other shares of common stock, and when stock options become exercisable or stock awards vest. Only employees may receive grants of incentive stock options. Therefore, under the stock-based incentive plan, directors may receive only grants of non-statutory stock options. If such plan is adopted within one year after conversion, applicable regulations provide that no individual officer or employee of Berkshire Bank may receive more than 25% of the stock options available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the stock-based incentive plan (or any separate plan for directors). Federal regulations also provide that no individual officer or employee of Berkshire Bank may receive more than 25% of the restricted stock awards available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the stock-based incentive plan (or any separate plan for directors).

   The stock-based incentive plan will provide for the grant of: (1) stock options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); and (2) stock options that do not so qualify ("Non-Statutory Stock Options"). It is anticipated that all stock options granted contemporaneously with stockholder approval of the stock-based incentive plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. Unless sooner terminated, the stock-based incentive plan will be in effect for a period of ten years from the earlier of adoption by the Berkshire Hills Board of Directors or approval by Berkshire Hills stockholders. If the stockholders approve the Plan, Berkshire Hills intends to grant stock options under the plan at an exercise price equal to at least the fair market value of the underlying common stock on the date of grant.

   An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to Berkshire Hills as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the fair market value on the date of exercise exceeds the exercise price of the option. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to Berkshire Hills for income tax purposes.

   The stock-based incentive plan will provide for the granting of stock awards. Grants of stock awards to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of Berkshire Bank, actual performance of Berkshire Bank as compared to targeted goals such as the ratio of Berkshire Bank's net worth to

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total assets, Berkshire Bank's return on average assets, or such other performance standards as determined by the committee with the approval of the Berkshire Hills Board of Directors.

   When a participant becomes vested with respect to stock awards, the participant will realize ordinary income equal to the fair market value of the common stock at the time of vesting (unless the participant made an election under Section 83(b) of the Internal Revenue Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for Berkshire Hills. When restricted stock awards become vested and shares of common stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Before vesting, recipients of stock awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

   The vesting periods for awards under the stock-based incentive plan will be determined by the committee administering the plan. If the stock-based incentive plan is adopted within one year after conversion, awards would become vested and exercisable within the limits of applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock options could be exercisable for three months following the date on which the employee or director ceases to perform services for Berkshire Bank or Berkshire Hills, except that if an employee or director dies or becomes disabled, stock options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by Berkshire Hills. In the case of death or disability, stock options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. If the optionee continues to perform services as a director or consultant on behalf of Berkshire Bank, Berkshire Hills or an affiliate after retirement, unvested stock options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If a participant dies, is disabled or retires, Berkshire Hills, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary if the optionee dies, the amount by which the fair market value of the common stock exceeds the exercise price of the stock options on the date of the employee's termination of employment.

   Within the limits of any applicable regulatory requirements, the stock-based incentive plan may be amended after the first anniversary date of the conversion to provide for accelerated vesting of previously granted stock options or stock awards if a change in control of Berkshire Hills or Berkshire Bank occurs. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of Berkshire Hills or Berkshire Bank or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of Berkshire Hills or Berkshire Bank or similar transaction occurs or a contested election of directors which resulted in the replacement of a majority of the Berkshire Hills Board of Directors by persons not nominated by the directors in office before the contested election occurs.

Transactions with Related Persons

   Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Massachusetts law regulates the granting of loans to officers and
directors of Berkshire Bank.   Loans made to a director or executive officer in
excess of the greater of $25,000 or 5% of Berkshire Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

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   Berkshire Bank offers full-time non-officer employees who have completed three months of employment and who satisfy the general underwriting standards of Berkshire Bank, personal loans with interest rates of 1% below the current interest rates in effect. If the individual leaves the employ of Berkshire
Bank, the loan rate increases to Berkshire Bank's current rate then in effect. All other loans and all loans made to Berkshire Bank's officers and directors are made on the same terms and conditions offered to the general public. Berkshire Bank's policy provides that all loans made by Berkshire Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, Berkshire Bank's executive officers and directors had loans with outstanding balances totalling $3.9 million in the aggregate. All such loans were made by Berkshire Bank in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

   Berkshire Hills intends that all transactions in the future between it and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Berkshire Hills than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Berkshire Hills not having any interest in the transactions.


                           REGULATION AND SUPERVISION

General

   As a savings bank chartered by the Commonwealth of Massachusetts, Berkshire Bank is extensively regulated under state law with respect to many aspects of its banking activities; this state regulation is administered by the Massachusetts Banking Commissioner. In addition, as a bank whose deposits are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund, Berkshire Bank must pay deposit insurance assessments and is examined and supervised by the Federal Deposit Insurance Corporation. These laws and regulations have been established primarily for the protection of depositors, customers and borrowers of Berkshire Bank, not bank stockholders.

   Berkshire Hills will also be required to file reports with, and otherwise comply with the rules and regulations of, the Office of Thrift Supervision, the Massachusetts Banking Commissioner and the Securities and Exchange Commission under the federal securities laws. The following discussion of the laws and regulations material to the operations of Berkshire Hills and Berkshire Bank is a summary and is qualified in its entirety by reference to such laws and regulations.

   Berkshire Bank is and Berkshire Hills, as a savings and loan holding company, will be extensively regulated and supervised. Regulations, which affect Berkshire Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Massachusetts Banking Commissioner, the State of Massachusetts, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material impact on Berkshire Hills, Berkshire Bank, its operations or the conversion.

Massachusetts Banking Laws and Supervision

   Massachusetts savings banks are regulated and supervised by the Massachusetts Banking Commissioner. The Massachusetts Banking Commissioner is required to regularly examine each state-chartered bank. The approval of the Massachusetts Banking Commissioner is required to establish or close branches, to merge with another bank, to form a holding company, to issue stock or to undertake many other activities. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Banking Commissioner

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may be sanctioned. The Massachusetts Banking Commissioner may suspend or remove directors, trustees or officers of a bank who have violated the law, conducted a bank's business in a manner which is unsafe, unsound or contrary to the depositors' interests, or been negligent in the performance of their duties.

   All Massachusetts-chartered savings banks are required to be members of the Mutual Savings Central Fund, Inc. and as such must pay its assessments. The Mutual Savings Central Fund, Inc. maintains the Deposit Insurance Fund, a private deposit insurer, which insures all deposits in member banks in excess of FDIC deposit insurance limits. In addition, the Mutual Savings Central Fund, Inc. acts as a source of liquidity to its members in supplying them with low-cost funds, and purchasing qualifying obligations from them.

   The powers which Massachusetts-chartered savings banks can exercise under these laws are summarized below.

   Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans. Fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans may be made in accordance with applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security. Loans to individual borrowers generally must be limited to 20% of the total of a bank's capital accounts and stockholders' equity.

   Investments Authorized. Massachusetts-chartered savings banks have broad investment powers under Massachusetts law, including so-called "leeway" authority for investments that are not otherwise specifically authorized. The investment powers authorized under Massachusetts law are restricted by federal law to permit, in general, only investments of the kinds that would be permitted for national banks. Berkshire Bank has authority to invest in all of the classes of loans and investments that are permitted by its existing loan and investment policies.

   Payment of Dividends. A savings bank may only pay dividends on its capital stock if such payment would not impair the bank's capital stock and surplus account. No dividends may be paid to stockholders of a bank if such dividends would reduce stockholders' equity of the bank below the amount of the liquidation account required by Massachusetts conversion regulations.

   Parity Regulation. The Massachusetts regulation on parity with national banks establishes procedures allowing state-chartered banks to exercise additional or more flexible parallel powers granted to national banks under federal law which are not otherwise permitted under state law. The procedures and requirements for engaging in such activities range from an application process, expedited review and notice process to activities requiring no application or notice whatsoever. The applicable procedures and requirements vary according to the nature of the activity to be engaged in and the capitalization of the bank. As of the date of this prospectus, Berkshire Bank was eligible to engage in certain of the above-referenced activities, within the limits of the applicable procedure and requirements of Massachusetts regulation.

Federal Regulations

   Capital Requirements. Under Federal Deposit Insurance Corporation regulations, federally insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), such as Berkshire Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the rating system) established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

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   Berkshire Bank must also comply with the Federal Deposit Insurance
Corporation risk-based capital guidelines. The Federal Deposit Insurance Corporation guidelines require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as Berkshire Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight and commercial loans have a risk weighting of 100%.

   State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, a portion of the net unrealized gain on equity securities and other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the institution's Tier 1 capital.

     The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. See "Historical and Pro Forma Regulatory Capital Compliance."

     As a savings and loan holding company regulated by the Office of Thrift Supervision, Berkshire Hills will not, under current law, be subject to any separate regulatory capital requirements.

     Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities

     Since the enactment of the Federal Deposit Insurance Corporation Improvement Act, all state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation permit exceptions to these limitations. For example, state chartered banks, such as Berkshire Bank, may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Bank Insurance Fund. The Federal Deposit Insurance Corporation has recently adopted revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or

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investments. These revisions, among other things, streamline the application procedures for healthy banks and impose quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the Federal Deposit Insurance Corporation, must have been divested by December 19, 1996, under a Federal Deposit Insurance Corporation-approved divestiture plan, unless such investments were grandfathered by the Federal Deposit Insurance Corporation. Berkshire Bank received grandfathered authority from the Federal Deposit Insurance Corporation in February 1993 to invest in listed stocks and/or registered shares. However, the maximum permissible investment is 100% of Tier 1 capital, as specified by the Federal Deposit Insurance Corporation's regulations, or the maximum amount permitted by Massachusetts law, whichever is less. The Federal Deposit Insurance Corporation also required that Berkshire Bank provide prior notice to the agency if it increases the holdings of listed stock and/or registered shares as a percentage of Tier 1 equity capital by 25%. Such grandfathered authority may be terminated upon the Federal Deposit Insurance Corporation's determination that such investments pose a safety and soundness risk to Berkshire Bank or if Berkshire Bank converts its charter, other than a mutual to stock conversion, or undergoes a change in control. As of December 31, 1999, Berkshire Bank had securities with a market value of $44.3 million which were held under such grandfathering authority. See "Business of Berkshire Bank--Investment Activities."

Interstate Branching

     Until recently, branching across state lines was generally not available to a state bank such as Berkshire Bank. Out-of-state branches of banking institutions are authorized under the Massachusetts Banking Law, but similar authority did not exist generally under the laws of most other states.
Beginning June 1, 1997, the Interstate Banking Act permitted the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act before June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Accordingly, beginning June 1, 1997, the Interstate Banking Act permitted a bank, such as Berkshire Bank, to acquire an institution by merger in a state other than Massachusetts unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

Prompt Corrective Regulatory Action

     Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

     The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater. An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is considered to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. As of December 31, 1999, Berkshire Bank was a "well capitalized" institution and immediately upon completion of the Conversion expects to remain a "well capitalized" institution.

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     "Undercapitalized" banks must adhere to growth, capital distribution
(including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5% of the institution's total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions must comply with additional sanctions including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to 20% of capital stock and surplus. The term "covered transaction" includes, among other things, the making of loans or other extensions of credit to an affiliate and the purchase of assets from an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts an institution with respect to loans to directors, executive officers, and principal stockholders ("insiders"). Under Section 22(h), loans to insiders and their related interests may not exceed, together with all other outstanding loans to such persons and affiliated entities, the institution's total capital and surplus. Loans to insiders above specified amounts must receive the prior approval of the board of directors. Further, under Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made under a benefit or compensation program that is widely available to Berkshire Bank's employees and does not give preference to the insider over the employees. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Enforcement

     The Federal Deposit Insurance Corporation has extensive enforcement authority over insured savings banks, including Berkshire Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices.

     The Federal Deposit Insurance Corporation has authority under Federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the institution became "critically undercapitalized." See "--Prompt Corrective Regulatory Action." The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution's financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe

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or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts

     The Federal Deposit Insurance Corporation has adopted a risk-based insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits currently range from 0 basis points for the strongest institution to 27 basis points for the weakest. Bank Insurance Fund members are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980's to recapitalize the Federal Savings and Loan Insurance Corporation. Bank Insurance Fund members had been assessed about
1.2 basis points, which is generally 20% of the amount charged Savings Association Insurance Fund members. Effective January 1, 2000, full pro rata sharing of the payments between Bank Insurance Fund and Savings Association Insurance Fund members commenced. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Berkshire Bank.

     The Federal Deposit Insurance Corporation may terminate insurance of deposits if it finds that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound practices, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of Berkshire Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Reserve System

     The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations currently require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $44.3 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $44.3 million, the reserve requirement is $1.33 million plus 10% (which may be adjusted by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Berkshire Bank is in compliance with these requirements.

Community Reinvestment Act

     Under the Community Reinvestment Act, as implemented by Federal Deposit Insurance Corporation regulations, a state non-member bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act neither establishes specific lending requirements or programs for financial institutions nor limits an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to consider such record when it evaluates applications made by such institution.

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

The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. Berkshire Bank's latest Community Reinvestment Act rating, received from the Federal Deposit Insurance Corporation was "Outstanding."

Federal Home Loan Bank System

     Berkshire Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Berkshire Bank, as a member of the Federal Home Loan Bank of Boston, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Boston in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank of Boston, whichever is greater. Berkshire Bank was in compliance with this requirement with an investment in Federal Home Loan Bank of Boston stock at December 31, 1999 of $3.8 million. At December 31, 1999, Berkshire Bank had $58.9 million in Federal Home Loan Bank of Boston advances.

     The Federal Home Loan Banks are required to provide funds for certain purposes including contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. For the years ended 1999, 1998, 1997, 1996 and 1995, cash dividends from the Federal Home Loan Bank of Boston to Berkshire Bank amounted to approximately $180,900, $163,600, $155,000, $155,600 and $180,100, respectively. Further, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the Federal Home Loan Bank stock held by Berkshire Bank.

Holding Company Regulation

     Federal law allows a state savings bank that qualifies as a "Qualified Thrift Lender," discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act. Such election allows its holding company to be regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. Berkshire Bank has made such election and expects Berkshire Hills to receive approval from the Office of Thrift Supervision to become a savings and loan holding company. Berkshire Hills will be regulated as a savings and loan holding company within the meaning of the Home Owners' Loan Act. As such, Berkshire Hills will be required to register with the Office of Thrift Supervision and will have to adhere to the Office of Thrift Supervision's regulations and reporting requirements. In addition, the Office of Thrift Supervision may examine and supervise Berkshire Hills and the Office of Thrift Supervision has enforcement authority over Berkshire Hills and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, Berkshire Bank will be required to notify the Office of Thrift Supervision at least 30 days before declaring any dividend to Berkshire Hills. By regulation, the Office of Thrift Supervision may restrict or prohibit Berkshire Bank from paying dividends.

     Berkshire Hills will be a unitary savings and loan holding company under federal law because Berkshire Bank will be its only insured subsidiary immediately after the conversion. Formerly, a unitary savings and loan holding company was not restricted as to the types of business activities in which it could engage, provided that its subsidiary savings association continued to be a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for a financial holding company as defined under the legislation, including insurance and securities activities, and those permitted for a multiple savings and loan holding company as described below. Berkshire Hills will be subject to these activities restrictions. Upon any non-supervisory acquisition by Berkshire Hills of another savings association as a separate subsidiary, Berkshire Hills would become a multiple savings and loan holding company. The Home Owners' Loan Act limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, provided the prior approval of the Office of Thrift Supervision is obtained, and to other activities authorized by Office of Thrift Supervision regulation. Multiple savings and loan holding companies are generally prohibited from acquiring or retaining more than 5% of a non-subsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act. See "Risk Factors--Banking reform legislation restricts the activities in which Berkshire Hills may engage compared to existing unitary holding companies."

     The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of Berkshire Hills and the institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions.

     To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Berkshire Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Berkshire Bank must maintain compliance with the test for a "domestic building and loan association," as defined in the Internal Revenue Code, or with a Qualified Thrift Lender Test. Under the Qualified Thrift Lender Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. As of December 31, 1999 Berkshire Bank maintained in excess of 75% of its portfolio assets in qualified thrift investments.

     Massachusetts Holding Company Regulation. In addition to the federal holding company regulations, a bank holding company organized or doing business in Massachusetts must comply with any regulation under the Massachusetts law. The term "bank holding company," for the purposes of Massachusetts law, is defined generally to include any company which, directly or indirectly, owns, controls or holds with power to vote more than 25% of the voting stock of each of two or more banking institutions, including commercial banks and state co-operative banks, savings banks and savings and loan associations and national banks, federal savings banks and federal savings and loan associations. In general, a holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of Massachusetts law. Under Massachusetts law, the prior approval of the Board of Bank Incorporation is required before: any company may become a bank holding company; any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of, or all or substantially all of the assets of, a banking institution; or any bank holding company merges with another bank holding company. Although Berkshire Hills will not be a bank holding company for purposes of Massachusetts law upon the Effective Date of the Conversion, any future acquisition of ownership, control, or the power to vote 25% or more of the voting stock of another banking institution or bank holding company would cause it to become such. Berkshire Hills has no current plan or arrangement to acquire ownership or control, directly or indirectly, of 25% or more of the voting stock of another banking institution.

Federal Securities Laws

     Berkshire Hills has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, Berkshire Hills' common stock will be registered with the Securities and Exchange Commission under the Exchange Act. Berkshire Hills will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of Berkshire Hills may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of Berkshire Hills. If Berkshire Hills meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Berkshire Hills who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of Berkshire Hills or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Berkshire Hills to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

                     FEDERAL AND STATE TAXATION ON INCOME

Federal Income Taxation

     General. Berkshire Hills and Berkshire Bank intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Berkshire Hills and Berkshire Bank in the same manner as to other corporations with some exceptions, including particularly Berkshire Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Berkshire Bank or Berkshire Hills. Berkshire Bank's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 1998 tax year, Berkshire Bank's maximum federal income tax rate was 35%.

     Bad Debt Reserves. For fiscal years beginning before December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue Code of 1986, as amended, were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

     Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $844,000 of Berkshire Bank accumulated bad debt reserves would not be recaptured into taxable income unless Berkshire Bank makes a "non-dividend distribution" to Berkshire Hills as described below.

     Distributions. If Berkshire Bank makes "non-dividend distributions" to Berkshire Hills, they will be considered to have been made from Berkshire Bank's unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the "non-dividend distributions," and then from Berkshire Bank's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Berkshire Bank's taxable income. Non-dividend distributions include distributions in excess of Berkshire Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Berkshire Bank's current or accumulated earnings and profits will not be so included in Berkshire Bank's taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Berkshire Bank makes a non-dividend distribution to Berkshire Hills, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Berkshire Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

     Massachusetts Taxation. Before July 1995, Massachusetts savings banks had to pay an annual Massachusetts excise (income) tax equal to 12.54% of its pre-tax income. In 1995, legislation was enacted to reduce the Massachusetts bank excise (income) tax rate and to allow Massachusetts-based financial institutions to apportion income earned in other states. Further, this legislation expands the applicability of the tax to non-bank entities and out-of-state financial institutions. The Massachusetts excise tax rate for savings banks is currently 10.5% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code. Carryforwards and carrybacks of net operating losses are not allowed.

     A financial institution or business corporation is generally entitled to special tax treatment as a "security corporation," provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a "security corporation" by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Code must pay a tax equal to 1.32% of its gross income. Berkshire Bank has received an opinion from Wolf & Company, P.C. that Berkshire Hills' ownership of 100% of the stock the subsidiary established to lend funds to the employee stock ownership plan by Berkshire Hills will not prevent Berkshire Hills from qualifying as a security corporation, provided that Berkshire Hills: (a) applies for, and receives, security corporation classification by the Massachusetts Department of Revenue; and (b) does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

     Delaware State Taxation. As a Delaware holding company not earning income in Delaware, Berkshire Hills is exempted from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

         SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

     The following table presents certain information as to the approximate purchases of common stock by each director and executive officer of Berkshire Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 30% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.



                                                                                     Percent of          Percent of
                                              Anticipated        Anticipated         Shares at           Shares at
                                               Number of            Dollar            Minimum             Maximum
                                              Shares to be       Amount to be       of Estimated        of Estimated
Name                                         Purchased (1)      Purchased (1)     Valuation Range     Valuation Range
----                                         -------------      -------------     ---------------     ---------------
Thomas O. Andrews........................        25,000         $  250,000(2)           0.41%               0.30%

James A. Cunningham, Jr..................        25,000            250,000(2)           0.41                0.30

Thomas R. Dawson.........................         6,500             65,000              0.11                0.08

Henry D. Granger.........................         5,000             50,000              0.08                0.06

A. Allen Gray............................        15,000            150,000              0.24                0.18

John Kittredge...........................         2,000             20,000              0.03                0.02

Peter J. Lafayette.......................         6,000             60,000              0.10                0.07

Edward G. McCormick......................        10,000            100,000              0.16                0.12

Catherine B. Miller......................        10,000            100,000              0.16                0.12

Michael G. Miller........................        25,000            250,000(2)           0.41                0.30

Raymond B. Murray, III...................        12,500            125,000              0.20                0.15

Louis J. Oggiani.........................         2,500             25,000              0.04                0.03

Robert S. Raser..........................         1,500             15,000              0.02                0.02

Corydon L. Thurston......................         5,000             50,000              0.08                0.06

Ann H. Trabulsi..........................        10,000            100,000              0.16                0.12

Robert A. Wells..........................        25,000            250,000(2)           0.41                0.30

William E. Williams......................         7,000             70,000              0.11                0.08

Anne Everest Wojtkowski..................         2,000             20,000              0.03                0.02

Michael P. Daly..........................        10,000            100,000              0.16                0.12

Charles F. Plungis, Jr...................         2,000             20,000              0.03                0.02

Susan M. Santora.........................         1,500             15,000              0.02                0.02
                                                -------         ----------              ----                ----
All Directors and Executive Officers
   as a group (21 persons) (3)...........       208,500         $2,085,000              3.37%               2.49%
                                                =======         ==========              ====                ====

_____________________________
(1) Includes proposed purchases with funds contained in the individual's 401(k) plan account. Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.
(2) Such amount represents the maximum allowable purchase for such individual.
(3) Including the effect of shares issued to Berkshire Hills Foundation, the aggregate beneficial ownership of all directors and executive officers as a group would be 3.14% and 2.32% at the minimum and maximum of the estimated valuation range, respectively.

                                 THE CONVERSION

   The Board of Trustees of Berkshire Bancorp, the Board of Directors of Berkshire Bank, the Massachusetts Banking Commissioner and Berkshire Bancorp's corporators have approved the Plan of Conversion subject to the satisfaction of certain other conditions. However, any approvals by the Massachusetts Banking Commissioner are not a recommendation or endorsement of the plan of conversion.

General

   On October 22, 1999, the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank unanimously adopted the plan of conversion under which Berkshire Bancorp will convert from the mutual holding company to the stock holding company form. Following the conversion, Berkshire Bank will be held as a wholly owned subsidiary of Berkshire Hills, a recently formed Delaware corporation. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is available upon request. The plan of conversion is also filed as an exhibit to the registration statement that Berkshire Hills has filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The Massachusetts Banking Commissioner has approved the plan of conversion, subject to certain conditions. Additionally, Berkshire Hills' corporators approved the plan of conversion at a special meeting called for that purpose on _________, 2000.

   In connection with the conversion, Berkshire Bancorp will adopt Amended and Restated Articles of Organization and Bylaws. As part of the conversion, Berkshire Bank will issue all of its newly issued capital stock to Berkshire Hills in exchange for 50% of the net proceeds from the sale of common stock by Berkshire Hills in connection with the conversion. Berkshire Hills expects to receive approval from the Office of Thrift Supervision to become a savings and loan holding company and to acquire all of Berkshire Bank's capital stock issued in the conversion.

   The plan of conversion provides that the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank, at any time before the completion of the conversion, may decide not to use the holding company form of organization in implementing the conversion. This decision may be made to avoid possible delays resulting from overlapping regulatory processing, or policies or conditions, which could hurt the ability of Berkshire Bank's, Berkshire Bancorp's or Berkshire Hills' ability to complete the conversion and transact its business after the conversion as is contemplated and in accordance with Berkshire Bank's operating policies. If such a decision is made, Berkshire Hills will withdraw its registration statement from the Securities and Exchange Commission and Berkshire Bank will take all steps necessary to complete the conversion without Berkshire Hills, including filing any necessary documents.
In such event, if Berkshire Bank determines to complete the conversion, if permitted by the Massachusetts Banking Commissioner, Berkshire Bank will issue and sell its common stock and subscribers will be notified of the elimination of Berkshire Hills and be permitted to affirm, modify or rescind their orders. Subscribers will need to reconfirm their subscriptions before the end of the resolicitation offering or their funds will be refunded with interest. The following description of the plan of conversion assumes that a holding company form of organization will be used in the conversion. If a holding company form of organization is not used, all other pertinent terms of the plan of conversion as described below will apply to the sale of Berkshire Bank's common stock.

   The plan of conversion provides generally that: Berkshire Bancorp will convert from a Massachusetts-chartered mutual holding company to an interim stock bank and shall simultaneously combine or merge with and into Berkshire Bank, with Berkshire Bank being the surviving entity. The shares of Berkshire Bank's common stock currently held by Berkshire Bancorp will be extinguished. Berkshire Hills has been organized for the purpose of acquiring all of the outstanding shares of Berkshire Bank. The common stock of Berkshire Hills will be offered in the subscription offering to persons having subscription rights; if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons residing in Berkshire County, Massachusetts, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealer agreements. Berkshire Hills will purchase all of the capital stock of Berkshire Bank to be issued in the conversion.

   As part of the conversion, Berkshire Hills is offering its common stock in a subscription offering to holders of subscription rights in the following order of priority to: (1) holders of savings accounts with $50 or more on deposit as of September 30, 1998; (2) holders of savings accounts of Berkshire Bank with $50 or more on deposit as of September 30, 1999, except officers, directors, trustees and corporators of Berkshire Bank and Berkshire Bancorp; (3) Berkshire Bank's employee stock ownership plan; and (4) directors, trustees, officers and employees of Berkshire Bank and Berkshire Bancorp without a higher subscription priority.

   Shares of common stock not subscribed for in the subscription offering are expected to be offered for sale in a direct community offering. A direct community offering, if one is held, may begin either at the same time as, during or after the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering which may occur either at the same time as, during or after the subscription offering or direct community offering. Regulations require that the direct community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Berkshire Bank or Berkshire Hills with the approval of all applicable regulatory authorities. If the syndicated community offering is not feasible, the Board of Directors of Berkshire Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock, which may include a firm commitment public offering. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank.

   The completion of the offering, however, depends on market conditions and other factors beyond Berkshire Bank's control. No assurance can be given as to the length of time that will be required to complete the sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Berkshire Hills and Berkshire Bank as converted, together with corresponding changes in the net proceeds realized by Berkshire Hills from the sale of the common stock. If the conversion is terminated, Berkshire Bank would be required to charge all conversion expenses against current income.

   Orders for shares of common stock will not be filled until at least 6,145,500 shares of common stock have been subscribed for, the Massachusetts Banking Commissioner and any other applicable bank regulatory authority approves the final valuation and the conversion closes. Furthermore, the closing of the stock offering and the completion of the conversion is subject to the receipt by Berkshire Bank of approval from the Federal Deposit Insurance Corporation of its merger with Berkshire Bancorp in its converted form as a Massachusetts-chartered interim stock savings bank and to the receipt by Berkshire Hills of approval from the Office of Thrift Supervision to acquire all of the stock of Berkshire Bank. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Massachusetts Banking Commissioner and any other applicable bank regulatory authority consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Berkshire Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Berkshire Bank's passbook rate from the date payment is received until the conversion is terminated.

Establishment of the Charitable Foundation

   General. In furtherance of Berkshire Bank's commitment to its local community, the plan of conversion provides for the establishment of a charitable foundation in connection with the conversion. The plan of conversion provides that Berkshire Bank and Berkshire Hills will establish Berkshire Hills Foundation, and will fund it with Berkshire Hills common stock, as further described below. Berkshire Hills and Berkshire Bank believe that the funding of Berkshire Hills Foundation with Berkshire Hills common stock is a means of establishing a common bond between Berkshire Bank and its community and thereby enables Berkshire Bank's community to share in the potential growth and success of Berkshire Hills over the long-term. By further enhancing Berkshire Bank's visibility and reputation in its local community, Berkshire Bank believes that the foundation will enhance the long-term value of Berkshire Bank's community banking franchise.

   Purpose of Berkshire Hills Foundation. Berkshire Bank emphasizes community lending and community activities. In 1997, Berkshire Bank formed Greater Berkshire Foundation, Inc., a foundation that provides grants to public charities that are operated for charitable, scientific, literary or educational purposes, within the communities in which Berkshire Bank serves. See "Business of Berkshire Bank--Greater Berkshire Foundation, Inc."

   Berkshire Hills Foundation is being formed to complement, not to replace Berkshire Bank's existing community activities and its existing foundation's activities. Berkshire Bank intends to continue to emphasize community lending and community activities following the conversion. However, such activities are not Berkshire Bank's sole corporate purpose. Berkshire Hills Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to Berkshire Bank. Berkshire Bank believes that Berkshire Hills Foundation will enable Berkshire Hills and Berkshire Bank to assist within the communities in which Berkshire Bank maintains a banking office in areas beyond community development and lending and will enhance its current activities under the CRA. Berkshire Bank received a "Outstanding" CRA rating in its last CRA examination by the Federal Deposit Insurance Corporation. and the Massachusetts Division of Banks.

   The Board of Directors believes the establishment of Berkshire Hills Foundation is consistent with Berkshire Bank's commitment to community service. The Board further believes that the funding of Berkshire Hills Foundation with Berkshire Hills common stock will allow Berkshire Bank's community to share in the potential growth and success of Berkshire Hills long after the conversion. Berkshire Hills Foundation will accomplish that goal by providing for continued ties between it and Berkshire Bank, thereby forming a partnership within the communities in which Berkshire Bank maintains a banking office.

   Berkshire Bank, however, does not expect the contribution to Berkshire Hills Foundation to take the place of Berkshire Bank's traditional community lending and charitable activities. For the year ended 1999, Berkshire Bank and Greater Berkshire Foundation, Inc. contributed $310,000 to community organizations. Berkshire Bank and Greater Berkshire Foundation, Inc. expect to continue making charitable contributions within its communities. Upon conversion, Berkshire Hills intends to contribute to Berkshire Hills Foundation shares of its common stock equal to 8% of the common stock sold in the conversion, or stock valued at between approximately $4.9 million based on the purchase price of $10.00 per share, if 6,145,500 shares are sold in the conversion and approximately $6.7 million, based on the purchase price of $10.00 per share if 8,314,500 shares are sold in the conversion. If the number of shares sold in the conversion is increased to 9,561,675 shares, the foundation would be funded with common stock valued at $7.6 million. The conversion presents Berkshire Bank and Berkshire Hills with a unique opportunity to provide a substantial and continuing benefit to the communities in which Berkshire Bank maintains a banking office, and to receive the associated tax benefits, without any significant cash outlay by Berkshire Bank, and without any significant adverse impact to the depositors of Berkshire Bank.

   Structure of Berkshire Hills Foundation.   Berkshire Hills Foundation will be
incorporated under Delaware law as a non-stock corporation. Under its Bylaws, Berkshire Hills Foundation's Board of Directors will be comprised of individuals that are existing or former directors or officers of Berkshire Hills or Berkshire Bank. The Certificate of Incorporation of Berkshire Hills Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Berkshire Hills Foundation's Certificate of Incorporation will further provide that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

   The Board of Directors of Berkshire Hills Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Berkshire Hills Foundation will at all times be bound by their fiduciary duty to advance Berkshire Hills

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Foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which Berkshire Hills Foundation is established. The directors of Berkshire Hills Foundation will also be responsible for directing the activities of the foundation, including the management and voting of the common stock of Berkshire Hills held by Berkshire Hills Foundation. However, all shares of common stock held by Berkshire Hills Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Berkshire Hills.

     Berkshire Hills Foundation's place of business will be located at Berkshire Hills' administrative offices. The Board of Directors of Berkshire Hills Foundation will appoint such officers and employees as may be necessary to manage its operations.

     Berkshire Hills Foundation will receive working capital from: (1) any dividends that may be paid on Berkshire Hills' common stock in the future; (2) within the limits of applicable federal and state laws, loans collateralized by the common stock; or (3) from the proceeds of the sale of any of the common stock in the open market from time to time. As a private foundation under
Section 501(c)(3) of the Internal Revenue Code, Berkshire Hills Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by Berkshire Hills is that the amount of common stock that may be sold by Berkshire Hills Foundation in any one year shall not exceed 5% of the average market value of the assets held by Berkshire Hills Foundation, except where the Board of Directors of Berkshire Hills Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes. Upon completion of the conversion and the contribution of shares to Berkshire Hills Foundation immediately following the conversion, Berkshire Hills would have 6,637,140 and 8,979,660 shares issued and outstanding at the minimum and maximum of the estimated valuation range. Because of the gift of common stock to Berkshire Hills Foundation, Berkshire Hills will have an increased number of shares outstanding and, therefore, the voting and ownership interests of stockholders in Berkshire Hills will be diluted by 7.4%, compared to their interests in Berkshire Hills if Berkshire Hills Foundation were not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Tax Considerations. Berkshire Hills and Berkshire Bank have been advised by their independent tax advisors that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Berkshire Hills Foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as Berkshire Hills Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Berkshire Hills' independent tax advisors, however, have not rendered any advice on whether Berkshire Hills Foundation's tax exempt status will be affected by the requirement of the regulatory authorities that all shares of common stock of Berkshire Hills held by Berkshire Hills Foundation must be voted in the same ratio as all other outstanding shares of common stock of Berkshire Hills on all proposals considered by stockholders of Berkshire Hills. See "--Regulatory Conditions Imposed on Berkshire Hills Foundation."

     Under Delaware law, Berkshire Hills is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Berkshire Hills and Berkshire Bank believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, Berkshire Hills and Berkshire Bank considered the dilutive impact of the contribution of common stock to Berkshire Hills Foundation on the amount of common stock to be sold in the conversion. Berkshire Hills and Berkshire Bank believe that the contribution to Berkshire Hills Foundation in excess of the 10% annual limitation on charitable deductions described below is justified given Berkshire Bank's capital position and its earnings, the substantial additional capital being raised in the conversion and the potential benefits of Berkshire Hills Foundation within the communities in which Berkshire Bank maintains a banking office. See "Historical and Pro Forma Regulatory

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Capital Compliance," "Capitalization," and "Comparison of Independent Valuation
and Pro Forma Financial Information With and Without the Foundation." The amount of the contribution will not adversely impact the financial condition of Berkshire Hills and Berkshire Bank. Berkshire Hills and Berkshire Bank therefore believe that the amount of the charitable contribution is reasonable given Berkshire Hills' and Berkshire Bank's pro forma capital positions and does not raise safety and soundness concerns.

     Berkshire Hills and Berkshire Bank have received an opinion of their independent tax advisors that Berkshire Hills' contribution of its stock to Berkshire Hills Foundation should not constitute an act of self-dealing, and that Berkshire Hills should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that Berkshire Hills Foundation is required to pay Berkshire Hills for such stock. Berkshire Hills is only permitted to deduct an amount equal to 10% of its annual taxable income. Berkshire Hills is permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to Berkshire Hills Foundation. Berkshire Hills estimates that substantially all of the contribution should be deductible over the six-year period. However, Berkshire Hills does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible, Berkshire Hills may not have sufficient earnings to be able to use the deduction in full. Neither Berkshire Hills nor Berkshire Bank expect to make any further contributions to Berkshire Hills Foundation or to Greater Berkshire Foundation, Inc. within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, the financial condition of Berkshire Hills and Berkshire Bank at that time, the interests of stockholders and depositors of Berkshire Hills and Berkshire Bank, and the financial condition and operations of Berkshire Hills Foundation.

     Although Berkshire Hills and Berkshire Bank have received an opinion of their independent tax advisors that Berkshire Hills should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize Berkshire Hills Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, Berkshire Hills' contribution to Berkshire Hills Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. See "Risk Factors--Contribution to the Berkshire Hills Foundation may not be tax deductible which could hurt Berkshire Hills' profits."

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Berkshire Hills Foundation will be required to file an information return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Berkshire Hills Foundation will be required to make its annual information return available for public inspection for a three-year period. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

     Regulatory Conditions Imposed on Berkshire Hills Foundation. Establishment of Berkshire Hills Foundation is expected to be subject to the following conditions to be agreed to by Berkshire Hills Foundation as a condition to receiving the Massachusetts Banking Commissioner's approval to the conversion:

     1.   the Massachusetts Division of Banks can examine the foundation;

     2. the foundation must comply with all supervisory directives or regulatory bulletins imposed by the Massachusetts Division of Banks;

     3. the foundation will operate according to written policies adopted by its board of directors, including a business plan and a conflict of interest policy;

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     4.   the foundation will give a proposed operating plan to the
          Massachusetts Division of Banks before the completion of the conversion;

     5. the foundation will provide annual reports to the Massachusetts Division of Banks describing the grants made and the grant recipients;

     6. the foundation shall not engage in self-dealing and shall comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

     7. the foundation must vote its shares in the same ratio as all other holders of shares.

     Berkshire Hills Foundation will also need to comply with the requirement that the establishment and funding of Berkshire Hills Foundation be approved by:
(1) a majority vote of Berkshire Bancorp's corporators present and voting at a special meeting called for such purpose; and (2) the majority vote of all "independent" corporators (who shall not constitute less than sixty percent (60%) of all corporators eligible to vote) present and voting at a special meeting called for such purpose.

Reasons for the Conversion

     The Board of Directors and management believe that the conversion is in the best interests of Berkshire Bank, its customers, employees and the communities it serves. By converting to the stock holding company form of organization, Berkshire Hills and Berkshire Bank will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Berkshire Bank believes that the conversion offers a number of advantages which will be important to the future growth and performance of Berkshire Bank. The capital raised in the conversion is intended to support Berkshire Bank's future lending, operational growth and to increase its ability to render services to the communities it serves. The capital raised may also support possible future branching activities and the acquisition of other financial institutions or financial service companies or their assets. With the exception of the potential establishment of an insurance agency, there are no current specific plans, arrangements or understandings, written or oral, regarding these activities. The conversion is also expected to afford Berkshire Bank's management, depositors and others the opportunity to become stockholders of Berkshire Hills and participate more directly in, and contribute to, any future growth of Berkshire Hills and Berkshire Bank. The conversion will also enable Berkshire Hills and Berkshire Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, to do so.

Effects of Conversion to Stock Form

     General. Each depositor in Berkshire Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution through Berkshire Bancorp, based upon the balance in his or her account, which interest may only be realized if the institution is liquidated. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, Berkshire Bank's depositors would realize the value of their ownership interest only in the unlikely event that the bank is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after the payment of creditors' claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual holding company converts to stock form, depositors lose all rights to the net worth of the bank, except that eligible and supplemental eligible account holders at the time of conversion obtain the right to

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claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, nonwithdrawable common stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other governmental agency. Certificates are issued to evidence ownership of the common stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     No assets of Berkshire Hills or Berkshire Bank will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

     Continuity. While the conversion is being accomplished, the normal business of Berkshire Bank will continue without interruption, including being regulated by the Massachusetts Banking Commissioner and the Federal Deposit Insurance Corporation. After conversion, Berkshire Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors of Berkshire Bank at the time of conversion will serve as Directors of Berkshire Bank after the conversion. The Directors of Berkshire Hills will be solely composed of individuals who served on the Board of Directors of Berkshire Bank. All officers of Berkshire Bank at the time of conversion will retain their positions after the conversion.

     Savings Accounts and Loans. Berkshire Bank's savings accounts, account balances and existing Federal Deposit Insurance Corporation and Mutual Savings Central Fund, Inc. insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Berkshire Bank.

     Effect on Voting Rights of Corporators. Berkshire Bancorp presently maintains a governing board of 74 corporators. Generally, corporators consist of depositors of Berkshire Bank who are residents of the communities served by Berkshire Bank. Corporators are nominated by Berkshire Bancorp nominating committee and elected by ballot at corporators' meetings. Generally, corporators promote the goodwill of Berkshire Bank and, therefore, are individuals who are successful in their occupations and respected in their communities. Corporators also possess certain voting rights in Berkshire Bancorp. Upon conversion, Berkshire Bancorp and its governing body of corporators will no longer exist. Instead, Berkshire Hills, as the sole stockholder of Berkshire Bank, will possess all voting rights in Berkshire Bank. The holders of the common stock of Berkshire Hills will possess all voting rights in Berkshire Hills.

     Tax Effects. The conversion will be effected through a series of contemporaneous transactions which result in Berkshire Bank becoming a wholly owned subsidiary of Berkshire Hills. To facilitate the conversion, Berkshire Bancorp will convert to an interim Massachusetts-chartered stock savings bank and merge with and into Berkshire Bank. In connection with the merger, shares of Berkshire Bank common stock previously held by Berkshire Bancorp will be canceled. Berkshire Hills will then contribute 50% of the net offering proceeds to Berkshire Bank in exchange for 100% of its common stock.

     Berkshire Bank has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses the material federal income tax consequences of the conversion. The opinion, which relies upon standard factual representations given by Berkshire Bank, concludes, as follows:

     1. The conversion of Berkshire Bancorp to a Massachusetts-chartered interim savings bank will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

     2. The merger of the interim savings bank and Berkshire Bank will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

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     3.   Berkshire Bancorp will not recognize any gain or loss on the transfer of its assets to Berkshire Bank as a consequence of the merger of the interim savings bank and Berkshire Bank in exchange for an interest in a liquidation account established in Berkshire Bank for the benefit of eligible and supplemental eligible account holders who hold a liquidation interest in Berkshire Bancorp and who remain depositors of Berkshire Bank.

     4. No gain or loss will be recognized by Berkshire Bank upon the receipt of the assets of Berkshire Bancorp as a consequence of the merger of the interim savings bank and Berkshire Bank in exchange for the transfer to the eligible and supplemental eligible account holders who hold a liquidation interest in Berkshire Bancorp of an interest in the liquidation account.

     5. The basis of the assets of Berkshire Bancorp to be received by Berkshire Bank as a consequence of the merger of the interim savings bank and Berkshire Bank will be the same as the basis of such assets in the hands of Berkshire Bancorp immediately prior to the transfer.

     6. The holding period of the assets of Berkshire Bancorp to be received by Berkshire Bank in connection with the merger of the interim savings bank and Berkshire Bank will include the holding period of those assets in the hands of Berkshire Bancorp.

     7. An eligible or supplemental eligible account holder will recognize no gain or loss upon the receipt of an interest in the liquidation account in Berkshire Bank in exchange for the eligible and supplemental eligible account holder's liquidation interest in Berkshire Bancorp.

     8. Berkshire Hills will recognize no gain or loss upon the receipt of cash in exchange for shares of common stock of Berkshire Hills issued in the conversion offering.

     9. Berkshire Hills will recognize no gain or loss upon the transfer of a portion of the net offering proceeds to Berkshire Bank in exchange for common stock of Berkshire Bank.

     10. Berkshire Bank will recognize no gain or loss upon the receipt of a portion of the net offering proceeds from Berkshire Hills in exchange for common stock of Berkshire Bank.

     11. Assuming that the subscription rights have no value, no gain or loss will be recognized by Berkshire Hills or by eligible or supplemental eligible account holders or other persons described in the plan of conversion who will receive subscription rights as a result of the distribution of subscription rights to purchase shares of common stock. Additionally, eligible or supplemental eligible account holders or other persons shall not recognize gain or loss upon the exercise of subscription rights to purchase shares of common stock, provided that the amount to be paid for the common stock is equal to the fair market value of the common stock on the date of purchase.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     The opinions regarding the tax consequences of the receipt of subscription rights are based upon past rulings of the Internal Revenue Service and the conclusion of FinPro that such subscription rights have no fair market value. FinPro, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are determined to have value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. In such event, Berkshire Hills or Berkshire Bank could also recognize a gain on the distribution

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of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have any value.

     Berkshire Bank has also received an opinion from Wolf & Company, P.C., Boston, Massachusetts, that, assuming the conversion does not result in any federal income tax liability to Berkshire Bank, its account holders, Berkshire Bancorp or Berkshire Hills, implementation of the plan of conversion will not result in any Massachusetts income tax liability to those entities or persons.

     The opinions of Muldoon, Murphy & Faucette LLP and Wolf & Company, P.C., and the opinion from FinPro relating to the value of the subscription rights, are filed as exhibits to the registration statement that Berkshire Hills has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     Prospective investors are urged to consult with their own tax advisors regarding the tax consequences of the conversion particular to them.

     Liquidation Account. In the unlikely event of a complete liquidation of Berkshire Bank before the conversion, each depositor in Berkshire Bank would receive a pro rata share of any assets of Berkshire Bank remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Berkshire Bank at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in Berkshire Bank, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Berkshire Bank. However, under the Massachusetts conversion regulations, Berkshire Bank will, at the time of the conversion establish a liquidation account in an amount equal to the amount of its net worth as set forth in its latest statement of financial condition contained in its final prospectus.

     The liquidation account will be maintained by Berkshire Bank for the benefit of eligible account holders and supplemental eligible account holders who retain their deposit accounts in Berkshire Bank. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial subaccount balance for a deposit account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance shall not be increased, and it will be decreased as provided below.

     If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Berkshire Bank after September 30, 1998 or September 30, 1999, is less than the lesser of the deposit balance in such deposit account at the close of business on any other annual fiscal year closing date after September 30, 1998 or September 30, 1999 or the amount of the "qualifying deposit" in such deposit account on September 30, 1998 or September 30, 1999, then the subaccount balance for such deposit account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, the related subaccount balance shall be reduced to zero.

     Only upon a complete liquidation of Berkshire Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any

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liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit account and other liabilities or similar transactions in which Berkshire Bank is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

     In the unlikely event Berkshire Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Berkshire Hills as the sole stockholder of Berkshire Bank.

     The liquidation account will be a memorandum account on the books of Berkshire Bank and will not be reflected in the audited or unaudited consolidated financial statements of Berkshire Hills or in Berkshire Bank's regulatory reports.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock in a subscription offering have been issued to certain persons and entities. The amount of the common stock which these parties may purchase will depend on the availability of the common stock. Subscription priorities have been established for the allocation of stock that may be available. These priorities are as follows:

     Priority 1: Eligible Account Holders. Each depositor with a savings account of $50 or more on deposit at Berkshire Bank as of September 30, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of: (1) $250,000 of common stock (such amount may be increased to 5.0% of the common stock offered or decreased to 0.10% of the common stock offered without the further approval of the corporators or resolicitation of subscribers); (2) one-tenth of one percent (0.10%) of the total offering of shares of common stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the holder's "qualifying deposit" and the denominator is the total amount of "qualifying deposits" of all eligible account holders. Nontransferable subscription rights received by directors, trustees, corporators or officers of Berkshire Bank and Berkshire Bancorp and their associates in this priority based on any increased deposits in Berkshire Bank in the one-year period preceding September 30, 1998 will be subordinated to all other subscription rights of eligible account holders.

     If the exercise of subscription rights in this priority results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less.
After that, unallocated shares will be allocated proportionately, based on the amount of the eligible account holder's qualifying deposits compared to total qualifying deposits of all subscribing eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all shares have been allocated or all subscriptions satisfied.

     Priority 2: Supplemental Eligible Account Holders. To the extent there are sufficient shares of common stock remaining after satisfying the subscriptions of eligible account holders, each depositor with an account of $50 or more on deposit at Berkshire Bank as of September 30, 1999, will receive nontransferable subscription rights to subscribe for up to the greater of: (1) $250,000 of common stock (such amount may be increased to 5.0% of the common stock offered or decreased to 0.10% of the common stock offered without the further approval of the corporators or resolicitation of subscribers); (2) one tenth of one percent (0.10%) of the total offering of shares of common stock; or
(3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the holder's "qualifying deposit" and the denominator is the total amount of "qualifying deposits" of all supplemental eligible account holders.

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     If the exercise of subscription rights in this priority results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits compared to total qualifying deposits of all subscribing supplemental eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more supplemental eligible account holders, the excess shall be reallocated, one or more times as necessary, among those supplemental eligible account holders whose subscriptions are still not fully satisfied on the same principle until all shares have been allocated or all subscriptions satisfied.

     Priority 3: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfying the subscriptions of eligible and supplemental eligible account holders, the employee stock ownership plan will receive nontransferable subscription rights to purchase up to 8% of common stock issued in the conversion, or 530,971 and 718,372 shares at the minimum and maximum of the estimated valuation range. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Berkshire Hills. The employee stock ownership plan shall not be deemed to be an associate or affiliate of, or a person acting in concert with, any trustee, corporator, director or officer of Berkshire Bancorp, Berkshire Bank or Berkshire Hills. Subscriptions by the employee stock ownership plan will not be combined with any other participants in the subscription and direct community offerings, including purchases made by any of the trustees, directors, corporators, officers, employees or associates of Berkshire Bancorp, Berkshire Bank or Berkshire Hills.

     Priority 4: Directors, Trustees, Officers and Employees. To the extent that shares are available after satisfying the subscriptions of eligible account holders, supplemental eligible account holders and the employee stock ownership plan, directors, trustees, officers and employees of Berkshire Bank and Berkshire Bancorp shall be entitled to purchase up to 30% of the total offering of shares of common stock. The shares shall be allocated among directors, trustees, officers and employees on a fair basis such as by giving weight to the period of service, compensation and position of the individual. Directors, trustees, officers and employees of Berkshire Bank and Berkshire Bancorp shall not be deemed to be associates or persons acting in concert solely as a result of their board membership or employment.

     Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation or another agency of the U.S. Government. Stock purchased in the subscription offering must be registered in the name(s) of the registered account holder(s) and failure to do so will result in the rejection of the order. Joint registrations will be allowed only if the qualifying account is so registered. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Berkshire Bank and Berkshire Hills.

     Berkshire Hills and Berkshire Bank will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on ___________, 2000, whether or not Berkshire Bank has been able to locate each person entitled to subscription rights. Orders for common stock in the subscription offering received in hand by Berkshire Bank after that time will not be accepted. The subscription offering may be extended by Berkshire Hills and Berkshire Bank up to ________________, 2000 without regulatory approval. The Massachusetts conversion regulations require that Berkshire Hills complete the sale of common stock within 45 days after the close of the subscription offering, unless extended by Berkshire Bank with the approval of the Massachusetts Commissioner of Banks and any other applicable bank regulatory authority. If the direct community offering and the syndicated community offerings are not completed within that period all

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funds received will be promptly returned with interest at Berkshire Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Berkshire Hills from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No extensions may be granted beyond October 22, 2001.

     Direct Community Offering. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by Berkshire Hills to certain members of the general public in a direct community offering, with preference given to natural persons residing in Berkshire County, Massachusetts. Purchasers in the direct community offering are eligible to purchase up to $250,000 of common stock, which equals 25,000 shares. This amount may be increased up to 5% of the total offering of shares without further approval of Berkshire Bancorp's corporators or a resolicitation of subscribers unless required by the Massachusetts Banking Commissioner and any other applicable bank regulatory authority. If the purchase limit is increased to 5% of the total offering of shares, orders accepted in the direct community offering shall be filled up to a maximum of 2% of the total offering and thereafter shall be allocated on a pro rata basis per order until all orders have been filled or all of the remaining shares have been allocated. The direct community offering, if held, may commence concurrently with during or promptly after the subscription offering. The direct community offering may terminate on or at any time after 12:00 Noon, Eastern time, on ______________, 2000, but no later than 45 days after the close of the subscription offering, unless extended by Berkshire Hills and Berkshire Bank, with the approval of the Massachusetts Banking Commissioner and any other applicable bank regulatory authority. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Berkshire Hills from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Berkshire Hills and Berkshire Bank have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Berkshire Hills presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

     If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

     Syndicated Community Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of Berkshire Hills. Berkshire Hills and Berkshire Bank have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. Neither Sandler O'Neill nor any registered broker-dealer have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the syndicated community offering.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the syndicated community offering for more than $250,000 of common stock, which equals 25,000 shares. This amount may be increased up to 5% of the total offering of shares without further approval of Berkshire Bancorp's corporators or a resolicitation of subscribers unless required by the Massachusetts Banking Commissioner and any other applicable bank regulatory authority. If the purchase limit is increased to 5% of the total offering of shares, orders accepted in the syndicated community offering shall be filed up to a maximum of 2% of the total offering and thereafter shall be allocated on a pro rata basis per order until all orders have been filled or all of the remaining shares have been allocated. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Sandler O'Neill.

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     Sandler O'Neill may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with Berkshire Hills as of a certain date for the purchase of shares. When and if Sandler O'Neill and Berkshire Hills believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, Sandler O'Neill will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that Berkshire Hills established for each selected dealer. Each customer's funds so forwarded to Berkshire Hills, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by Berkshire Hills from selected dealers, funds will earn interest at Berkshire Bank's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by Berkshire Hills and Berkshire Bank, with approval of the Massachusetts Banking Commissioner and any other applicable bank regulatory authority.

     If Berkshire Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Berkshire Bank, if feasible. Any other arrangements must be approved by the Massachusetts Banking Commissioner and any other applicable bank regulatory authority.

     Persons in Non-Qualified States. Berkshire Hills and Berkshire Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, Berkshire Hills and Berkshire Bank are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States to which both of the following apply: (a) less than 100 persons eligible to subscribe for shares reside; and (b) the granting of subscription rights or the offer or sale of shares to these persons would require Berkshire Hills or its employees under the securities laws of the state to register as a broker, dealer or agent, or to register or otherwise qualify the shares for sale in the state and registering or qualifying would be impractical for reasons of cost or otherwise. Neither Berkshire Hills nor Berkshire Bank will make any payments to persons residing in these states in lieu of granting subscription rights to them.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     Berkshire Bank has retained Sandler O'Neill to consult with and advise Berkshire Bank and to assist Berkshire Bank and Berkshire Hills, on a best efforts basis, in the distribution of shares in the offering. Sandler O'Neill is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Sandler O'Neill will: (1) consult as to the securities marketing implications of the conversion; (2) review with the Board of Directors the independent appraisal of the common stock; (3) review all offering documents; (4) assist in the design and implementation of a marketing strategy; (5) assist in obtaining all requisite regulatory approvals; (6) assist Berkshire Bank management in scheduling and preparing for meetings with potential investors and broker-dealers; and (7) provide such other general advice and assistance as may be requested to promote the successful completion of the conversion.

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     Based on negotiations between Sandler O'Neill and Berkshire Bank concerning the fee structure, Sandler O'Neill will receive a fee equal to 1.50% of the aggregate dollar amount of all common stock sold in the offerings. Such amount does not include any shares sold to the employee stock ownership plan, directors, officers and employees of Berkshire Bank or Berkshire Hills or members of their immediate families or any shares contributed to Berkshire Hills Foundation. Such fee will be paid upon completion of the conversion. Sandler O'Neill shall be reimbursed for its reasonable out-of-pocket expenses, including legal fees. In addition, Sandler O'Neill will perform conversion agent services and records management services for Berkshire Bank in the conversion and will receive a fee for these services of $45,000.

     Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to Berkshire Hills or Berkshire Bank or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to Berkshire Hills or Berkshire Bank of the purchase price or the terms of the common stock to be sold. Sandler O'Neill expresses no opinion as to the prices at which the common stock to be issued may trade. Total marketing fees to Sandler O'Neill are expected to be $811,000 to $1.1 million at the minimum and maximum of the estimated valuation range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates. Sandler O'Neill and selected dealers participating in the syndicated community offering will receive a commission for any common stock sold in the syndicated community offering in a maximum amount to be agreed upon by Berkshire Hills and Berkshire Bank to reflect market requirements at the time of the allocation of shares in the syndicated community offering but in no event will such amount exceed 6% of the aggregate dollar amount of any common stock sold in the syndicated community offering. In addition, Sandler O'Neill will be paid a management fee of 1.50% of the aggregate dollar amount of any common stock sold in the syndicated community offering.

     With certain limitations, Berkshire Bank has also agreed to indemnify Sandler O'Neill against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

Description of Sales Activities

     The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at Berkshire Bank's conversion center at its administrative office. The conversion center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Sandler O'Neill employees will be working at the conversion center. Employees of Sandler O'Neill will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Sandler O'Neill or by the selected dealers managed by Sandler O'Neill. The management and employees of Berkshire Bank may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Berkshire Bank may answer questions regarding the business of Berkshire Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of Berkshire Hills and Berkshire Bank have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director, trustee or employee of Berkshire Bancorp, Berkshire Bank or Berkshire Hills will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

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     None of Berkshire Bank's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Berkshire Bank's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct
Community Offerings

     To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with Berkshire Bank, must be received by Berkshire Bank by 12:00 Noon, Eastern time, on _________ __, 2000. Berkshire Bank and Berkshire Hills are not required to accept order forms that are not received by that time or are executed defectively, or are received without full payment or without appropriate withdrawal instructions. In addition, Berkshire Bank and Berkshire Hills are not obligated to accept orders submitted on photocopied or telecopied stock order forms and will not accept stock order forms without an accompanying executed certification form. Nevertheless, Berkshire Bank and Berkshire Hills shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to pay for the shares of common stock for which they subscribe at any time up to 48 hours before the completion of the conversion. Berkshire Hills and Berkshire Bank have the right to waive or permit a subscriber to correct an incomplete or improperly executed order form, but do not represent that they will do so. Under the plan of conversion, the interpretation of the terms and conditions of the plan of conversion and of the order form by the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank will be final subject to the authority of the Massachusetts Banking Commissioner and any other applicable bank regulatory authority.

     In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by Berkshire Bank before the direct community offering terminates, which may be concurrently with or after the end of the subscription offering. Once received, an executed order form may not be modified, amended or rescinded without the consent of Berkshire Bank, unless the conversion has not been completed within 45 days after the end of the subscription offering.

     In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, all accounts must be listed on the order form giving all names on each account and the account number. Failure to list an account could result in no shares or fewer shares being allocated to a subscribing member.

     Full payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Berkshire Bank. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Berkshire Bank's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit

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Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes Berkshire Bank to withdraw the amount of the purchase price from his or her deposit account, Berkshire Bank will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Berkshire Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the rate provided for in the certificates in the event of cancellation.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price upon the completion of the subscription and direct community offerings, if all shares are sold, or upon the completion of the syndicated community offering; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution, Berkshire Hills or a subsidiary established to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts maintained in Berkshire Bank do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Depositors interested in using funds in an individual retirement account at Berkshire Bank to purchase common stock should contact the conversion center as soon as possible for assistance. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified on the order form or to the last address of the persons appearing on the records of Berkshire Bank as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will only be distributed with a prospectus. By executing and returning the regulatory mandated certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this stock offering. The certification form could be used as support to show that you understand the nature of your investment.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion requires that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Berkshire Hills and Berkshire Bank as converted, as determined by an independent appraisal. Berkshire Bank and Berkshire Hills have retained FinPro, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of Berkshire Hills and Berkshire Bank as converted, as well as a business plan. FinPro will receive a fee expected to total approximately $39,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Berkshire Bank has agreed

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to indemnify FinPro, its directors, officers, agents and employees under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion, except where FinPro's liability results from its own negligence or willful misconduct.

     FinPro has prepared an appraisal of the estimated pro forma market value of Berkshire Hills and Berkshire Bank as converted. For its analysis, FinPro undertook substantial investigations to learn about Berkshire Bank's business and operations. Management supplied financial information, including annual financial statements and information on the composition of assets and liabilities. In addition to this information, FinPro reviewed Berkshire Bank's conversion application as filed with the Massachusetts Division of Banks and Berkshire Hills' registration statement as filed with the Securities and Exchange Commission. Furthermore, FinPro visited Berkshire Bank's facilities and had discussions with Berkshire Bank's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP.

     FinPro's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. FinPro placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, FinPro reviewed, among other factors, the economic make-up of Berkshire Bank's primary market area, Berkshire Bank's financial performance and condition in relation to publicly traded institutions that FinPro deemed comparable to Berkshire Bank, the specific terms of the offering of Berkshire Hills' common stock, the pro forma impact of the additional capital raised in the conversion, the conditions of securities markets in general and for thrift institution common stock in particular. FinPro's analysis provides an approximation of the pro forma market value of Berkshire Hills and Berkshire Bank as converted based on the valuation methods applied and certain assumptions as to the pro forma earnings of Berkshire Hills after the conversion, including estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock issued in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock issued in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, FinPro has advised Berkshire Hills and Berkshire Bank that, in its opinion, as of March 2, 2000, the estimated pro forma market value of the common stock to be sold in connection with the conversion is within the valuation range of $61.5 million to $83.1 million with a midpoint of $72.3 million. After reviewing the methodology and the assumptions used by FinPro in the preparation of the appraisal, the Board of Directors established an estimated valuation range of $61.5 million to $83.1 million with a midpoint of $72.3 million. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares sold would be between 6,145,500 and 8,314,500 with a midpoint of 7,230,000. The purchase price of $10.00 was determined after discussion among the Boards of Directors of Berkshire Bank and Berkshire Hills and Sandler O'Neill, taking into account, among other factors, the desire that the common stock be offered in a manner that will achieve the widest distribution of the stock, and the desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Berkshire Hills at this time. The estimated valuation range may be amended, with the approval of the Massachusetts Banking Commissioner and any other applicable bank regulatory authority, if necessitated by developments following the date of the appraisal, such as changes in market conditions, the financial condition or operating results of Berkshire Bank, regulatory guidelines or national or local economic conditions. FinPro's appraisal report was filed as an exhibit to the registration statement that Berkshire Hills filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, FinPro, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Berkshire Hills and Berkshire Bank as converted, as of the close of the subscription offering. No shares will be sold unless FinPro confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of Berkshire Hills and

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Berkshire Bank as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market or financial conditions following the commencement of the subscription and direct community offerings, the total number of shares to be sold in the conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range. Based on a purchase price of $10.00 per share and FinPro's estimate of the pro forma market value of the common stock ranging from a minimum of $61.5 million to a maximum, as increased by 15%, of $95.6 million, the number of shares of common stock expected to be sold is between a minimum of 6,145,500 shares and a maximum, as adjusted by 15%, of 9,561,675 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by Berkshire Bank and Berkshire Hills.

     If market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range, if the plan of conversion is not terminated by Berkshire Hills and Berkshire Bank after consultation with the Massachusetts Banking Commissioner and any other applicable bank regulatory authority, purchasers will be resolicited, in which case they will need to reconfirm, rescind, or modify their subscriptions. Any change of more than 15% above the estimated valuation range must be approved by the Massachusetts Banking Commissioner and any other applicable bank regulatory authority. If the number of shares issued in the conversion is increased to 15% above the maximum of the estimated valuation range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "--Limitations on Purchases of Shares."

     An increase in the number of shares to be issued in the conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Berkshire Hills' pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and Berkshire Hills' pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     The number of shares to be issued and outstanding as a result of the sale of common stock in the conversion will be increased by the number of shares contributed to Berkshire Hills Foundation, which is expected to be 8% of the common stock sold in the conversion. Assuming the sale of shares at the maximum of the estimated valuation range, Berkshire Hills will issue 665,160 shares of its common stock from authorized but unissued shares to Berkshire Hills Foundation immediately following the completion of the conversion. In that event, Berkshire Hills will have total shares of common stock outstanding of 8,979,660 shares. Of that amount, Berkshire Hills Foundation will own 7.4%. Funding Berkshire Hills Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the conversion by 7.4% since a greater number of shares will be outstanding upon completion of the conversion than would be if Berkshire Hills Foundation were not established. See "Pro Forma Data."

     In formulating its appraisal, FinPro relied upon the truthfulness, accuracy and completeness of all documents Berkshire Bank furnished to it. FinPro also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While FinPro believes this information to be reliable, FinPro does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Berkshire Bank and Berkshire Hills or independently value the assets or liabilities of Berkshire Hills and Berkshire Bank. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change

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periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

     Copies of the appraisal report of FinPro including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Berkshire Bank and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

     The plan of conversion provides for certain limitations to be placed upon the purchase of common stock in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

     1. The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or similarly titled deposit accounts is $250,000, which equals 25,000 shares;

     2. No person, related persons or persons acting together may purchase more than $250,000, which equals 25,000 shares, in the direct community offering;

     3. The employee stock ownership plan may purchase, in the aggregate, up to 8% of the shares of common stock issued in the conversion;

     4. Directors, trustees, corporators and employees of Berkshire Bank, Berkshire Bancorp and Berkshire Hills and their associates may not purchase more than 30% of the total number of shares offered in the aggregate;

     5. Persons purchasing shares of common stock in the syndicated community offering, together with associates of and persons acting in concert with such persons, may purchase up to $250,000 of common stock; and

     6. The maximum number of shares of common stock which may be subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, except for the employee stock ownership plan, shall not exceed 1.0% of the shares of common stock offered for sale in the conversion.

For purposes of the plan of conversion, directors, trustees, corporators, officers and employees are not deemed to be associates or a group affiliated with each other or acting in concert solely by reason of their being directors, trustees, corporators, officers or employees of Berkshire Bank, Berkshire Bancorp or Berkshire Hills. Pro rata reductions within each subscription rights category will be made in accordance with the procedures outlined in the plan of conversion.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the corporators or subscribers for common stock, unless required by the Massachusetts Banking Commissioner or any applicable bank regulatory authority, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the common stock to be issued at the sole discretion of Berkshire Hills and Berkshire Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of Berkshire Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Berkshire Bank and Berkshire Hills do not intend to increase the maximum purchase limitation unless market conditions warrant that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range.

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

     If the amount of shares sold in the conversion exceeds the maximum of the estimated price range, those shares in excess of the maximum of the estimated price range will be allocated in the following order of priority:

     1. to fill the employee stock ownership plan's subscription of 8% of the common stock issued in the conversion;

     2. in the event there is an oversubscription by eligible account holders, to fill any unfulfilled subscriptions by eligible account holders, not including any shares sold in excess of the maximum of the estimated valuation range;

     3. in the event there is an oversubscription by supplemental eligible account holders, to fill any unfulfilled subscriptions by supplemental eligible account holders, not including any shares sold in excess of the maximum of the estimated valuation range;

     4. in the event there is an oversubscription by directors, trustees, officers and employees in the third priority of the subscription offering, to fill any unfulfilled subscriptions by such individuals, not including any shares sold in excess of the maximum of the estimated valuation range; and

     5. to fill any unfulfilled subscriptions in the direct community offering, not including any shares sold in excess of the maximum of the estimated valuation range, with a preference given to natural persons residing in Berkshire County, Massachusetts.

     The plan of conversion defines "acting in concert" to include: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Berkshire Hills and Berkshire Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

     The plan of conversion defines "associate," when used to indicate a relationship with any person, to mean: (1) any corporation or organization (other than Berkshire Bancorp, Berkshire Hills, Berkshire Bank or a majority-owned subsidiary of Berkshire Bancorp, Berkshire Hills or Berkshire Bank) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director, trustee or officer of Berkshire Bancorp, Berkshire Hills or Berkshire Bank or any of its parents or subsidiaries. The term "associate," however, does not include, for purposes of the stock purchase limitations in the conversion, any stock benefit plan of Berkshire Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and, for purposes of determining the total shares that may be held by officers and directors of Berkshire Hills and Berkshire Bank, does not include any tax-qualified employee stock benefit plan of Berkshire Bank. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The plan of conversion defines "officer" to mean the Chairman of the Board, President, any officer of the level of Vice President or above, Clerk, Treasurer and any other person performing similar functions of Berkshire Bancorp, Berkshire Bank or Berkshire Hills.

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     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors, trustees and officers of Berkshire Bancorp, Berkshire Bank and Berkshire Hills and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased by directors, trustees, corporators and officers of Berkshire Bancorp, Berkshire Hills and Berkshire Bank, and their associates, either directly from Berkshire Hills or from an underwriter, may not be sold for a period of one year following the conversion, except upon the death or substantial disability of the director, trustee, corporator or officer, or unless approved by the Massachusetts Banking Commissioner. Any stock purchased after the conversion is free of this restriction. Accordingly, shares of common stock issued by Berkshire Hills to directors, trustees, corporators and officers of Berkshire Bancorp, Berkshire Hills and Berkshire Bank, and their associates, shall bear a legend giving appropriate notice of the restriction and, in addition, Berkshire Hills will give appropriate instructions to the transfer agent for Berkshire Hills' common stock with respect to the restriction on transfers. Any shares issued to directors, trustees, corporators and officers of Berkshire Bancorp, Berkshire Hills and Berkshire Bank, and their associates, as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

     Purchases of outstanding shares of common stock of Berkshire Hills by directors, trustees, corporators and officers of Berkshire Bancorp, Berkshire Hills and Berkshire Bank, or any person who was an executive officer or director of Berkshire Hills and Berkshire Bank after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Massachusetts Banking Commissioner. This restriction does not apply, however, to negotiated transactions involving more than 1% of Berkshire Hills' outstanding common stock or to the purchase of stock under the stock-based incentive plan.

     Berkshire Hills has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Berkshire Hills may be resold without registration. Shares purchased by an affiliate of Berkshire Hills will have resale restrictions under Rule 144 of the Securities Act, as amended. If Berkshire Hills meets the current public information requirements of Rule 144, each affiliate of Berkshire Hills who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Berkshire Hills or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provisions may be made in the future by Berkshire Hills to permit affiliates to have their shares registered for sale under the Securities Act of 1933, as amended, under certain circumstances.

     Under the guidelines of the National Association of Securities Dealers, members of that organization and their associates face certain restrictions on the transfer of securities purchased with subscription rights and to certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations of the plan of conversion by Berkshire Bancorp and Berkshire Bank will be final; however, such interpretations have no binding effect on the Massachusetts Banking Commissioner and any other applicable bank regulatory authority. The plan of conversion provides that, if deemed necessary or desirable by the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank, the plan of conversion may be substantively amended by the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank as a result of comments from regulatory authorities or otherwise, without the further approval of Berkshire Bank's corporators unless required by the Massachusetts Banking Commissioner.

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

     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Berkshire Bancorp's Board of Trustees and Berkshire Bank's Board of Directors. If this condition is not satisfied, the plan of conversion will be terminated and Berkshire Bank and Berkshire Bancorp will continue their business in their current forms of organization. The plan of conversion may be terminated by the Board of Trustees of Berkshire Bancorp and the Board of Directors of Berkshire Bank at any time prior to the approval of the plan by the Massachusetts Banking Commissioner and any time thereafter with the concurrence of the Commissioner.


                 RESTRICTIONS ON ACQUISITION OF BERKSHIRE HILLS
                               AND BERKSHIRE BANK

General

     The plan of conversion provides for the conversion of Berkshire Bancorp's legal form of organization from a mutual holding company to a stock holding company and, in connection with the conversion, the adoption by Berkshire Bancorp's corporators of Amended and Restated Articles of Organization and Bylaws of Berkshire Bank. See "The Conversion--General." As described below and elsewhere in this prospectus, certain provisions in Berkshire Hills' Certificate of Incorporation and Bylaws and in its management compensation plans adopted in connection with the conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, Berkshire Bank's Amended and Restated Articles of Organization and Bylaws and management compensation plans adopted in connection with the conversion may also have anti-takeover effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of Berkshire Hills and Berkshire Bank.

Restrictions in Berkshire Hills' Certificate of Incorporation and Bylaws

     General. The following discussion is a general summary of the material provisions of Berkshire Hills' Certificate of Incorporation and Bylaws and other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of Berkshire Hills more difficult. The following summary is general and reference should be made to the Certificate of Incorporation and Bylaws. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The Certificate of Incorporation of Berkshire Hills provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit. Beneficial ownership is determined by Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and includes shares beneficially owned by that person or any of his affiliates, shares which that person or his affiliates have the right to acquire under any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which that person and his affiliates have sole or shared voting or investment power. Beneficial ownership does not include shares under a publicly solicited revocable proxy or shares that are not otherwise deemed to be beneficially owned by such person and his affiliates. No director or officer (or any affiliate thereof) of Berkshire Hills shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other director or officer (or affiliate thereof) nor will the employee stock ownership plan or any similar plan of Berkshire Hills or Berkshire Bank or any director with respect thereto (solely by reason of such director's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of Berkshire Hills further provides that the provisions limiting voting rights may only be amended upon the vote of the

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

holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon after giving effect to the provision limiting voting rights.

     Board of Directors. The Board of Directors of Berkshire Hills is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board. Each class serves a staggered term, with approximately one-third of the total number of Directors being elected each year. Berkshire Hills' Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term only by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Berkshire Hills. Directors may be removed by the stockholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote after giving effect to the voting limitation applicable to stockholders owning more than 10% of the outstanding shares.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove any director or the entire Board, with or without cause and replace it with persons of such holders choice.

     Director Qualifications. Berkshire Hills' Bylaws contain qualifications for individuals to be eligible for election or appointment to the Board of Directors. These qualifications include the requirement that an individual: (1) not have been the subject of certain enumerated regulatory actions by a financial regulatory agency within the last ten years; (2) not have been convicted of or be currently charged in any crime involving dishonesty or breach of trust which is punishable for a term exceeding one year; (3) be a resident for at least one year of a county in which Berkshire Bank maintains a banking office, or of a county contiguous to such county or have significant ties to such communities; and (4) not be a director or officer of another state or federally chartered financial institution that engages in business activities in the same market area as Berkshire Hills or any of its subsidiaries. Additionally, no person shall be eligible for election to the Board of Directors if such person is the representative or nominee of a person or acting in concert with a person who is ineligible for election to the Board of Directors. This provision will limit the individuals that can be nominated for election or serve on the Board of Directors.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of Berkshire Hills may be called only by a resolution adopted by a majority of the whole Board of Directors of Berkshire Hills. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of Berkshire Hills may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 26,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Berkshire Hills' Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Berkshire Hills. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Berkshire Hills' Board currently has no plans for the issuance of additional shares, other than the issuance of shares in the conversion, including shares contributed to Berkshire Hills Foundation, and the potential issuance of additional shares upon exercise of stock options.

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

     Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of Berkshire Hills' outstanding shares of voting stock entitled to vote to approve certain "Business Combinations" with an "Interested Stockholder," and related transactions (subject to the limitations on voting). Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must be approved by a majority of the outstanding shares of common stock of Berkshire Hills and any other affected class of stock. Under Berkshire Hills' Certificate of Incorporation, the approval of at least 80% of the shares of capital stock entitled to vote is required for any business combination involving an Interested Stockholder (as defined below) except: (1) in cases where the proposed transaction has been approved by a majority of those members of Berkshire Hills' Board of Directors who are unaffiliated with the Interested Stockholder and were directors before the time when the Interested Stockholder became an Interested Stockholder; or (2) if the proposed transaction meets certain conditions which are designed to afford the stockholders a fair price in consideration for their shares. Under each exception, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than Berkshire Hills or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of Berkshire Hills.

     This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include:

     1. any merger or consolidation of Berkshire Hills or any of its subsidiaries with any Interested Stockholder or affiliate of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder;

     2. any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or affiliate of assets of Berkshire Hills or its subsidiaries the value of which equals or exceeds 25% of the combined assets of Berkshire Hills and its subsidiaries;

     3. the issuance or transfer to any Interested Stockholder or its affiliate by Berkshire Hills (or any subsidiary) of any securities of Berkshire Hills (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of Berkshire Hills;

     4. the adoption of any plan for the liquidation or dissolution of Berkshire Hills proposed by or on behalf of any Interested Stockholder or affiliate thereof; and

     5. any reclassification of securities, recapitalization, merger or consolidation of Berkshire Hills with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Berkshire Hills or subsidiary owned directly or indirectly, by an Interested Stockholder or affiliate thereof.

     The directors and executive officers of Berkshire Bank are purchasing approximately 2.51% of the shares of the common stock to be sold in the conversion based on the maximum of the estimated valuation range. In addition, the employee stock ownership plan intends to purchase 8% of the common stock issued in connection with the conversion, including shares issued to Berkshire Hills Foundation. Additionally, if stockholders approve the proposed stock-based incentive plan, Berkshire Hills expects to acquire 4% of the common stock issued in connection with the conversion, including shares issued to Berkshire Hills Foundation, and expects to issue options to purchase up to 10% of the common stock issued in connection with the conversion, including shares issued to Berkshire Hills Foundation, to directors and executive officers. As a result, directors, executive officers and employees may control the voting of approximately 21.3% of Berkshire Hills' common stock on a diluted basis at the maximum of the estimated valuation range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of Berkshire Hills' outstanding shares of voting stock described above.

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

Furthermore, the ability of directors, executive officers and employees to prevent the approval of transactions requiring the approval of at least 80% of the outstanding shares of voting stock of Berkshire Hills will be enhanced by the regulatory condition imposed on Berkshire Hills Foundation that any shares held by it must be voted in the same ratio as all other shares of Berkshire Hills common stock voted on each and every proposal considered by stockholders.

     Evaluation of Offers. The Certificate of Incorporation of Berkshire Hills further provides that the Board of Directors of Berkshire Hills, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of Berkshire Hills, (2) merge or consolidate Berkshire Hills with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of Berkshire Hills, may, in connection with the exercise of its judgment in determining what is in the best interest of Berkshire Hills and its stockholders, give consideration to all relevant factors, including those factors that directors of any subsidiary (including Berkshire Bank) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: Berkshire Hills' present and future customers and employees and those of its subsidiaries (including Berkshire Bank); the communities in which Berkshire Hills and Berkshire Bank operate or are located; the ability of Berkshire Hills to fulfill its corporate objectives as a savings and loan holding company; and the ability of Berkshire Bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of Berkshire Hills, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Berkshire Hills, even if the price offered is significantly greater than the then market price of any equity security of Berkshire Hills.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to Berkshire Hills' Certificate of Incorporation must be approved by a majority of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal specific provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by Berkshire Hills and the provisions allowing for the amendment of Berkshire Hills' Bylaws and Certificate of Incorporation.

     Berkshire Hills' Bylaws may be amended by a majority of the whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Advance Notice Provisions. The Bylaws of Berkshire Hills also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of Berkshire Hills, provided Berkshire Hills gives at least 100 days' notice of the meeting. The notice provision requires a stockholder who desires to raise new business to provide information to Berkshire Hills concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Berkshire Hills with information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of Berkshire Hills' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce Berkshire Hills' vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors.
Additionally, provisions of the stock-based incentive plan may provide for accelerated benefits to participants if a change in control of Berkshire Hills or Berkshire Bank occurs or a tender or exchange offer for their stock is made. See "Management of Berkshire Bank--Benefits--Stock-Based Incentive Plan." Berkshire Hills and Berkshire Bank have also entered into agreements with key officers and intends to establish the Employee Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of Berkshire Hills or Berkshire Bank. See "Management of Berkshire Bank--Executive Compensation-- Employment Agreements," and "--Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Berkshire Hills. Additionally, the provisions could deter offers to acquire the outstanding shares of Berkshire Hills which might be viewed by stockholders to be in their best interests.

     Berkshire Hills' Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of Berkshire Hills and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Berkshire Hills and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

          1. any business combination if, before the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

          2. any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

          3. any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and

          4. certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. Berkshire Hills' Certificate of Incorporation and Bylaws do not currently contain such provision and, at the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in Berkshire Bank's Amended and Restated Articles of Organization and Bylaws

     Although the Board of Directors of Berkshire Bank is not aware of any effort that might be made to obtain control of Berkshire Bank after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by Massachusetts law to protect the interests of the converted bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of Berkshire Hills, as Berkshire Bank's sole stockholder. See "Risk Factors--Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock."

     Berkshire Bank's stock Articles of Organization will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Berkshire Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of three years following the date of completion of the conversion without the prior written notice to Berkshire Bank and the prior written approval of the Massachusetts Banking Commissioner. If shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of the 10% limit shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These limitations shall not apply to any transaction in which Berkshire Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights.
If holders of revocable proxies for more than 10% of the shares of the common stock of Berkshire Hills seek, among other things, to elect one-third or more of Berkshire Hills' Board of Directors, to cause Berkshire Hills' stockholders to approve the acquisition or corporate reorganization of Berkshire Hills or to exert a continuing influence on a material aspect of the business operations of Berkshire Hills, which actions could indirectly result in a change in control of Berkshire Bank, the Board of Directors of Berkshire Bank will be able to assert this provision of Berkshire Bank's stock Articles of Organization against such holders. Although the Board of Directors of Berkshire Bank is not currently able to determine when and if it would assert this provision, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Berkshire Bank, Berkshire Hills and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Berkshire Bank indirectly through a change in control of Berkshire Hills. In addition, stockholders are not be permitted to cumulate their votes in the election of Directors.

     Finally, the Amended and Restated Articles of Organization provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by Berkshire Bank's Board of Directors without stockholder approval. Although Berkshire Bank has no arrangements, understandings or plans at the present time for the issuance or use of undesignated preferred stock, the Board believes that the availability of such shares will provide Berkshire Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. If a proposed merger, tender offer or other attempt to gain control of Berkshire Bank occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Berkshire Bank and its then existing stockholders.

Regulatory Restrictions

     Massachusetts Conversion Regulations. Regulations issued by the Massachusetts Banking Commissioner provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of Berkshire Hills without the prior written notice to Berkshire Hills and the prior written approval of the Massachusetts Banking Commissioner. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent

(10%) of any class of any equity security of Berkshire Hills without the prior written approval of the Massachusetts Banking Commissioner, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. The Massachusetts Banking Commissioner may take further action to enforce these regulatory restrictions.

     Change in Bank Control Act. The acquisition of ten percent (10%) or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Federal Deposit Insurance Corporation has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a Federal Deposit Insurance Corporation-insured state-chartered non-member bank, including a savings bank such as Berkshire Bank, to provide at least 60 days' prior written notice and certain financial and other information to the Federal Deposit Insurance Corporation.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of Berkshire Bank's voting stock or the power to direct the management or policies of Berkshire Bank. However, under Federal Deposit Insurance Corporation regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of Berkshire Bank's voting securities if: (1) Berkshire Bank has a class of voting securities which is registered under Section 12 of the Exchange Act, or (2) the acquiring party would be the largest holder of a class of voting shares of Berkshire Bank. The statute and underlying regulations authorize the Federal Deposit Insurance Corporation to disapprove a proposed acquisition on certain specified grounds. In some circumstances, similar findings with the Massachusetts Banking Commissioner may be required under the Massachusetts Change in Bank Control Act.

     Federal Reserve Board Regulations. If Berkshire Bank does not maintain its qualification as a qualified thrift lender, attempts to acquire control of Berkshire Bank will trigger the regulations of the Federal Reserve Board under the Change in Bank Control Act.

     Massachusetts Banking Law. Massachusetts banking law also prohibits any "company," defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of twenty-five percent (25%) or more of the voting stock of two or more banking institutions without the prior approval of the Board of Bank Incorporation. Additionally, an out-of-state company which already directly or indirectly controls voting power of twenty-five percent (25%) or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than five percent (5%) of the voting stock of a Massachusetts banking institution without the prior approval of the Board of Bank Incorporation. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than ten percent (10%) of any class of equity security of a converting mutual savings bank without prior written approval of the Massachusetts Banking Commissioner.

     Prior approval of the Massachusetts Banking Commissioner is also required before any action is taken that causes any stock banking institution to acquire all of the capital stock of any other stock banking institution. The Massachusetts Banking Commissioner will approve such a plan of acquisition, following approval by a majority vote of the boards of directors of the acquiror and the acquiree and a two-thirds approval of the stockholders of the acquiree, provided the Massachusetts Banking Commissioner finds that competition among banking institutions will not be unreasonably affected and that public convenience and advantage will be promoted. Any such company shall engage directly or indirectly only in such activities as are now or may hereafter be proper activities for bank holding companies under the Bank Holding Company Act.

                      DESCRIPTION OF BERKSHIRE HILLS STOCK

General

     Berkshire Hills is authorized to issue 26,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Berkshire Hills currently expects to issue up to 10,326,609 shares of common stock at the maximum of the estimated valuation range, as adjusted by 15% and including shares issued to Berkshire Hills Foundation. Berkshire Hills will not issue any shares of preferred stock in the conversion. Each share of Berkshire Hills' common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

     The common stock of Berkshire Hills will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund, Inc. or any other government agency.

Common Stock

     Dividends. Berkshire Hills can pay dividends out of statutory surplus or from certain net profits if, and when declared by its Board of Directors. The payment of dividends by Berkshire Hills is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of Berkshire Hills will be entitled to receive and share equally in any dividends declared by the Board of Directors of Berkshire Hills. If Berkshire Hills issues preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the conversion, the holders of common stock of Berkshire Hills will possess exclusive voting rights in Berkshire Hills. They will elect Berkshire Hills' Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Berkshire Hills issues preferred stock, holders of Berkshire Hills preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank."

     As a subsidiary of a Massachusetts mutual holding company, corporate powers and control of Berkshire Bank are indirectly vested in the corporators of Berkshire Bancorp, who elect Berkshire Bancorp's trustees, and who, in turn, elect the directors of Berkshire Bank. Berkshire Bank's directors then appoint the officers of Berkshire Bank. After the conversion, voting rights will be vested exclusively in Berkshire Hills, which will own all of the outstanding capital stock of Berkshire Bank, and will be voted at the direction of Berkshire Hills' Board of Directors. Consequently, the holders of the common stock of Berkshire Hills will not have direct control of Berkshire Bank.

     Liquidation.   Upon liquidation, dissolution or winding up of Berkshire
Hills, the holders of its common stock would be entitled to receive all of the assets of Berkshire Hills available for distribution after payment or provision for payment of all its debts and liabilities. If Berkshire Hills issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Indemnification and Limit on Liability. Berkshire Hills' Certificate of Incorporation contains provisions which limit the liability of and indemnify its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Berkshire Hills shall be indemnified and held harmless by Berkshire Hills to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred.

Under certain circumstances, the right to indemnification shall include the right to be paid by Berkshire Hills the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of Berkshire Hills shall not be personally liable to Berkshire Hills or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     Preemptive Rights; Redemption. Holders of the common stock of Berkshire Hills will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     Berkshire Hills will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of Berkshire Hills are restricted by provisions in its Certificate of Incorporation and Bylaws and by rules and regulations of various regulatory agencies. See ''Regulation and Supervision" and "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank."


                      DESCRIPTION OF BERKSHIRE BANK STOCK

General

     If the stock holding company form of organization is not utilized in connection with the conversion, Berkshire Bank may offer shares of its common stock in connection with the conversion. The following is a discussion of its stock.

     The Amended and Restated Articles of Organization of Berkshire Bank, to be effective upon the conversion, authorize the issuance of 10,000,000 shares of common stock, having a par value of $1.00 per share, and 10,000,000 shares of preferred stock, having a par value of $1.00 per share. The preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of Berkshire Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Amended and Restated Articles of Organization without the approval of Berkshire Bank's stockholders. Assuming that the stock holding company form of organization is utilized, all of the issued and outstanding common stock of Berkshire Bank will be held by Berkshire Hills. Berkshire Bank stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation or the Mutual Savings Central Fund, Inc.

Common Stock

     Dividends. The holders of Berkshire Bank's common stock will be entitled to receive and to share equally in any dividends as may be declared by the Board of Directors of Berkshire Bank. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation of Income--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the conversion, the holders of Berkshire Bank's common stock will possess exclusive voting rights in Berkshire Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Stockholders are not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of Berkshire Hills and Berkshire Bank--Anti-Takeover Effects of Berkshire Hills' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of Berkshire Bank, the holders of common stock will be entitled to receive, after payment of all Berkshire Bank's debts and liabilities (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to eligible and supplemental eligible account holders, all assets of Berkshire Bank available for distribution in cash or in kind. If additional preferred stock is issued after the conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of Berkshire Bank's common stock will not be entitled to preemptive rights with respect to any shares of Berkshire Bank which may be issued. Upon receipt by Berkshire Bank of the full specified purchase price therefor, the common stock will be fully paid and nonassessable.


                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is ________________.


                           REGISTRATION REQUIREMENTS

     Berkshire Hills has registered the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.


                            LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for Berkshire Hills by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the Commonwealth of Massachusetts tax consequences of the conversion have been opined upon by Wolf & Company, P.C., Boston, Massachusetts. Muldoon, Murphy & Faucette LLP and Wolf & Company, P.C. have consented to the references to their opinions in this prospectus. Certain legal matters in connection with this offering will be passed upon for Sandler O'Neill by Silver, Freedman &
Taff, L.L.P., Washington, D.C.


                                    EXPERTS

     The consolidated financial statements of Berkshire Bancorp as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 included in this prospectus and elsewhere in the registration statement have been audited by Wolf & Company, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     FinPro has consented to the summary in this prospectus of its report to Berkshire Bank setting forth its opinion as to the estimated pro forma market value of Berkshire Hills and Berkshire Bank, as converted, and its letter letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Berkshire Hills has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

     Following the conversion, Berkshire Hills will file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, all of which can be inspected and copied at the Securities Exchange Commission's Public Reference Room. Copies of these materials can also be obtained, upon payment of a copying fee, by writing to the Securities and Exchange Commission.

     Berkshire Bank has filed an application for approval of conversion with the Massachusetts Banking Commissioner and has provided copies of the conversion application to the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Boston. This prospectus omits certain information contained in that application. The conversion application may be examined at the Office of the Massachusetts Banking Commissioner, Office of the Commissioner of Banks, 1 South Station, Boston, Massachusetts, 02110. Copies of the conversion application may be examined at the Federal Deposit Insurance Corporation's offices at 15 Braintree Hill Office Park, Suite 100, Braintree, Massachusetts 02184 and at the Federal Reserve Bank of Boston's offices at 600 Atlantic Avenue, Boston, Massachusetts 02106.

     Berkshire Hills has filed an application to become the holding company for Berkshire Bank with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     A copy of the plan of conversion, Berkshire Hills' Certificate of Incorporation and Bylaws and Berkshire Bank's Amended and Restated Articles of Organization and Bylaws are available without charge from Berkshire Bank by contacting the conversion center at (___) ___-____.

     A copy of FinPro's appraisal report is available for inspection at Berkshire Bank's administrative offices located at 24 North Street, Pittsfield, Massachusetts.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                               BERKSHIRE BANCORP


                                                                            Page
                                                                            ----
Independent Auditors' Report..............................................   F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998..............   F-3

Consolidated Statements of Income for the Years Ended December 31,
     1999, 1998 and 1997..................................................    30

Consolidated Statements of Changes in Retained Earnings for the Years
     Ended December 31, 1999, 1998 and 1997...............................   F-4

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1999, 1998 and 1997.....................................   F-5

Notes to Consolidated Financial Statements................................   F-7

                                    *  *  *

     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for Berkshire Hills have not been included in this prospectus because Berkshire Hills, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                         INDEPENDENT AUDITORS' REPORT


The Audit Committee
Berkshire Bancorp
Pittsfield, Massachusetts


We have audited the accompanying consolidated balance sheets of Berkshire Bancorp and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in retained earnings and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Berkshire Bancorp and subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.


WOLF & COMPANY, P.C.


/s/ Wolf & Company, P.C.
------------------------
Boston, Massachusetts
March 10, 2000

                        BERKSHIRE BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998

                                    ASSETS

                                                                                         1999               1998
                                                                                      ---------          ---------
                                                                                             (In thousands)
Cash and due from banks                                                                $ 23,301            $ 19,554
Short-term investments                                                                    1,341               7,121
                                                                                      ----------          ----------
          Total cash and cash equivalents                                                24,642              26,675

Securities available for sale, at fair value                                             93,084              93,774
Securities held to maturity, at amortized cost                                           17,014              23,780
Federal Home Loan Bank stock, at cost                                                     3,843               2,547
Loans, net of allowance for loan losses of $8,534
 in 1999 and $7,589 in 1998                                                             665,554             599,171
Foreclosed real estate                                                                      220                 398
Banking premises and equipment, net                                                      11,531               9,695
Accrued interest receivable                                                               4,910               4,458
Savings Bank Life Insurance stock                                                         2,043               2,043
Goodwill                                                                                  6,809               7,358
Other assets                                                                             12,001              10,390
                                                                                      ----------          ----------
                                                                                      $ 841,651           $ 780,289
                                                                                      ==========          ==========

                                         LIABILITIES AND RETAINED EARNINGS

Deposits                                                                              $ 679,985           $ 646,500
Federal Home Loan Bank advances                                                          58,928              29,590
Securities sold under agreements to repurchase                                            1,120               7,000
Mortgagors' escrow accounts                                                                 782                 622
Net deferred tax liability                                                                6,073               7,252
Accrued expenses and other liabilities                                                    6,411               5,124
                                                                                      ----------          ----------
               Total liabilities                                                        753,299             696,088
                                                                                      ----------          ----------

Commitments and contingencies

Retained earnings                                                                        70,679              65,056
Accumulated other comprehensive income                                                   17,673              19,145
                                                                                      ----------          ----------
              Total retained earnings                                                    88,352              84,201
                                                                                      ----------          ----------

                                                                                      $ 841,651           $ 780,289
                                                                                      ==========          ==========

The accompanying notes are an integral part of these consolidated financial statements.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF CHANGES IN RETAINED EARNINGS

                 Years Ended December 31, 1999, 1998 and 1997




                                                                               Accumulated
                                                                                  Other               Total
                                                             Retained         Comprehensive          Retained
                                                             Earnings             Income             Earnings
                                                          ---------------   -------------------    --------------
                                                                              (In thousands)
Balance at December 31, 1996                                    $ 58,129           $ 10,584             $ 68,713
                                                                                                   --------------

Comprehensive income:
    Net income                                                     2,503                  -                2,503
    Change in net unrealized gain on
        securities available for sale, net
        of reclassification adjustment and
        tax effects                                                    -              4,101                4,101
                                                                                                   --------------
                Total comprehensive income                                                                 6,604
                                                          ---------------   ----------------       --------------

Balance at December 31, 1997                                      60,632             14,685               75,317
                                                                                                   --------------

Comprehensive income:
    Net income                                                     4,424                  -                4,424
    Change in net unrealized gain on
        securities available for sale, net
        of reclassification adjustment and
        tax effects                                                    -              4,460                4,460
                                                                                                   --------------
                Total comprehensive income                                                                 8,884
                                                          ---------------   ----------------       --------------

Balance at December 31, 1998                                      65,056             19,145               84,201
                                                                                                   --------------

Comprehensive income:
    Net income                                                     5,623                  -                5,623
    Change in net unrealized gain on
        securities available for sale, net
        of reclassification adjustment and
        tax effects                                                    -             (1,472)              (1,472)
                                                                                                   --------------
                Total comprehensive income                                                                 4,151
                                                          ---------------   ----------------       --------------

Balance at December 31, 1999                                    $ 70,679           $ 17,673             $ 88,352
                                                          ===============   ================       ==============

The accompanying notes are an integral part of these consolidated financial statements.

                       BERKSHIRE BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 Years Ended December 31, 1999, 1998 and 1997

                                                                                1999               1998               1997
                                                                            --------------     --------------     --------------
                                                                                               (In thousands)
Cash flows from operating activities:
    Net income                                                              $       5,623      $       4,424      $       2,503
    Adjustments to reconcile net income to net cash
        provided by operating activities:
            Provision for loan losses                                               3,030              2,055              1,477
            Net amortization of securities                                            400                158                 11
            Charitable contribution in the form of equity securities                    -                  -              2,457
            Depreciation and amortization expense                                   1,860              1,735              1,737
            Amortization of goodwill                                                  549                259                286
            Gain on sales and dispositions of securities, net                        (491)              (425)            (2,653)
            Gain on sale of other real estate                                           -               (119)                 -
            Losses (gains) on foreclosed real estate, net                             (18)                (5)               477
            Loss on sale of equipment                                                  30                  -                  -
            Deferred tax provision (benefit)                                         (319)              (850)               320
            Net change in loans held for sale                                      (2,425)                --                 --
            Changes in operating assets and liabilities:
                Accrued interest receivable and other assets                       (2,063)            (2,732)            (1,575)
                Accrued expenses and other liabilities                              1,287               (283)                37
                                                                            -------------      -------------      -------------
                  Net cash provided by operating activities                         7,463              4,217              5,077
                                                                            -------------      -------------      -------------

Cash flows from investing activities:
    Activity in available-for-sale securities:
        Sales                                                                       1,191              5,319             12,279
        Maturities                                                                  8,468             16,475             17,017
        Principal payments                                                         21,589             23,244              8,009
        Purchases                                                                 (32,749)           (61,859)           (18,163)
    Activity in held-to-maturity securities:
        Maturities                                                                  9,171              8,351             11,978
        Principal payments                                                         15,902             41,240             24,554
        Purchases                                                                 (18,357)           (38,753)           (38,102)
    Purchase of Federal Home Loan Bank stock                                       (1,296)                 -                (38)
    Loan originations, net of principal payments                                  (67,139)           (92,872)           (34,718)
    Additions to banking premises and equipment                                    (3,744)            (2,278)            (2,827)
    Proceeds from sales of foreclosed real estate                                     347                193              2,604
    Proceeds from sale of other real estate                                             -                119                  -
    Proceeds from sale of equipment                                                    18                  -                  -
    Cash and cash equivalents received from acquisition
        of three branch offices                                                         -             44,843                  -
                                                                            -------------      -------------      -------------
                  Net cash used in investing activities                           (66,599)           (55,978)           (17,407)
                                                                            -------------      -------------      -------------

                                  (continued)

  The accompanying notes are an integral part of these consolidated financial statements.

                       BERKSHIRE BANCORP AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)

                 Years Ended December 31, 1999, 1998 and 1997


                                                                                1999               1998               1997
                                                                            --------------     --------------     --------------
                                                                                               (In thousands)
Cash flows from financing activities:
    Net increase in deposits                                                       33,485             38,226              3,750
    Net increase (decrease) in securities sold under
        agreements to repurchase                                                   (5,880)             1,930             (1,270)
    Proceeds from Federal Home Loan Bank advances with
        maturities in excess of three months                                       40,000             32,000              2,000
    Repayments of Federal Home Loan Bank advances with
        maturities in excess of three months                                      (13,662)            (9,290)            (2,074)
    Proceeds (repayments) of borrowings with maturities
        of three months or less                                                     3,000                  -               (778)
    Net increase in mortgagors' escrow accounts                                       160                153                152
                                                                            -------------      -------------      -------------
                  Net cash provided by financing activities                        57,103             63,019              1,780
                                                                            -------------      -------------      -------------

Net change in cash and cash equivalents                                            (2,033)            11,258            (10,550)

Cash and cash equivalents at beginning of year                                     26,675             15,417             25,967
                                                                            -------------      -------------      -------------

Cash and cash equivalents at end of year                                    $      24,642      $      26,675      $      15,417
                                                                            =============      =============      =============

Supplemental cash flow information:
    Interest paid on deposits                                               $      23,834      $      22,553      $      21,452
    Interest paid on borrowed funds                                                 2,797              1,581                720
    Income taxes paid                                                               2,080              2,929              1,680
    Transfers from loans to foreclosed real estate                                    151                222                557

  The accompanying notes are an integral part of these consolidated financial statements.

                       BERKSHIRE BANCORP AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1999, 1998 and 1997


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of presentation and consolidation

     Berkshire Bancorp is a mutual holding company formed in 1996. On May 1, 1997, Berkshire Bancorp's wholly-owned subsidiary, Berkshire County Savings Bank, merged with Great Barrington Savings Bank to form Berkshire Bank under a transaction accounted for by the pooling-of-interests method of accounting.

     The consolidated financial statements includes the accounts of Berkshire Bancorp ("Corporation" or "Bancorp"), and its wholly-owned subsidiary, Berkshire Bank ("Bank") and the Bank's wholly-owned subsidiaries, North Street Securities Corporation (formerly GBSB Leasing Corporation), GBSB, Inc. and Woodland Realty, Inc. In addition, Greenland Development Corporation and its wholly-owned subsidiary, Forward Development Corporation held title to certain loans and were dissolved during 1999. North Street Securities Corporation and GBSB, Inc. hold title to certain investment securities. Woodland Realty, Inc. is presently inactive. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of estimates

     In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred taxes and the pension liability.

     Business and operating segments

     The Corporation provides a variety of financial services to individuals and businesses through its offices in Berkshire County. Its primary deposit products are savings, checking accounts and term certificate accounts and its primary lending products are residential and commercial mortgage loans. In addition, trust services are offered to individuals and small businesses in the Berkshire County area.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Business and operating segments (concluded)

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. Management evaluates the Corporation's performance and allocates resources based on a single segment concept. Accordingly, there are no separately identified operating segments for which discrete financial information is available. The Corporation does not derive revenues from, or have assets located in, foreign countries, nor does it derive revenues from any single customer that represents 10% or more of the Corporation's total revenues.

     Reclassifications

     Certain amounts in the 1998 consolidated financial statements have been reclassified to conform to the 1999 presentation.

     Cash and cash equivalents

     For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, balances due from banks and short-term investments, all of which mature within ninety days.

     Short-term investments

     Short-term investments mature within ninety days and are carried at cost, which approximates fair value.

     Securities

     Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and reflected at amortized cost, less principal payments received. Securities classified as "available for sale" are carried at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

     Federal Home Loan Bank of Boston ("FHLB") stock is reflected at cost. Savings Bank Life Insurance Company of Massachusetts ("SBLI") stock was recorded at fair value at acquisition as determined by an appraisal performed by independent investment consultants retained by SBLI.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Securities (concluded)

     Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

     Loans

     The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in Berkshire County. The ability of the Bank's debtors to honor their loans is dependent upon the local economy and the local real estate market.

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

     Interest on loans is generally not accrued on loans which are ninety days or more past due and not well secured and in the process of collection.

     All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Fair value is based on commitments on hand from investors or prevailing market prices. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Allowance for loan losses

     The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

     A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans which have been identified as impaired have been measured by the fair value of existing collateral.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer loans or residential mortgage loans for impairment disclosures.

     Foreclosed assets

     Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of the investment in the loan or fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Banking premises and equipment

     Land is carried at cost. Buildings and improvements and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets.

     It is general practice to charge the cost of maintenance and repairs to earnings when incurred; major expenditures for betterments are capitalized and depreciated.

     Goodwill

     Goodwill is associated with the Corporation's purchase of two branches from another financial institution in December 1985 and three branches in 1998. These costs are currently amortized against income on a straight-line basis over 15 years.

     Transfers of financial assets

     Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

     Income taxes

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Bank's base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

     Pension plan

     The compensation cost of an employee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

     Advertising costs

     Advertising costs are charged to earnings when incurred.

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Trust assets

     Trust assets held in a fiduciary or agent capacity are not included in the accompanying consolidated balance sheets because they are not assets of the Corporation.

     Comprehensive income

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of retained earnings on the consolidated balance sheet, such items, along with net income, are components of comprehensive income.

     The components of other comprehensive income, relative to securities available for sale, and related tax effects are as follows for the years ended December 31, 1999, 1998 and 1997:

                                                             1999               1998               1997
                                                         -------------      -------------      ------------
                                                                            (In thousands)

     Change in net unrealized holding gains on
        available-for-sale securities                         $ (1,841)          $ 7,276            $ 8,919
     Reclassification adjustment for gains
         realized in income                                       (491)             (425)            (2,653)
                                                         -------------      ------------       ------------
     Net change in unrealized gains                             (2,332)            6,851              6,266

     Tax effect                                                    860            (2,391)            (2,165)
                                                         -------------      ------------       ------------

     Net-of-tax change                                        $ (1,472)          $ 4,460            $ 4,101
                                                         =============      ============       ============

                       BERKSHIRE BANCORP AND SUBSIDIARY

            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

     Recent accounting pronouncement

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign operation. The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. Management is currently evaluating the impact of adopting this Statement on the consolidated financial statements, but does not anticipate that it will have a material impact.

2.   SHORT-TERM INVESTMENTS

     Short-term investments consist of the following at December 31, 1999 and 1998:


                               [GRAPHIC OMITTED]


                                                         1999           1998
                                                     ------------   -----------
                                                           (In thousands)
      Federal funds sold                                $ 1,000       $      -
      FHLB Overnight deposits                               341          7,121
                                                       --------      ---------
                                                        $ 1,341       $  7,121
                                                       ========      =========

                       BERKSHIRE BANCORP AND SUBSIDIARY

3.   SECURITIES

     The amortized cost and estimated fair value of securities, with gross unrealized gains and losses, follows:

                                                                       December 31, 1999
                                                ----------------------------------------------------------------
                                                                    Gross            Gross
                                                  Amortized       Unrealized       Unrealized          Fair
                                                    Cost            Gains            Losses           Value
                                                 ------------    -------------    -------------    -------------
                                                                         (In thousands)
     Securities Available for Sale
     -----------------------------

     Debt securities:
       U.S. Treasury obligations                     $  3,049       $        -        $    (26)          $ 3,023
       Federal agency obligations                       7,937                -            (249)            7,688
       Other bonds and obligations                     31,177                1            (544)           30,634
       Mortgage-backed securities:
         FHLMC/ FNMA/GNMA                                 547                2              (4)              545
         REMIC's and CMO's                              9,584              105            (101)            9,588
       Asset-backed securities                          3,253                2             (48)            3,207
                                                 ------------    -------------    -------------    -------------
               Total debt securities                   55,547              110            (972)           54,685

     Mutual funds                                         947                -            (148)              799
     Marketable equity securities                       9,507           28,446            (353)           37,600
                                                 ------------    -------------    -------------    -------------

               Total securities
                  available for sale                 $ 66,001       $   28,556        $  (1,473)        $ 93,084
                                                 ============    =============    =============    =============

     Securities Held to Maturity
     ---------------------------

     Debt securities:
       Municipal bonds and obligations                $ 6,720       $       -         $       -         $  6,720
       Mortgage-backed securities:
          FHLMC/GNMA                                    1,140               2                (4)           1,138
          REMIC's and CMO's                             9,154               2               (92)           9,064
                                                 ------------    -------------    -------------    -------------
               Total securities
                  held to maturity                   $ 17,014       $       4         $     (96)        $ 16,922
                                                 ============    =============    =============    =============

                       BERKSHIRE BANCORP AND SUBSIDIARY

          SECURITIES (continued)


                                                                                 December 31, 1998
                                                           -------------------------------------------------------------
                                                                               Gross            Gross
                                                             Amortized       Unrealized       Unrealized          Fair
                                                               Cost            Gains            Losses           Value
                                                           ------------      -----------      -----------       -------
                                                                                   (In thousands)

          Securities Available for Sale
          -----------------------------

          Debt securities:
            U.S. Treasury obligations                      $   3,098         $     15         $     -         $  3,113
            Federal agency obligations                         9,145               29              (1)           9,173
            Other bonds and obligations                       18,054              107             (88)          18,073
            Mortgage-backed securities:
             FHLMC/ FNMA/GNMA                                    406               10               -              416
             REMIC's and CMO's                                20,479              163             (33)          20,609
            Asset-backed securities                            2,639                8             (43)           2,604
                                                           ------------     ------------      -----------     ---------
                    Total debt securities                     53,821              332            (165)          53,988

          Mutual funds                                           947                -             (94)             853
          Marketable equity securities                         9,591           29,540            (198)          38,933
                                                           ------------     ------------      -----------     ---------
                   Total securities
                      available for sale                   $  64,359         $ 29,872         $  (457)        $ 93,774
                                                           ============     ============      ===========     =========


          Securities Held to Maturity
          ---------------------------

          Debt securities:
            Municipal bonds and obligations                $   6,997         $      -         $     -         $  6,997
            Mortgage-backed securities:
              FHLMC/GNMA                                         124                1               -              125
              REMIC's and CMO's                               16,659               40             (65)          16,634
                                                           ------------     ------------      -----------     ---------
                 Total securities held
                   to maturity                             $  23,780         $     41         $   (65)        $ 23,756
                                                           ============     ============      ===========     =========

                       BERKSHIRE BANCORP AND SUBSIDIARY

          SECURITIES (concluded)

          The amortized cost and estimated fair value of debt securities by contractual maturity at December 31, 1999 is as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                               [GRAPHIC OMITTED]

                                                                 Available for Sale               Held to Maturity
                                                            -----------------------------   ------------------------------
                                                             Amortized          Fair         Amortized           Fair
                                                               Cost            Value            Cost            Value
                                                            ----------      -------------   -------------    -------------
                                                                                   (In thousands)
          Within 1 year                                     $    9,761       $    9,701      $    5,888        $   5,888
          Over 1 year to 5 years                                28,215           27,602             221              221
          Over 5 years to 10 years                               2,349            2,250               -                -
          Over 10 years                                          1,838            1,792             611              611
                                                            ------------    -------------   -------------    -------------
                Total bonds and obligations                     42,163           41,345           6,720            6,720
          Mortgage-backed and asset-backed
            securities                                          13,384           13,340          10,294           10,202
                                                            ------------    -------------   -------------    -------------

               Total debt securities                        $   55,547       $   54,685      $   17,014        $  16,922
                                                            ============    =============   =============    =============

          At December 31, 1999 and 1998, the Corporation has pledged investment securities with an amortized cost of $5,396,000 and $11,505,000, respectively, and a fair value of $5,283,000 and $11,523,000, respectively, to a commercial bank, as collateral for repurchase agreements, and for its treasury, tax and loan account.

          For the years ended December 31, 1999, 1998 and 1997, proceeds from the sale of securities available for sale amounted to $1,191,000, $5,319,000 and $12,279,000, respectively. Gross realized gains amounted to $685,000, $511,000 and $216,000, respectively. Gross realized losses amounted to $194,000, $86,000 and $20,000, respectively.

          During 1997, the Corporation established a private charitable foundation (the "Foundation") to provide grants to charitable organizations in Berkshire County. The Foundation, which is not a subsidiary of the Corporation, was funded on May 1, 1997 by a donation from the Bank of marketable equity securities with a cost basis and a fair value of $97,000 and $2,457,000, respectively, at the date of transfer. Such securities had been classified as available for sale and, accordingly, the transfer resulted in the Bank recognizing the unrealized appreciation of the securities of $2,360,000 in the consolidated statement of income.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     4.   LOANS

          A summary of the balances of loans follows at December 31, 1999 and 1998:

                                                    1999              1998
                                               --------------    --------------
                                                        (In thousands)
          One- to four-family mortgage loans       $ 245,240         $ 220,612
          Commercial mortgage loans                   46,419            51,598
          Multi-family mortgage loans                 14,793            15,393
          Construction loans                          12,534            12,821
          Home equity loans                           33,168            31,628
          Consumer loans                             175,568           140,549
          Commercial loans                           146,196           134,115
                                               --------------    --------------
                         Total loans                 673,918           606,716

          Allowance for loan losses                   (8,534)           (7,589)
          Net deferred loan costs                        170                44
                                               --------------    --------------
                         Loans, net                $ 665,554         $ 599,171
                                               ==============    ==============

          At December 31, 1999, consumer loans include $2,425,000 of loans which were held for sale and sold in January, 2000.

          An analysis of the allowance for loan losses for the year ended December 31, 1999, 1998 and 1997 follows:


                                                1999        1998        1997
                                              --------    --------    ---------
                                                       (In thousands)

          Balance at beginning of year        $ 7,589     $  6,078    $  6,303
          Provision for loan losses             3,030        2,055       1,477
          Loans charged-off                    (2,353)        (812)     (2,296)
          Recoveries                              268          268         594
                                              ---------   ----------  ---------
          Balance at end of year              $ 8,534     $  7,589    $  6,078
                                              =========   ==========  =========

                       BERKSHIRE BANCORP AND SUBSIDIARY

          LOANS (concluded)

          The following is a summary of information pertaining to impaired and non-accrual loans at December 31, 1999 and 1998:

                                                                                   1999             1998
                                                                               -------------    --------------
                                                                                        (In thousands)

          Impaired loans with no valuation allowance                              $  1,522         $     938
          Impaired loans with a valuation allowance                                     50             1,552
                                                                               -------------    --------------

          Total impaired loans                                                    $  1,572         $   2,490
                                                                               =============    ==============

          Valuation allowance allocated to impaired loans                         $     14         $     304
                                                                               =============    ==============

          Non-accrual loans                                                       $  2,841         $   3,490
                                                                               =============    ==============

          No additional funds are committed to be advanced in connection with impaired loans.

          For the years ended December 31, 1999, 1998 and 1997, the average recorded investment in impaired loans amounted to $2,496,000, $3,015,000 and $3,840,000, respectively. The Corporation recognized $23,000, $218,000 and $256,000, respectively, of interest income on impaired loans, during the period that they were impaired, on the cash basis.

          The Bank has sold loans in the secondary market and has retained the servicing responsibility and receives fees for the services provided. Mortgage loans sold and serviced for others amounted to $24,963,000 and $23,124,000 at December 31, 1999 and 1998, respectively.
          Consumer loans sold and serviced for others amounted to $38,359,000 and $10,239,000 at December 31, 1999 and 1998, respectively. Substantially all loans serviced for others were sold without recourse provisions and are not included in the accompanying consolidated balance sheets.

                       BERKSHIRE BANCORP AND SUBSIDIARY

5.   BANKING PREMISES AND EQUIPMENT

     A summary of the cost and accumulated depreciation and amortization of banking premises and equipment and their estimated useful lives follows at December 31, 1999 and 1998:

                                                                                          Estimated
                                                      1999              1998             Useful Lives
                                                  --------------    --------------    -------------------
                                                            (In thousands)
     Banking premises:
         Land                                          $  1,558          $  1,558
         Buildings and improvements                      15,138            12,996        5 - 50 years
     Equipment                                            5,639             7,991        2 - 38 years
     Construction in process                                323               356
                                                  --------------    --------------
                                                         22,658            22,901
     Accumulated depreciation and
         amortization                                   (11,127)          (13,206)
                                                  --------------    --------------
                                                       $ 11,531          $  9,695
                                                  ==============    ==============

     Construction in process in 1999 includes a renovation project at the Bank's main office. Estimated costs to complete this project amount to approximately $296,000 at December 31, 1999.

     Construction in process in 1998 included renovation projects at one branch office and the cost of land and buildings purchased for future use as office space. Estimated costs to complete these projects amounted to approximately $1,700,000 at December 31, 1998. During 1999 these projects were completed and costs were transferred to applicable categories.

     Depreciation and amortization expense for the years ended December 31, 1999, 1998 and 1997 amount to $1,860,000, $1,735,000 and $1,737,000, respectively.

                       BERKSHIRE BANCORP AND SUBSIDIARY

6.   DEPOSITS

     A summary of deposit balances, by type, is as follows at December 31, 1999 and 1998:

                                                                1999        1998
                                                              --------    ---------
                                                                  (In thousands)
     Demand                                                   $ 69,034    $  69,796
     NOW                                                        78,223       78,202
     Regular                                                   144,704      138,088
     Money market                                               92,721       69,757
                                                              --------    ---------
                    Total non-certificate accounts             384,682      355,843
                                                              --------    ---------

     Term certificates less than $100,000                      212,538      215,214
     Term certificates $100,000 or more                         82,765       75,443
                                                              --------    ---------
                    Total certificate accounts                 295,303      290,657
                                                              --------    ---------

                    Total deposits                            $679,985    $ 646,500
                                                              ========    =========

     A summary of certificate accounts by maturity is as follows at December 31, 1999 and 1998:

                                                                 1999            1998
                                                      ----------------------  ----------
                                                                    Weighted
                                                                    Average
                                                        Amount        Rate       Amount
                                                      ---------    ---------- ----------
                                                             (Dollars in thousands)
     Within 1 year                                    $ 206,556       5.13%    $207,080
     Over 1 year to 3 years                              70,006       5.78       63,837
     Over 3 years                                        18,741       5.99       19,740
                                                      ---------                --------

                                                      $ 295,303       5.34%    $290,657
                                                      =========                ========

                       BERKSHIRE BANCORP AND SUBSIDIARY

7.   FEDERAL HOME LOAN BANK ADVANCES

     A summary of outstanding advances from the Federal Home Loan Bank of Boston, by maturity, is as follows at December 31, 1999 and 1998:

                                            1999       1998
                                         ----------  --------
     Maturity                               (In thousands)
     --------
     Within 1 year                        $ 26,352     $ 3,403
     Over 1 to 2 years                       2,310       2,253
     Over 2 to 3 years                       2,156          69
     Over 3 to 5 years                       1,482       5,153
     Over 5 years                           26,628      18,712
                                         ----------  ----------

                                          $ 58,928    $ 29,590
                                         ==========  ==========

     Interest rates on the above advances range from 4.18% to 6.50% as of both December 31, 1999 and December 31, 1998.

     The Bank maintains a line-of-credit with the Federal Home Loan Bank of Boston which carries interest at a rate that adjusts daily. Borrowings under the line are limited to 2% of the Bank's total assets. All borrowings from the Federal Home Loan Bank of Boston are secured by a blanket lien on certain qualified collateral, defined principally as 75% of the carrying value of certain first mortgage loans on owner-occupied residential property and 90% of the market value of U.S. Government and federal agency obligations owned by the Bank.

8.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase ("repurchase agreements") are funds borrowed from customers on an overnight basis that are secured by the Bank's investment portfolio.

     A summary of repurchase agreements is as follows at December 31, 1999 and 1998:

                                                                     1999          1998
                                                                   ---------    ---------
                                                                   (Dollars in thousands)
     Repurchase agreements with customers                           $ 1,120       $ 7,000
                                                                   =========    =========

     Interest rate                                                    5.20%         4.75%
                                                                   =========    =========
     Fair value of securities underlying the
         agreements                                                 $ 1,930       $ 8,199
                                                                   =========    =========

                       BERKSHIRE BANCORP AND SUBSIDIARY

          SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (concluded)

     The Bank also has a repurchase agreement line of credit with the Depositors Insurance Fund of up to $2,000,000 to be secured by securities or other assets of the Bank. As of December 31, 1999 and 1998, there were no outstanding borrowings against this agreement.

9.   INCOME TAXES

     Allocation of federal and state income taxes between current and deferred portions is as follows for the years ended December 31, 1999, 1998 and 1997:

                                                           1999        1998         1997
                                                         -------     --------    ----------
                                                                  (In thousands)
     Current tax provision:                              $ 2,230      $ 2,842      $   791
         Federal                                            (487)           -            -
         Federal tax credit                                  571          776          581
         State                                           --------    ---------   ----------
                                                           2,314        3,618        1,372
                                                         --------    ---------   ----------

     Deferred tax provision (benefit):                       (75)        (727)         355
         Federal                                             104          171          (35)
         State                                           --------    ---------   ----------
                                                              29         (556)         320
                                                         --------    ---------   ----------

     Change in valuation reserve                            (348)        (294)           -
                                                         --------    ---------   ----------

                                                         $ 1,995      $ 2,768      $ 1,692
                                                         ========    =========   ==========

     The reasons for the differences between the statutory federal income tax rate and the effective tax rate is summarized as follows for the years ended December 31, 1999, 1998 and 1997:

                                                                      1999          1998        1997
                                                                   -----------    ---------   ---------
     Statutory tax rate                                                 34.0%        34.0%       34.0%
     Increase (decrease) resulting from:
         State taxes, net of federal tax benefit                         5.2          6.8         8.6
         Dividends received deduction                                   (2.9)        (3.4)       (4.7)
         Non-taxable appreciation of securities donated                 (3.6)        (2.2)       (2.9)
         Rehabilitation tax credit                                      (6.4)           -           -
         Other, net                                                     (0.1)         3.3         5.3
                                                                   -----------    ---------   ---------

     Effective tax rate                                                 26.2%        38.5%       40.3%
                                                                   ===========    =========   =========

                       BERKSHIRE BANCORP AND SUBSIDIARY

     INCOME TAXES (continued)

     The components of the net deferred tax liability are as follows at December 31, 1999 and 1998:

                                                                      1999           1998
                                                                    ---------     --------
                                                                         (In thousands)
     Deferred tax liability:
         Federal                                                    $ 10,246      $ 11,049
         State                                                           704           807
                                                                    ---------     ---------
                                                                      10,950        11,856
                                                                    ---------     ---------

     Deferred tax asset:
         Federal                                                      (3,975)       (3,895)
         State                                                        (1,304)       (1,459)
                                                                    ---------     ---------
                                                                      (5,279)       (5,354)
         Valuation reserve                                               402           750
                                                                    ---------     ---------

                                                                      (4,877)       (4,604)
                                                                    ---------     ---------

     Net deferred tax liability                                      $ 6,073      $  7,252
                                                                    =========     =========

     The tax effects of each type of income and expense item that give rise to deferred taxes are as follows at December 31, 1999 and 1998:

                                                                       1999         1998
                                                                    ---------    ---------
                                                                         (In thousands)
     Investments:
         Net unrealized gain on securities
           available for sale                                        $ 9,410     $  10,270
         Other                                                           546           332
     Depreciation                                                        308           136
     Allowance for loan losses                                        (3,032)       (2,447)
     Employee benefit plans                                           (1,380)       (1,339)
     Charitable contribution carryover                                  (196)         (468)
     Other                                                                15            18
                                                                    ---------    ----------
                                                                       5,671         6,502
     Valuation reserve                                                   402           750
                                                                    ---------    ----------

     Net deferred tax liability                                      $ 6,073      $  7,252
                                                                    =========    ==========

                       BERKSHIRE BANCORP AND SUBSIDIARY

     INCOME TAXES (concluded)

     A summary of the change in the net deferred tax liability is as follows for the years ended December 31, 1999, 1998 and 1997:

                                                              1999          1998          1997
                                                            ---------     ---------     ---------
                                                                       (In thousands)
     Balance at beginning of year                            $ 7,252       $ 5,711       $ 3,226
     Deferred tax benefit                                         29          (556)          320
     Deferred tax effects of net unrealized gains
         on securities available for sale                       (860)        2,391         2,165
     Utilization of valuation reserve                           (348)         (294)            -
                                                            ---------     ---------     ---------

     Balance at end of year                                  $ 6,073       $ 7,252       $ 5,711
                                                            =========     =========     =========

     A summary of the change in the valuation reserve application to the deferred tax assets is as follows for the years ended December 31, 1999, 1998 and 1997:

                                                              1999          1998          1997
                                                            ---------     ---------     ---------
                                                                       (In thousands)
     Balance at beginning of year                              $ 750      $ 1,044         $   418
     Benefits utilized by current year operations               (348)        (497)              -
     Increase in charitable contribution carryover                 -            -             626
     Change in future income assumptions                           -          203               -
                                                            ------------  ---------     ---------

     Balance at end of year                                    $ 402        $ 750         $ 1,044
                                                            ============  =========     =========

     The valuation reserve relates to a state net operating loss carryforward and a charitable contribution carryover. The net operating loss carryforward has been used in full at December 31, 1999. The charitable contribution carryover remains and expires in 2002.

     The federal income tax reserve for loan losses at the Bank's base year is approximately $844,000. If any portion of the reserve is used for purposes other than to absorb the losses for which established, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the fiscal year in which used. As the Bank intends to use the reserve only to absorb loan losses, a deferred income tax liability of approximately $346,000 has not been provided.

                       BERKSHIRE BANCORP AND SUBSIDIARY

10.  COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are outstanding commitments and contingencies which are not reflected in the accompanying consolidated financial statements.

     Loan commitments

     The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of these commitments. The Corporation uses the same credit policies in making commitments as it does for on-balance-sheet instruments. A summary of financial instruments outstanding whose contract amounts represent credit risk is as follows at December 31, 1999 and 1998:


                                                                             1999             1998
                                                                         --------------   --------------
                                                                                 (In thousands)

     Commitments to grant loans                                             $ 25,153         $ 26,244
     Unused funds on commercial lines-of-credit                               49,103           43,668
     Unadvanced funds on home equity and reddi-cash
         lines of credit                                                      36,429           35,070
     Unadvanced funds on construction loans                                    4,732            5,826
     Standby letters of credit                                                 2,026            1,721


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. Funds disbursed for loans and home equity lines of credit are collateralized by real estate. Commercial lines of credit are generally secured by business assets and securities. Reddi-cash lines of credit are unsecured.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                       BERKSHIRE BANCORP AND SUBSIDIARY

                   COMMITMENTS AND CONTINGENCIES (concluded)

     Operating lease commitments

     Pursuant to the terms of noncancelable lease agreements in effect at December 31, 1999, pertaining to banking premises and equipment, future minimum rent commitments are as follows:

                Years Ending
                December 31,                      (In thousands)
              -----------------

                    2000                          $   461
                    2001                              416
                    2002                              399
                    2003                              392
                    2004                              392
                 Thereafter                         1,467
                                                  -------
                                                  $ 3,527
                                                  =======

     The leases contain options to extend for periods from ten to thirty years. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 1999, 1998 and 1997 amounted to $448,000, $244,000 and $143,000, respectively.

     Employment agreements

     The Corporation has entered into employment agreements with certain senior executives that generally provide for a specified minimum annual compensation and the continuation of benefits currently received. The original terms of the agreements are for three years and automatically extend unless either party gives notice to the contrary. However, such agreements may be terminated for cause, as defined, without incurring any continuing obligations.

     Other contingencies

     Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation's consolidated financial statements.

                       BERKSHIRE BANCORP AND SUBSIDIARY

11.  MINIMUM REGULATORY CAPITAL REQUIREMENTS

     The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's and the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999 and 1998, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     MINIMUM REGULATORY CAPITAL REQUIREMENTS (continued)

     As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category. The Corporation's and Bank's actual capital amounts and ratios as of December 31, 1999 and 1998 are also presented in the table.

                                                              December 31, 1999
                             -----------------------------------------------------------------------------------------
                                                                                                     Minimum
                                                                                                   To Be Well
                                                                Minimum                        Capitalized Under
                                                                Capital                        Prompt Corrective
                                       Actual                 Requirement                      Action Provisions
                             ----------------------------    ---------------------------   ---------------------------
                                Amount          Ratio            Amount          Ratio        Amount          Ratio
                             -------------    -----------    ---------------   ---------   ------------    -----------
                                                            (Dollars in Thousands)
Total capital to risk
     weighted assets:

     Corporation                $ 84,652         12.90%           $ 52,516        8.0%           N/A             N/A
     Berkshire Bank               84,554         12.88              52,516        8.0         $ 64,645          10.0%

Tier 1 capital to risk
     weighted assets:

     Corporation                  63,870          9.73              26,258        4.0            N/A             N/A
     Berkshire Bank               63,773          9.71              26,258        4.0           39,387           6.0

Tier 1 capital to average
     assets:

     Corporation                  63,870          7.91              32,309        4.0            N/A             N/A
     Berkshire Bank               63,773          7.90              32,305        4.0           40,381           5.0

                       BERKSHIRE BANCORP AND SUBSIDIARY

              MINIMUM REGULATORY CAPITAL REQUIREMENTS (concluded)


                                                                    December 31, 1998
                              -----------------------------------------------------------------------------------------
                                                                                                   Minimum
                                                                                                   To Be Well
                                                                 Minimum                        Capitalized Under
                                                                 Capital                        Prompt Corrective
                                        Actual                 Requirement                      Action Provisions
                              ----------------------------   ----------------------------  ----------------------------
                                 Amount          Ratio           Amount          Ratio        Amount          Ratio
                              -------------   ------------   ----------------  ----------  -------------    -----------
                                                              (Dollars in Thousands)
     Total capital to risk
          weighted assets:

          Corporation            $ 78,449         13.04%           $ 48,140        8.0%           N/A            N/A
          Berkshire Bank           78,347         13.02              48,140        8.0         $ 60,175         10.0%

     Tier 1 capital to risk
          weighted assets:

          Corporation              57,698          9.59              24,070        4.0            N/A            N/A
          Berkshire Bank           57,596          9.57              24,070        4.0           36,105          6.0

     Tier 1 capital to average
          assets:

          Corporation              57,698          7.79              29,610        4.0            N/A            N/A
          Berkshire Bank           57,596          7.78              29,606        4.0           37,007          5.0


12.  EMPLOYEE BENEFIT PLANS

     Defined benefit pension plan

     The Corporation provides pension benefits for eligible employees through a defined benefit pension plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in a twelve-month period, beginning with such employee's date of employment, automatically becomes a participant in the pension plan. Participants become fully vested when credited with three years of service.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     EMPLOYEE BENEFIT PLANS (continued)

     Defined benefit pension plan (continued)

     Information pertaining to the activity in the plan is as follows:


                                                                                  Plan Years Ended October 31,
                                                                  ----------------------------------------------------
                                                                      1999                1998               1997
                                                                  -------------       -------------      ------------
                                                                                      (In thousands)
      Change in plan assets:
          Fair value of plan assets at beginning of year          $       9,151       $       7,897      $      6,825
          Actual return on plan assets                                    1,753                 654             1,201
          Employer contribution                                             348                 916               493
          Benefits paid                                                    (205)               (316)             (622)
                                                                  -------------       -------------      ------------
          Fair value of plan assets at end of year                       11,047               9,151             7,897
                                                                  -------------       -------------      ------------

      Change in benefit obligation:
          Benefit obligation at beginning of year                         9,518               9,807             8,576
          Service cost                                                      519                 611               560
          Interest cost                                                     642                 711               643
          Actuarial loss (gain)                                            (982)             (1,295)              650
          Benefits paid                                                    (205)               (316)             (622)
                                                                  -------------       -------------      ------------
          Benefit obligation at end of year                               9,492               9,518             9,807
                                                                  -------------       -------------      ------------

      Funded status                                                       1,555                (367)           (1,910)
      Unrecognized net actuarial gain                                    (4,286)             (2,386)           (1,116)
      Unrecognized prior service cost                                       183                 194               205
                                                                  -------------       -------------      ------------

      Accrued pension cost                                        $      (2,548)      $      (2,559)     $    $(2,821)
                                                                  =============       =============      ============


     The components of net periodic pension cost are as follows for the plan year ended October 31, 1999, 1998 and 1997:


                                                  1999        1998        1997
                                                 ------      ------     ------
                                                          (In thousands)

     Service cost                                 $  519      $  611     $  560
     Interest cost                                   642         711        643
     Expected return on plan assets                 (732)       (631)      (545)
     Amortization of prior service cost               11          11         11
     Recognized net actuarial gain                  (104)        (48)       (52)
                                                  ------      ------     ------

                                                  $  336      $  654     $  617
                                                  ======      ======     ======

                       BERKSHIRE BANCORP AND SUBSIDIARY

     EMPLOYEE BENEFIT PLANS (continued)

     Defined benefit pension plan (concluded)

     Actuarial assumptions used in accounting were:




                                                        1999     1998    1997
                                                        ----     ----    ----

     Discount rate on benefit obligations               6.75%    7.25%   7.50%
     Rates of increase in compensation levels           4.50     5.00    5.00
     Expected long-term rates of return on plan assets  8.00     8.00    8.00



     Defined contribution pension plan

     The Corporation has a qualified savings plan under Section 401(k) of the Internal Revenue Code. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in a twelve-month period, beginning with such employee's date of employment, automatically becomes a participant in the 401(k) Plan. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Corporation may choose to make matching contributions equal to 100% of the first 3% of an employee's compensation contributed to the 401(k) Plan. The Corporation made matching contributions which amounted to $209,000, $201,000 and $141,000, respectively, for the years ended December 31, 1999, 1998 and 1997.

     Supplemental employee retirement plan

     The Corporation has nonqualified supplemental employee retirement plans for the benefit of certain senior executives. Benefits generally commence no earlier than age sixty and continue for the life of the senior executive. As of December 31, 1999 and 1998, the Corporation has an accrued expense payable in the amount of $817,000 and $665,000, respectively, representing the present value of future payments under the supplemental retirement plans. In some instances, the Corporation has entered into split-dollar life insurance agreements with senior executives to provide supplemental retirement benefits.

     Incentive plan

     The Corporation adopted an incentive plan ("the Plan") whereby all management and staff members are eligible to receive a bonus, tied to performance, of up to 10% of net operating income accrued for on a monthly basis. The structure of the Plan is to be reviewed on an annual basis by the Executive Committee. The Plan year end is October 31. Incentive compensation expense for the years ended December 31, 1999, 1998 and 1997 amounted to $1,132,000, $1,007,000 and $411,000, respectively.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     EMPLOYEE BENEFIT PLANS (concluded)

     Other benefits

     The Corporation has in the past offered its retirees optional medical insurance coverage. All participating retirees are required to contribute in part to the cost of this coverage. The retiree medical plan was terminated on December 31, 1996. Any retiree participating in the plan at that time will continue to be covered for life, however, no new retirees can participate in this plan. At December 31, 1999 and 1998, the Corporation had an accrued liability in the amount of $626,000 and $663,000, respectively, for payment of future premiums under this plan.

13.  RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Bank has granted loans to trustees and officers and their affiliates. Such loans which aggregate more than $60,000 on an individual basis, amounted to $3,909,000 and $3,956,000 at December 31, 1999 and 1998, respectively.

14.  BRANCH ACQUISITION

     On May 1, 1998, the Bank entered into an agreement with another financial institution in Berkshire County to acquire three branch offices including loans receivable and deposit liabilities.

     The Bank paid $7,463,000 as a premium in assuming the deposit liabilities and acquiring the assets, and received $44,843,000 in cash from the other financial institution. The premium paid is recorded as goodwill and is being amortized over a 15 year period. The cost of the assets acquired and value of liabilities assumed as of August 21, 1998 (the closing date) were as follows:


                                                            (In thousands)
     Assets
     ------

     Cash                                                      $ 44,843
     Loans, net                                                  16,833
     Goodwill                                                     7,463
     Accrued interest receivable and other assets                   643
                                                               --------

           Total                                               $ 69,782
                                                               ========

     Liabilities
     -----------

     Deposits                                                  $ 69,682
     Accrued expenses and other liabilities                         100
                                                               --------

           Total                                               $ 69,782
                                                               ========

                       BERKSHIRE BANCORP AND SUBSIDIARY

15.  RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

     Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank's capital stock and surplus on a secured basis.

     At December 31, 1999 and 1998, the Bank's retained earnings available for the payment of dividends was $47,393,000 and $41,765,000, respectively, and funds available for loans or advances amounted to $2,319,000 for both years.

     In addition, dividends paid by the Bank to the Corporation would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum regulatory capital requirements.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

     The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amounts of these instruments
          -------------------------
          approximate fair values.

          Securities: Fair values for investment securities, excluding FHLB and
          ----------
          SBLI stock, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of FHLB stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank and SBLI stock was recorded at fair value at acquisition as determined by an appraisal performed by independent investment consultants retained by SBLI.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          Loans: For variable-rate loans that reprice frequently and with no
          -----
          significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.


          Deposits: The fair values for non-certificate accounts are, by
          --------
          definition, equal to the amount payable on demand at the reporting date which is their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Federal Home Loan Bank advances: The fair values of Federal Home Loan
          -------------------------------
          Bank advances are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Securities sold under agreements to repurchase: The carrying amount of
          ----------------------------------------------
          repurchase agreements approximates fair value. Repurchase agreements generally mature or "roll over" on a daily basis.

          Accrued interest and mortgagors' escrow accounts: The carrying amounts
          ------------------------------------------------
          of these instruments approximate fair value.

          Off-balance-sheet instruments: Fair values for off-balance-sheet
          -----------------------------
          lending com-mitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair values of off-balance sheet instruments are immaterial.

                       BERKSHIRE BANCORP AND SUBSIDIARY

     FAIR VALUE OF FINANCIAL INSTRUMENTS (concluded)

     The carrying amounts and estimated fair values of the Corporation's financial instruments are as follows at December 31, 1999 and 1998:

                                                                  1999                                1998
                                                     --------------------------------    --------------------------------
                                                       Carrying            Fair            Carrying            Fair
                                                        Amount             Value            Amount             Value
                                                     --------------    --------------    --------------    --------------
                                                                                   (In thousands)
     Financial assets:
         Cash and cash equivalents                        $ 24,642          $ 24,642          $ 26,675          $ 26,675
         Securities available for sale                      93,084            93,084            93,774            93,774
         Securities held to maturity                        17,014            16,922            23,780            23,756
         Federal Home Loan Bank stock                        3,843             3,843             2,547             2,547
         Loans, net                                        665,554           644,276           599,171           611,297
         Accrued interest receivable                         4,910             4,910             4,458             4,458
         Savings Bank Life Insurance stock                   2,043             2,043             2,043             2,043

     Financial liabilities:
         Deposits                                          679,985           678,650           646,500           648,995
         Federal Home Loan Bank advances                    58,928            58,439            29,590            29,664
         Securities sold under agreements
             to repurchase                                   1,120             1,120             7,000             7,000
         Mortgagors' escrow accounts                           782               782               622               622

17.  CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

     Financial information pertaining only to Berkshire Bancorp is as follows:

                           CONDENSED BALANCE SHEETS
                           ------------------------

                                                                                 December 31,
                                                                        --------------------------------
                                                                            1999              1998
                                                                        --------------    --------------
                                                                                 (In thousands)
     Assets
     ------

     Cash and due from banks                                            $           16    $            1
     Securities available for sale, at fair value                                   80               100
     Investment in Bank subsidiary                                              88,255            84,099
     Other assets                                                                    1                 2
                                                                        --------------    --------------
                Total assets                                            $       88,352     $      84,202
                                                                        ==============    ==============

     Liabilities and Retained Earnings
     ---------------------------------

     Accrued expenses                                                   $            -    $           1
     Retained earnings                                                          88,352            84,201
                                                                        --------------    --------------
               Total liabilities and retained earnings                  $       88,352    $       84,202
                                                                        ==============    ==============

                       BERKSHIRE BANCORP AND SUBSIDIARY

         CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (concluded)

                        CONDENSED STATEMENTS OF INCOME
                        ------------------------------

                                                                                       Years Ended December 31,
                                                                         --------------------------------------------------
                                                                             1999              1998               1997
                                                                         -------------     --------------     -------------
                                                                                           (In thousands)
     Income:
         Interest on securities available for sale                       $           3     $            5     $           5
                                                                         -------------     --------------     -------------

     Operating expenses                                                              9                 11                 -
                                                                         -------------     --------------     -------------

     Income (loss) before income taxes and equity in
         undistributed income of Berkshire Bank                                     (6)                (6)                5
     Applicable income tax provision (benefit)                                      (1)                (1)                2
                                                                         -------------     --------------     -------------
                                                                                    (5)                (5)                3
     Equity in undistributed income of Berkshire Bank                            5,628              4,429             2,500
                                                                         -------------     --------------     -------------

             Net income                                                  $       5,623     $       4,424      $       2,503
                                                                         =============     ==============     =============

                      CONDENSED STATEMENTS OF CASH FLOWS
                      ----------------------------------

                                                                                          Years Ended December 31,
                                                                              --------------------------------------------------
                                                                                  1999              1998               1997
                                                                              -------------     --------------     -------------
                                                                                                 (In thousands)

     Cash flows from operating activities:
         Net income                                                           $       5,623     $        4,424     $       2,503
         Adjustments to reconcile net income
             to net cash used by operating activities:
                Equity in undistributed income of Berkshire Bank                     (5,628)            (4,429)           (2,500)
                Other                                                                     -                 (2)                2
                                                                              -------------     --------------     -------------
                   Net cash provided (used) by operating activities                      (5)                (7)                5
                                                                              -------------     --------------     -------------

     Cash flows from investing activities:
         Maturities of securities available for sale                                    100                  -                 -
         Purchases of securities available for sale                                     (80)                 -                 -
                                                                              -------------     --------------     -------------
                   Net cash provided by investing activities                             20                  -                 -
                                                                              -------------     --------------     -------------

     Net change in cash and cash equivalents                                             15                 (7)                5

     Cash and cash equivalents at beginning of year                                       1                  8                 3
                                                                              -------------     --------------     -------------

     Cash and cash equivalents at end of year                                 $          16     $            1     $           8
                                                                              =============     ==============     =============

                       BERKSHIRE BANCORP AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)


18.  PLAN OF CONVERSION (UNAUDITED)

     On October 22, 1999, the Board of Trustees of the Corporation approved a Plan of Conversion for Berkshire Bancorp (the "Plan"). The Plan provides for the conversion of the Corporation from mutual to stock form. The Plan is subject to the approval of the Corporation's corporators and various regulatory agencies.

     As part of the Conversion, the Corporation will establish a liquidation account for the benefit of eligible and supplemental eligible account holders. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date.

     Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible and supplemental eligible account holder will be entitled to receive balances for accounts then held. Subsequent to the Conversion, the Corporation and the Bank may not declare or pay dividends on and the Corporation may not repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

     Conversion costs will be deferred and deducted from the proceeds of the shares sold. If the Conversion is not completed, all costs will be expensed. As of December 31, 1999, approximately $150,000 in offering costs have been deferred and is included in other assets.

19.  SUBSEQUENT EVENT (UNAUDITED)

     The Bank intends to expand the offering of insurance products to its customers through the establishment of an insurance agency. On February 24, 2000, Berkshire Bank entered into a Management and Service Agreement with third party vendors for consulting and management services with respect to insurance services. The agreement has an initial term of four years with a management fee in the amount of $325,000 and servicing fees based upon a percentage of gross commissions/revenue.

You should rely only on the information contained in this prospectus. Neither Berkshire Hills nor Berkshire Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Berkshire Hills or Berkshire Bank since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.



                           [Logo for Berkshire Hills]



                 (Proposed Holding Company for  Berkshire Bank)



                        8,314,500 Shares of Common Stock


                                   --------

                                  Prospectus

                                   --------



                         Sandler O'Neill & Partners, LP



                                 ________, 2000



                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2000, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     SEC filing(1)................................................... $   27,263
     OTS filing fee..................................................      2,000
     Massachusetts filing fee........................................      5,000
     NASD filing fee(1)..............................................     10,827
     Stock market listing fee(1).....................................     42,500
     Printing, postage and mailing...................................    500,000
     Legal fees and expenses (including underwriter's
         counsel)....................................................    500,000
     Accounting fees and expenses....................................    150,000
     Appraisers' fees and expenses (including
         business plan)..............................................     50,000
     Marketing fees and selling commissions(1).......................  1,279,000
     Underwriter's expenses (excluding counsel's fees)...............    100,000
     Conversion agent fees and expenses..............................     45,000
     Transfer agent fees and expenses................................     20,000
     Certificate printing............................................     10,000
     Telephone, temporary help and other equipment...................     25,000
     Edgarization expenses...........................................     25,000
     Miscellaneous...................................................     37,410
                                                                      ----------
     TOTAL........................................................... $2,829,000
                                                                      ==========

______________________
(1) Unless otherwise noted, based upon the registration and issuance of 10,326,609 shares at $10.00 per share.

Item 14. Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letters between Berkshire Bancorp, Berkshire Bank and Sandler O'Neill & Partners, L.P.
1.2 Form of Agency Agreement between Berkshire Bank and Sandler O'Neill & Partners, L.P.*
2.1 Plan of Conversion (including the Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank)
3.1   Certificate of Incorporation of Berkshire Hills Bancorp, Inc.
3.2   Bylaws of Berkshire Hills Bancorp, Inc.
3.3 Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank (See Exhibit 2.1 hereto)
4.0   Draft Stock Certificate of Berkshire Hills Bancorp, Inc.
5.0   Draft Opinion of Muldoon, Murphy & Faucette LLP re: legality
8.0   Draft Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters
8.1   Draft Opinion of Wolf & Company, P.C. re:  State Tax Matters
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.2 Form of Employment Agreement between Berkshire Bank and certain executive officers
10.3 Form of Employment Agreement between Berkshire Hills Bancorp, Inc. and certain executive officers
10.4  Form of Berkshire Bank Employee Severance Compensation Plan
10.5  Form of Berkshire Bank Supplemental Executive Retirement Plan
10.6 Form of Change in Control Agreement between Berkshire Bank and certain executive officers
23.1  Consent of Wolf & Company, P.C.
23.2  Consent of Muldoon, Murphy & Faucette LLP
23.3  Consent and Subscription Rights Opinion of FinPro, Inc.
24.1  Powers of Attorney
27.0  Financial Data Schedule
99.1  Appraisal Report of FinPro, Inc. (P)
99.2  Draft of Berkshire Hills Foundation Gift Instrument

---------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield, Commonwealth of Massachusetts, on March 10, 2000.

Berkshire Hills Bancorp, Inc.


By:  /s/ James A. Cunningham, Jr.
     ----------------------------------------------
     James A. Cunningham, Jr.
     President, Chief Executive
     Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                               Date
----                            -----                               ----
/s/ James A. Cunningham, Jr.    President, Chief Executive Officer  March 10, 2000
----------------------------    and Director
James A. Cunningham, Jr.        (principal executive officer)



/s/ Charles F. Plungis, Jr.     Senior Vice President, Treasurer    March 10, 2000
----------------------------    and Chief Financial Officer
Charles F. Plungis, Jr.         (principal accounting
                                and financial officer)


/s/ Robert A. Wells             Chairman of the Board               March 10, 2000
----------------------------
Robert A. Wells


/s/ Thomas O. Andrews           Director                            March 10, 2000
----------------------------
Thomas O. Andrews


/s/ Thomas R. Dawson            Director                            March 10, 2000
----------------------------
Thomas R. Dawson


/s/ Henry D. Granger            Director                            March 10, 2000
----------------------------
Henry D. Granger


/s/ A. Allen Gray               Director                            March 10, 2000
----------------------------
A. Allen Gray


/s/ John Kittredge              Director                            March 10, 2000
----------------------------
John Kittredge


/s/ Peter J. Lafayette          Director                            March 10, 2000
----------------------------
Peter J. Lafayette

/s/ Edward G. McCormick         Director                            March 10, 2000
----------------------------
Edward G. McCormick


/s/ Catherine B. Miller         Director                            March 10, 2000
----------------------------
Catherine B. Miller


/s/ Michael G. Miller           Director                            March 10, 2000
----------------------------
Michael G. Miller


/s/ Raymond B. Murray, III      Director                            March 10, 2000
----------------------------
Raymond B. Murray, III


/s/ Louis J. Oggiani            Director                            March 10, 2000
----------------------------
Louis J. Oggiani


/s/ Robert S. Raser             Director                            March 10, 2000
----------------------------
Robert S. Raser


/s/ Corydon L. Thurston        Director                             March 10, 2000
----------------------------
Corydon L. Thurston


/s/ Ann H. Trabulsi            Director                             March 10, 2000
-------------------------------
Ann H. Trabulsi


/s/ William E. Williams        Director                             March 10, 2000
-------------------------------
William E. Williams


/s/ Anne Everest Wojtkowski    Director                             March 10, 2000
------------------------------
Anne Everest Wojtkowski

          As filed with the Securities and Exchange Commission on March 10, 2000
                                                     Registration No. 333-______
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------



                                   EXHIBITS

                                    TO THE

                                   FORM S-1

                            Registration Statement

                                     Under

                          THE SECURITIES ACT OF 1933


                               ----------------


                         Berkshire Hills Bancorp, Inc.

            (Exact name of registrant as specified in its charter)




================================================================================

                               TABLE OF CONTENTS


List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letters between Berkshire Bancorp, Berkshire Bank and Sandler O'Neill & Partners, L.P.
1.2 Form of Agency Agreement between Berkshire Bank and Sandler O'Neill & Partners, L.P.*
2.1 Plan of Conversion (including the Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank)
3.1   Certificate of Incorporation of Berkshire Hills Bancorp, Inc.
3.2   Bylaws of Berkshire Hills Bancorp, Inc.
3.3 Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank (See Exhibit 2.1 hereto)
4.0   Draft Stock Certificate of Berkshire Hills Bancorp, Inc.
5.0   Draft Opinion of Muldoon, Murphy & Faucette LLP re: legality
8.0   Draft Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters
8.1   Draft Opinion of Wolf & Company, P.C. re:  State Tax Matters
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.2 Form of Employment Agreement between Berkshire Bank and certain executive officers
10.3 Form of Employment Agreement between Berkshire Hills Bancorp, Inc. and certain executive officers
10.4  Form of Berkshire Bank Employee Severance Compensation Plan
10.5  Form of Berkshire Bank Supplemental Executive Retirement Plan
10.6 Form of Change in Control Agreement between Berkshire Bank and certain executive officers
23.1  Consent of Wolf & Company, P.C.
23.2  Consent of Muldoon, Murphy & Faucette LLP
23.3  Consent and Subscription Rights Opinion of FinPro, Inc.
24.1  Powers of Attorney
27.0  Financial Data Schedule
99.1  Appraisal Report of FinPro, Inc. (P)
99.2  Draft of Berkshire Hills Foundation Gift Instrument

_________________
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.